Exhibit 10.1
EXECUTION COPY

THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Dated as of June 24, 2011
Between:
THE ROYAL BANK OF SCOTLAND PLC, as Buyer,
and
PHH MORTGAGE CORPORATION, as Seller

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TABLE OF CONTENTS
(Continued)

ANNEX I	Buyer Acting as Agent

SCHEDULES

SCHEDULE 1-A	Representations and Warranties re: Assets
SCHEDULE 1-B	Representations and Warranties re: Fannie Mae Loans
SCHEDULE 1-C	Representations and Warranties re: Freddie Mac Loans
SCHEDULE 2	Filing Jurisdictions and Offices
SCHEDULE 3	Relevant States
SCHEDULE 4	Subsidiaries
SCHEDULE 5	Litigation
SCHEDULE 6	Approved Originators

EXHIBITS

EXHIBIT A	Forms of Certification
EXHIBIT B	Reserved
EXHIBIT C	Reserved
EXHIBIT D	Form of Transaction Notice
EXHIBIT E	PHH Mortgage Guidelines
EXHIBIT F	Required Fields for Servicing Transmission
EXHIBIT G	Required Fields for Asset Schedule

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TABLE OF CONTENTS
(Continued)

Page
EXHIBIT H	Form of Confidentiality Agreement
EXHIBIT I	Form of Instruction Letter
EXHIBIT J	Reserved
EXHIBIT K	Form of Security Release Certification
EXHIBIT L	Form of Participation Certificate
EXHIBIT M	Form of Correspondent Seller Release
EXHIBIT N	Form of Trade Assignment
EXHIBIT O	Permitted Affiliate Agreements
EXHIBIT P	Closing Instruction Letter
EXHIBIT Q	Takeout Investors

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     THIRD AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of June 24, 2011, between PHH Mortgage Corporation, a New Jersey corporation, as seller (“Seller”), and The Royal Bank of Scotland plc, as buyer (“Buyer”, which term shall include any “Principal” as defined and provided for in Annex I), or as agent pursuant hereto (“Agent”).
1. APPLICABILITY
     Buyer and Seller entered into that certain Second Amended and Restated Master Repurchase Agreement, dated as of June 18, 2010 and effective as of June 25, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), which prescribes the manner of sale of Eligible Loans, Participation Certificates and Related Securities and the method and manner by which Seller will repurchase such Assets and contemporaneously therewith entered into the Program Documents (as such term is defined in such Agreement.
     Buyer and Seller desire to further amend and restate the Original Agreement in its entirety and contemporaneously therewith enter into or reaffirm the Program Documents (as such term is defined in this Agreement), as applicable.
     Buyer shall, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which Seller transfers to Buyer Eligible Loans or 100% beneficial interests in Eligible Loans evidenced by Eligible Participation Certificates, which are then exchanged for Eligible Securities, against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller Purchased Assets at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement.
2. DEFINITIONS AND ACCOUNTING MATTERS
     (a) Defined Terms. As used herein, the following terms have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
     “Accepted Servicing Practices” shall mean with respect to any Loan, those accepted and prudent mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the requirements of the applicable Agency Guidelines, applicable law and the requirements of any private mortgage insurer so that the FHA Mortgage Insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Loan is not voided or reduced, as applicable, and in a manner at least equal in quality to the servicing Seller or Seller’s designee provides to mortgage loans which they own in their own portfolio.
     “Additional Collateral Mortgage Loan” shall mean a Mortgage Loan secured by real property of the applicable borrower and by the pledge of certain securities in a securities account of the borrower or parent of the borrower.
     “Additional Purchased Asset” shall have the meaning specified in Section 6(a).

     “Adjustable Rate Loan” shall mean a Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.
     “Adjustment Date” shall mean with respect to each Adjustable Rate Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.
     “Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and which shall include any Subsidiary of such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to vote more than 50% of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person.
     “Agency” shall mean Freddie Mac, Fannie Mae, Ginnie Mae, FHA or VA, as applicable.
     “Agency Audit” shall mean any Agency and HUD audits, examinations, evaluations, monitoring reviews and reports of origination and servicing operations (including those prepared on a contract basis for any such Agency).
     “Agency Eligible Loan” shall mean a Loan that is originated in Strict Compliance with the Agency Guidelines and the eligibility requirements specified for the applicable Agency Program, and is either (i) eligible for sale to, or securitization by, Fannie Mae, Freddie Mac or Ginnie Mae or (ii) is an FHA Loan or a VA Loan.
     “Agency Guidelines” shall mean the Ginnie Mae Guide, Fannie Mae Guide, Freddie Mac Guide, FHA Regulations and/or the VA Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time by Ginnie Mae, Fannie Mae, Freddie Mac, FHA or VA, as applicable, and as specifically modified for Seller or a Takeout Investor.
     “Agency Program” shall mean the Ginnie Mae Program, the Fannie Mae Program and/or the Freddie Mac Program, as the context may require.
     “Agency Takeout Loan” shall mean a Loan that is an Agency Eligible Loan (other than an Early Purchase Program Loan) and is subject to a Takeout Commitment of the kind described in clause (a) of the definition of “Takeout Commitment.”
     “Agent” shall have the meaning set forth in the preamble to this Agreement.
     “Agreement” shall mean this Third Amended and Restated Master Repurchase Agreement (including all exhibits, schedules and other addenda hereto or thereto), as supplemented by the Pricing Side Letter, as it may be amended, further supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “ALTA” shall mean the American Land Title Association.

     “AM Funded Wet Loan” shall have the meaning assigned to such term in the Disbursement Agent Agreement.
     “Applicable Custodial Agreement” shall mean (i) with respect to any Early Purchase Program Loan, the Custodial Agreement identified in clause (i) of the definition of “Custodial Agreement” herein, and (ii) with respect to any other Loan, the Custodial Agreement identified in clause (ii) of the definition of “Custodial Agreement” herein.
     “Applicable FNMA Confirmation” shall mean a “Confirmation” as such term is defined in the applicable Tri-Party Agreement.
     “Applicable Margin” shall have the meaning set forth in the Pricing Side Letter.
     “Appraised Value” shall mean the value set forth in an appraisal made in connection with the origination of the related Loan as the value of the Mortgaged Property (or the related Cooperative Unit in the case of a Cooperative Loan).
     “Approvals” shall mean, with respect to Seller, the approvals obtained by the applicable Agency in designation of Seller as a Ginnie Mae approved issuer, a Ginnie Mae approved servicer, an FHA-approved mortgagee, a VA-approved lender, a Fannie Mae approved lender or a Freddie Mac approved Seller/Servicer, as applicable, in good standing.
     “Approved Provider” means each of the mortgage loan originating institutions listed on Schedule 6 attached hereto, as such Schedule 6 is amended, amended and restated, supplemented or otherwise modified with the prior written consent of Buyer.
     “Approved Title Insurance Company” shall mean a title insurance company that has not been disapproved by Buyer in its reasonable discretion in a written notice to the Custodian by Buyer.
     “Asset” shall mean a Loan (including any Zero Advance Loan), or 100% beneficial interest in a Loan that is a Related Loan, a Participation Certificate, or Security, as the context may require.
     “Asset Securitization Subsidiary” shall mean (i) any Subsidiary of Seller or Guarantor engaged solely in the business of effecting asset securitization transactions and activities incidental thereto or (ii) any Subsidiary of Seller or Guarantor whose primary purpose is to hold title or ownership interests in vehicles, equipment, leases, mortgages, relocation assets, financial assets and related assets under management.
     “Asset Schedule” shall mean the list of Purchased Assets or Assets proposed to be purchased by Buyer that will be delivered in hard copy or electronic format to Buyer and shall incorporate the fields identified on Exhibit G and any other information required by Buyer and any other additional information to be provided pursuant to the Applicable Custodial Agreement.
     “Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.
     “Attorney Bailee Letter” shall have the meaning assigned to the term “Bailee Letter” in the Applicable Custodial Agreement.
     “Available Borrowing Capacity” shall mean committed borrowing capacity which may be drawn (taking into account required reserves and discounts) upon or has been drawn upon by Guarantor or any of its Subsidiaries under committed Mortgage Warehouse Facilities.
     “Available Commitment” shall mean, as of any date of determination, the amount by which the then applicable Committed Amount exceeds the Outstanding Aggregate Purchase Price on such date of determination.
     “Available Uncommitted Amount” shall mean, as of any date of determination during any Uncommitted Purchase Availability Period, the amount by which the Maximum Aggregate Purchase Price exceeds the Outstanding Aggregate Purchase Price on such date of determination.
     “Bankruptcy Code” shall mean Title 11 of the United States Code, Section 101 et seq., as amended from time to time.
     “Best’s” shall mean Best’s Key Rating Guide, as the same shall be amended from time to time.
     “Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian’s offices, banking and savings and loan institutions in the State of New York or Connecticut, the City of New York or the city or state in which the Custodian’s offices are located are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.
     “Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
     “Change of Control” shall mean (i) the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Effective Date), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of the Seller on a fully diluted basis at any time or (ii) if at any time, individuals who at the Restatement Effective Date constituted the Board of Directors of the Seller (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Seller, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the Restatement Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Seller then in office.
     “Closing Instruction Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable Rescission period, the instruction letter provided to the Settlement Agent substantially in the form attached hereto as Exhibit P.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Collection Account” shall mean the following account established by Seller in accordance with Section 13(ii) for the benefit of Buyer, “The Royal Bank of Scotland plc P&I account Account #896911”.
     “Collection Account Control Agreement” shall mean the Second Amended and Restated Collection Account Control Agreement, dated as of June 26, 2008, among Buyer, Seller and The Bank of New York Mellon, entered into with respect to the Collection Account, as the same may be amended, supplemented, acknowledged or otherwise modified from time to time in accordance with the terms thereof.
     “Combined Loan to Value Ratio” or “CLTV” shall mean (x) with respect to any Eligible Loan, the ratio expressed as a percentage of (i) if the loan transaction is a purchase money transaction (a) that includes an appraisal, the initial principal amount plus the amount of any other loan which is secured by a lien on the related Mortgaged Property, divided by the lesser of the Appraised Value or the purchase price of the Mortgaged Property, or (b) if such transaction does not include an appraisal, the initial principal amount plus the amount of any other loan which is secured by a lien on the related Mortgaged Property, divided by the purchase price of the Mortgaged Property; and (ii) if the loan transaction is a refinance that includes an appraisal, the initial principal amount plus the amount of any other loan which is secured by a lien on the related Mortgaged Property, divided by the Appraised Value.
     “Commitment Period” shall mean the period commencing with the Restatement Effective Date and ending on the Business Day immediately preceding the Termination Date.
     “Committed Amount” shall mean $500,000,000.

     “Committed Transaction” shall have the meaning assigned to such term in Section 3(a).
     “Confirmation” shall have the meaning assigned thereto in Section 3(a).
     “Consolidated Net Worth” shall mean, at any date of determination, all amounts which would be included on a balance sheet of the Guarantor and its Consolidated Subsidiaries, under stockholders’ equity as of such date in accordance with GAAP.
     “Consolidated Subsidiaries” shall mean the subsidiaries of the Guarantor that are required to be consolidated with the Guarantor for financial reporting purposes in accordance with GAAP.
     “Contractual Obligation” shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.
     “Conversion Date” means, with respect to a Purchased Participation Certificate, the date on which Buyer releases its rights, title and interest in the Related Loans and the Related Security is registered as a book-entry in the name of the applicable Depository.
     “Cooperative Corporation” shall mean with respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
     “Cooperative Loan” shall mean a Loan that is secured by a First Lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.
     “Cooperative Project” shall mean, with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.
     “Cooperative Shares” shall mean, with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.
     “Cooperative Unit” shall mean, with respect to a Cooperative Loan, a specific unit in a Cooperative Project.
     “Correspondent Asset Schedule” shall have the meaning specified in the Applicable Custodial Agreement.
     “Correspondent Loan” shall mean a Loan which is (i) originated by a Correspondent Seller and underwritten in accordance with the Underwriting Guidelines and (ii) acquired by Seller from a Correspondent Seller in the ordinary course of business. A Correspondent Loan may be either a Dry Loan or an Undocumented Loan.

     “Correspondent Seller” shall mean a mortgage loan originator that sells Loans originated by it to Seller as a “correspondent” or “private label” client.
     “Correspondent Seller Release” shall mean, with respect to any Correspondent Loan, a release by the related Correspondent Seller, in the form of Exhibit M hereto, of all right, title and interest, including any security interest, in such Correspondent Loan.
     Custodial Agreement” shall mean (i) with respect to any Early Purchase Program Loan, the Custodial Agreement, dated as of April 15, 2008, among Seller, Buyer and Custodian, as the same may be amended, supplemented, acknowledged or otherwise modified from time to time in accordance with the terms thereof or (ii) with respect to any other Loan, the Amended and Restated Tri-Party Custody Agreement, dated as of June 26, 2008, among Seller, Buyer and Custodian, as the same shall be amended, supplemented, acknowledged or otherwise modified from time to time in accordance with the terms thereof.
     “Custodian” shall mean The Bank of New York Mellon Trust Company, National Association (as successor to The Bank of New York Trust Company, National Association), or its successors and permitted assigns, or any successor custodian appointed by Buyer and Seller to act as custodian under this Agreement.
     “Custodian Loan Transmission” shall have the meaning assigned thereto in the Applicable Custodial Agreement.
     “Cut-Off Notice” shall have the meaning assigned thereto in the applicable Tri-Party Agreement.
     “Cut-Off Time” shall have the meaning assigned thereto in the applicable Tri-Party Agreement.
     “Default” shall mean any event, that, with the giving of notice or the passage of time or both, would become an Event of Default.
     “Defaulted Loan” shall mean any Eligible Loan where (i) the borrower thereon has failed to make a required payment for thirty (30) days or more after the Due Date of such required payment or (ii) any other event has occurred which gives the holder the right to accelerate payment and/or take steps to foreclose on the mortgage securing the Eligible Loan under the Eligible Loan documentation.
     “Depository” shall have the meaning set forth in the glossary of the Ginnie Mae Guide, the Fannie Mae Guide or the Freddie Mac Guide, as applicable.
     “Disbursement Account” shall have the meaning assigned to such term in the Disbursement Agent Agreement.
     “Disbursement Agent” shall have the meaning assigned to such term in the Applicable Custodial Agreement.

     “Disbursement Agent Agreement” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Dollars” or “$” shall mean lawful money of the United States of America.
     “Dry Loan” shall mean a first lien Loan which is underwritten in accordance with the Underwriting Guidelines and as to which the related Mortgage File contains all Required Documents.
     “Dry Loan Trust Receipt” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Due Date” shall mean the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.
     “Due Diligence Cap” means $35,000 during each 364 day period from and after the Restatement Effective Date; provided, however, should unsatisfactory results of any Due Diligence Review (as determined by Buyer in its sole discretion) with respect to any Assets result in Buyer’s desire to review additional Asset samples, the Due Diligence Cap shall equal $35,000 plus the reasonable costs of any such additional reviews as mutually agreed upon by Buyer and Seller.
     “Due Diligence Costs” has the meaning set forth in Section 44.
     “Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 44 hereof.
     “Early Funding Transaction” shall have the meaning assigned to such term in the applicable Tri-Party Agreement.
     “Early Purchase Program Loan” shall mean a Loan identified as an Early Purchase Program Loan on the related Asset Schedule that is an Agency Eligible Loan subject to a Takeout Commitment of the kind described in the definition of “Takeout Commitment,” and as to which 100% of the beneficial interest therein are evidenced by a Participation Certificate.
     “Early Termination Date” shall have the meaning assigned thereto in Section 17.
     “Electronic Tracking Agreement” shall mean the Third Amended and Restated Electronic Tracking Agreement among Buyer, Seller, MERSCORP, Inc. and MERS, dated as of June 25, 2010, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that if no Loans are or will be MERS Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.
     “Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).

     “Eligible Asset” shall mean any Asset that is (i) an Eligible Loan, an Eligible Participation Certificate and/or an Eligible Security, as the context may require.
     “Eligible Loan” shall have the meaning assigned to such term in the Pricing Side Letter.
     “Eligible Participation Certificate” shall mean a Participation Certificate (i) that represents a 100% beneficial interest in a pool of Early Purchase Program Loans, (ii) that is sufficient for Seller to issue and Ginnie Mae to guarantee, or for Seller to sell and Fannie Mae or Freddie Mac to issue, the Related Security in the amount and with the terms described in the related Trade Assignment, and (iii) as to which the Takeout Price set forth in the related Trade Assignment is for an amount that is equal to or greater the outstanding Repurchase Price for such Participation Certificate.
     “Eligible Security” means a Security that is a Related Security (i) as to which the representations and warranties in Schedule 1-A-II of the Agreement are true and correct, (ii) that is issued on the Conversion Date in Strict Compliance with the applicable Agency Guide, (iii) that is delivered in a manner sufficient to cause Buyer to have a perfected, first priority security interest in, and to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the Uniform Commercial Code of, such Security, (iv) for which the Conversion Date occurs prior to the related Settlement Date, and (v) that is to be purchased by the Takeout Investor on the related Settlement Date.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “Escrow Payments” shall mean, with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage or any other document.
     “Event of Default” shall have the meaning provided in Section 18.
     “Event of Termination” shall have the meaning provided in Section 17.
     “Exception” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Exception Report” shall mean the exception report prepared by the Custodian pursuant to the Applicable Custodial Agreement.
     “Fall-Out Notification” shall have the meaning assigned to such term in the applicable Tri-Party Agreement.
     “Fannie Mae” shall mean Fannie Mae, or any successor thereto.
     “Fannie Mae Guidelines” shall mean the Fannie Mae MBS Selling and Servicing Guides and all amendments or additions thereto.

     “Fannie Mae Loan” shall mean a Loan that meets the Fannie Mae Guidelines.
     “Fannie Mae Program” shall mean the Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guidelines.
     “FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
     “FHA Loan” shall mean a Loan that is eligible for FHA Mortgage Insurance and that is, or will be, the subject of an FHA Mortgage Insurance Contract.
     “FHA Mortgage Insurance” shall mean mortgage insurance authorized under the National Housing Act, as amended, codified in 24 Code of Federal Regulations, and provided by the FHA.
     “FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Loan.
     “FHA Regulations” shall mean regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
     “Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud.
     “First Lien” shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.
     “First Lien Loan” shall mean an Eligible Loan secured by a First Lien on the Mortgaged Property, subject to no other prior liens on such Mortgaged Property other than Permitted Exceptions securing financing obtained by the related Mortgagor.
     “Fleet Asset Securitization Facilities” shall mean those asset-backed financing arrangements relating to the securitization of vehicle fleet leases originated and serviced by an Affiliate of the Seller as more fully described in (i) that certain Amended and Restated Base Indenture, dated as of December 17, 2008, between Chesapeake Funding LLC, as Issuer, and JPMorgan Chase Bank, N.A., as Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, and such other program documents relating thereto, and (ii) that certain Trust Indenture dated as of November 16, 2009, between BNY Trust Company of Canada as issuer trustee of Fleet Leasing Receivables Trust and ComputerShare Trust Company Of Canada, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and such other program documents relating thereto.

     “FNMA Tri-Party Agreement” shall mean that certain letter agreement (Tri-Party Agreement — Wiring Instructions) among Buyer, Seller and Fannie Mae, dated December 30, 2008, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “FNMA/USAA Tri-Party Agreement” shall mean that certain letter agreement (Tri-Party Agreement — Wiring Instructions) among Buyer, Seller and Fannie Mae, dated September 16, 2009, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Freddie Mac” shall mean Freddie Mac, or any successor thereto.
     “Freddie Mac Guide” shall mean the Freddie Mac Sellers’ and Servicers’ Guide, as such guide may hereafter from time to time be amended.
     “Freddie Mac Program” shall mean the Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.
     “GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America.
     “Ginnie Mae” shall mean the Government National Mortgage Association and its successors in interest, a wholly-owned corporate instrumentality of the government of the United States of America.
     “Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.
     “Ginnie Mae Program” shall mean the Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.
     “Government-Sponsored Enterprise”: (i) Fannie Mae, (ii) Freddie Mac, (iii) Ginnie Mae or (iv) any other HUD entity.
     “Governmental Authority” shall mean with respect to any Person, any nation or government, any state or other political subdivision, agency (including any Agency) or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.
     “Gross Margin” shall mean with respect to each Adjustable Rate Loan, the fixed percentage amount set forth in the related Note and the Asset Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.
     “Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
     “Guarantor” shall mean PHH Corporation, a Maryland corporation, and its successors and permitted assigns.
     “Guaranty” shall mean the Third Amended and Restated Guaranty Agreement of the Guarantor in favor of Buyer, dated as of June 18, 2010, and effective as of the Restatement Effective Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
     “HUD” shall mean the U.S. Department of Housing and Urban Development, an agency of the United States of America, or any successor thereto which shall include the Secretary of Housing and Urban Development.
     “Income” shall mean, with respect to any Purchased Asset at any time, any principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any Third Party Loan Purchase Proceeds or proceeds from the securitization of such Purchased Asset or other disposition thereof) and other collections and distributions thereon, but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the initial Purchase Date with respect to such Purchased Asset or any Escrow Payments.
     “Indebtedness” shall mean (i) all indebtedness, obligations and other liabilities of the Guarantor and its Subsidiaries which are, at the date as of which Indebtedness is to be determined, includable as liabilities in a consolidated balance sheet of the Guarantor and its Subsidiaries, other than (w) accounts payable, accrued expenses and derivatives transactions entered into in the ordinary course of business pursuant to hedging programs, (x) advances from clients obtained in the ordinary course of the relocation management services business of the Guarantor and its Subsidiaries, (y) current and deferred income taxes and other similar liabilities and (z) minority interest, plus (ii) without duplicating any items included in Indebtedness pursuant to the foregoing clause (i) (but excluding reinsurance obligations of Atrium Insurance Corporation), the maximum aggregate amount of all liabilities of the Guarantor and its Subsidiaries under any Guarantee, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations and other liabilities, assets, revenues, income or dividends of any Person other than the Guarantor or one of its Subsidiaries and (iii) all other obligations or liabilities of the Guarantor or any of its Subsidiaries in relation to the discharge of the obligations of any Person other than the Guarantor or any of its Subsidiaries.

     “Index” shall mean with respect to each Adjustable Rate Loan, the index identified on the related Asset Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.
     “Instruction Letter” shall mean a letter agreement between Seller and each Subservicer, if any, substantially in the form of Exhibit I attached hereto.
     “Insurance Proceeds” shall mean with respect to each Loan, proceeds of insurance policies insuring the Loan or the related Mortgaged Property.
     “Insured Closing Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction, a letter of indemnification from an Approved Title Insurance Company, in any jurisdiction where insured closing letters are permitted under applicable law and regulation, addressed to Seller, which is fully assignable to and may be enforced by, the loan originator and its successors and assigns, including Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans (including, but not limited to any losses occurring due to the fraud, dishonesty or mistakes of the closing agent, identifying the Settlement Agent) covered thereby, which may be in the form of a blanket letter.
     “Interest Only Loan” means a Loan which, by its terms, requires the related Mortgagor to make monthly payments of only accrued interest for a certain period of time following origination. After such interest-only period, the loan terms provide that the Mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Loan will amortize fully on or prior to its final payment date.
     “Interest Period” shall mean, with respect to any Transaction, the period commencing on the Purchase Date with respect to such Transaction and ending on the calendar day prior to the related Repurchase Date. Notwithstanding the foregoing, no Interest Period may end after the applicable Termination Date.
     “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.
     “Jumbo A Credit Loan” shall mean a Loan originated in accordance with the Underwriting Guidelines for Jumbo A product.
     “Landscape Loan” shall mean a Loan that substantially conforms to the Agency Guidelines, except (i) maintenance of a PMI Policy may not be required, (ii) such Loan may be not an FHA Loan or VA Loan and (iii) if not required by Agency Guidelines, there may be not be an appraisal of the related Mortgage Property.
     “LIBO Base Rate” shall mean with respect to each day on which a Transaction is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate published by Bloomberg or if such rate is not available, the rate appearing at Reuters Screen LIBOR01 Page, as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which Buyer is offered Dollar deposits at or about 11:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its

Transactions are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Transactions to be outstanding on such day.
     “LIBO Rate” shall mean with respect to each Interest Period pertaining to a Transaction, a rate (reset on a monthly basis) per annum determined by Buyer in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by Buyer shall be conclusive absent manifest error by Buyer:

LIBO Base Rate 1.00 — LIBO Reserve Requirements
     The LIBO Rate shall be calculated on each Purchase Date and Repurchase Date commencing with the first Purchase Date.
     “LIBO Reserve Requirements” shall mean for any Interest Period for any Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to Buyer in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Restatement Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.
     “Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.
     “Loan” shall mean a first lien mortgage loan or Cooperative Loan, in each case together with all rights and Records relating thereto unless otherwise indicated on the related Asset Schedule, which the Custodian has been instructed to hold for Buyer pursuant to the Applicable Custodial Agreement, and which Loan includes, without limitation, (i) a Note, the related Mortgage and all other Loan Documents and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.
     “Loan Documents” shall mean, with respect to a Loan, the documents comprising the Mortgage File for such Loan.
     “Loan to Value Ratio” or “LTV” shall mean (x) with respect to any Eligible Loan, the ratio expressed as a percentage of (i) if the loan transaction is a purchase money transaction (a) that includes an appraisal, the initial principal amount divided by the lesser of the Appraised Value or the purchase price of the Mortgaged Property, or (b) if such transaction does not include an appraisal, the initial principal amount divided by the purchase price of the Mortgaged Property; and (ii) if the loan transaction is a refinance (a) that includes an appraisal, the initial principal amount divided by the Appraised Value of the Mortgaged Property, or (b) if such transaction does not include an appraisal, the initial principal amount divided by the estimated value of the Mortgaged Property.
     “Margin Call” shall have the meaning assigned thereto in Section 6(a).
     “Margin Deficit” shall have the meaning assigned thereto in Section 6(a).
     “Market Value” shall mean the value, determined in good faith by Buyer in its sole reasonable discretion, of the Assets if sold in their entirety to a single third-party Buyer under circumstances in which Seller is in default under this Agreement. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer. Buyer shall have the right to mark to market the Assets on a daily basis which Market Value with respect to one or more of the Assets may be determined to be zero. Seller acknowledges that Buyer’s determination of Market Value is for the limited purpose of determining the value of Purchased Assets which are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Assets achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence. The Market Value shall be deemed to be zero with respect to (i) each Asset that is not an Eligible Asset and (ii) each Zero Advance Loan.
     “Master Netting Agreement” shall mean the Third Amended and Restated Collateral Security, Setoff and Netting Agreement, dated as of June 18, 2010, and effective as of the Restatement Effective Date, among Buyer, Seller and certain Affiliates and Subsidiaries of Buyer, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations or financial condition of Seller or Guarantor (b) the ability of Seller or Guarantor to perform its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of Buyer under any of the Program Documents, (e) the timely repurchase of the Purchased Assets or payment of other amounts payable in connection therewith, (f) the Purchased Items in the aggregate or (g) if so specified in any provision of this Agreement or any other Program Document, any Purchased Item.
     “Maximum Aggregate Purchase Price” as of any date of determination, shall mean the sum of the then applicable Committed Amount and, at the sole discretion of Buyer as provided in Section 3(a), the Uncommitted Amount as of such date of determination.
     “Maximum Mortgage Interest Rate” shall mean with respect to each Adjustable Rate Loan, a rate that is set forth on the related Asset Schedule and in the related Note and is the maximum interest rate to which the Mortgage Interest Rate on such Loan may be increased on any Adjustment Date.
     “MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     “MERS Identification Number” shall mean the eighteen digit number permanently assigned to each MERS Loan.
     “MERS Loan” shall mean any Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Note, and which is identified as a MERS Loan on the related Asset Schedule.
     “Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Note for an Adjustable Rate Loan.
     “Mortgage” shall mean with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a First Lien on either (i) with respect to a Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Note.
     “Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Note.
     “Mortgagee” shall mean the record holder of a Note secured by a Mortgage.
     “Mortgage File” shall mean, as to each Mortgage Loan subject to this Agreement, the Required Documents and all other documents relating to such Mortgage Loan that are held by the Custodian pursuant to the Applicable Custodial Agreement.
     “Mortgage Interest Rate” means the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to Adjustable Rate Loans.
     “Mortgage Warehouse Facilities” shall mean each credit facility for the warehousing or gestation of mortgages that provides financing to Guarantor or any of its Subsidiaries, excluding the repurchase facility represented by this Agreement.
     “Mortgagor” shall mean the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
     “MV Margin Amount” means, with respect to any Transaction, as of any date of determination, the amount obtained by application of the MV Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.
     “MV Margin Percentage” shall have the meaning assigned to such term in the Pricing Side Letter.
     “Non-Utilization Fee” shall have the meaning assigned to such term in Section 4(e).

     “Note” shall mean, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.
     “Notice of Intent to Issue Trust Receipt” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Notice of Termination” shall have the meaning assigned to such term in Section 17.
     “Obligations” shall mean (a) all of Seller’s obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of Seller to Buyer, its Affiliates, the Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Assets, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a) or (b), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Documents.
     “Original Gestation Agreement” shall have the meaning assigned to such term in Section 1.
     “Original Repurchase Agreement” shall have the meaning assigned to such term in Section 1.
     “Outstanding Aggregate Purchase Price” shall mean, as of any date of determination, the aggregate outstanding Purchase Price for all Purchased Assets subject to Transactions under this Agreement on such date of determination.
     “Participation Certificate” shall mean, with respect to the applicable Agency Program, a certificate, in the form of Exhibit L, authenticated by the Custodian, evidencing the 100% undivided beneficial ownership interest in the Loans that are either set forth on Fannie Mae Form 2005 (Schedule of Mortgages), Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule), or HUD 11706 (Schedule of Pooled Mortgages) and attached to such Participation Certificate or, to the extent applicable, identified on a computer tape compatible with the applicable Selling System as belonging to the mortgage loan pool described in such Participation Certificate, as applicable.
     “Participants” shall have the meaning assigned thereto in Section 39 hereof.
     “Permitted Affiliate Agreement” means an agreement listed on Exhibit O hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
     “Permitted Affiliate Transactions” means (a) purchases by Seller of Mortgage Loans from its Affiliates or the brokering of Mortgage Loans between Seller and any of its Affiliates,

(b) proceeds received by Seller in connection with fees required to be paid under the PHH Management Services Agreement as existing on the date hereof, together with any increase in such existing fees but excluding any separate or additional fees not required under the PHH Management Services Agreement, (c) proceeds received by Seller in connection with servicing fees required to be paid by its Subsidiaries, (d) loans or advances by Seller to or from Guarantor or any Subsidiary thereof (and the repayment thereof), (e) distributions and other transfers by Seller of its properties or assets to Guarantor or any Subsidiary thereof, (f) any transaction contemplated by, and fees payable pursuant to, the Permitted Affiliate Agreements not otherwise referenced in this definition, (g) transactions contemplated pursuant to any lease or sublease between Seller and an Affiliate thereof as existing on the date hereof, together with any increase in such existing fees but excluding any separate or additional fees not required under such lease or sublease and (h) any transaction or fees payable by Seller to or from Guarantor or any Subsidiary thereof not otherwise referenced in this definition that is upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
     “Permitted Exceptions” shall mean the following exceptions to lien priority: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal (if any) made for the originator of the Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
     “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
     “PHH Home” means PHH Home Loans, LLC or its permitted successors and assigns.
     “PHH Management Services Agreement” means that certain Management Service Agreement, dated as of March 31, 2006, by and between PHH Home and Seller, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
     “PHH Mortgage Guidelines” has the meaning set forth in the definition of “Underwriting Guidelines”.
     “PM Funded Wet Loan” shall have the meaning assigned to such term in the Disbursement Agent Agreement.
     “PMI Policy” or “Primary Insurance Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

     “Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount under this Agreement, or any other Program Document that is not paid when due to Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 4.00% per annum, plus (a) the Pricing Rate otherwise applicable to such Asset or other amount, or (b) if no Pricing Rate is otherwise applicable, (i) the LIBO Rate plus (ii) the Applicable Margin.
     “Price Differential” shall mean, with respect to each Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by Seller to Buyer with respect to such Transaction).
     “Pricing Rate” shall mean the per annum percentage rate for determination of the Price Differential as set forth in the Pricing Side Letter.
     “Pricing Side Letter” shall mean the Fifth Amended and Restated Pricing Side Letter, dated as of June 24, 2011 and effective as of the Restatement Effective Date, among Seller, Guarantor and Buyer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
     “Principal” shall have the meaning assigned thereto in Annex I.
     “Program Documents” shall mean this Agreement, each Applicable Custodial Agreement, the Guaranty, any Servicing Agreement, the Master Netting Agreement, the Pricing Side Letter, any Instruction Letter, the Collection Account Control Agreement, all Trade Assignments and related Takeout Commitments, the Electronic Tracking Agreement, the Disbursement Agent Agreement, the FNMA Tri-Party Agreement, the FNMA/USAA Tri-Party Agreement and any other agreement entered into by Seller, Guarantor and/or any of their respective Affiliates or Subsidiaries on the one hand, and Buyer and/or any of its Affiliates or Subsidiaries (or Custodian on its behalf) on the other, in connection herewith or therewith.
     “Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
     “Proprietary Lease” shall mean the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.
     “Purchased Assets” means Loans purchased by Buyer hereunder, including 100% beneficial interest in Loans that are Related Loans and as to which the related Participation Certificate is a Purchased Participation Certificate, Purchased Participation Certificates and/or Purchased Securities, as the context may require, and any and all other Purchased Items. The term “Purchased Assets” with respect to any Transaction at any time and for all purposes of this Agreement and the other Program Documents shall also include Additional Purchased Assets delivered pursuant to Section 6(a), Substitute Assets delivered pursuant to Section 16 and Zero Advance Loans delivered pursuant to Section 3(a) or purchased in accordance with Section 3(e).
     “Purchase Date” shall mean, with respect to each Transaction, the date on which Purchased Assets are sold by Seller to Buyer hereunder.
     “Purchased Items” shall have the meaning assigned to such term in Section 8.
     “Purchased Participation Certificate” shall mean a Participation Certificate evidencing the 100% beneficial interest in Related Loans sold by Seller to Buyer in a Transaction, together with the related Records, and with respect to each Loan, such other property, rights, titles or interest as are specified on a related Transaction Notice, and all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.
     “Purchased Security” shall mean a Related Security sold by Seller to Buyer in a Transaction, together with and all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing.
     “Purchase Price” shall have the meaning assigned to such term in the Pricing Side Letter.
     “Purchase Proceeds” shall have the meaning assigned to such term in the applicable Tri-Party Agreement.
     “Qualified Insurer” shall mean an insurance company duly qualified as such under the laws of each state in which any Mortgaged Property is located, duly authorized and licensed in each such state to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae or Freddie Mac.
     “Qualified Originator” shall mean (a) Seller, (b) any Approved Provider and (c) any other originator of a Loan; (provided, that Buyer shall have the right to reject any such other originator, in its sole discretion, by delivering written notice to Seller fifteen (15) days prior to ceasing to accept Loans originated by such person).
     “RBS” shall mean The Royal Bank of Scotland plc, and its successors.
     “Reacquired Loans” shall have the meaning assigned thereto in Section 16.
     “Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include, without limitation, the Notes, any Mortgages, the Mortgage Files, the Servicing File, and any other instruments necessary to document or service a Loan that is a Purchased Asset, including, without limitation, the complete payment and modification history of each Loan that is a Purchased Asset.
     “Related Credit Enhancement” shall have the meaning assigned to such term in Section 8(c).

     “Related Loan” shall mean an Early Purchase Program Loan that underlies a Participation Certificate or the Related Security, as the context may require.
     “Related Security” means the Security backed by the Related Loans that is issued in exchange for the related Purchased Participation Certificate on the related Conversion Date.
     “Renewal Commitment Fees” shall have the meaning assigned to such term in the Pricing Side Letter.
     “Renewal Date” shall have the meaning assigned thereto in Section 27.
     “Repurchase Date” shall mean the date occurring on (i) the 25th day of each month following the related Purchase Date (or if such date is not a Business Day, the following Business Day), (ii) any other Business Day set forth in the related Transaction Notice and/or the related Confirmation, (iii) with respect to a Purchased Security, the related Settlement Date, (iv) the date determined by application of Section 17 or Section 19, (v) with respect to any Purchased Asset funded under the Committed Amount, the Termination Date, (vi) with respect to any Purchased Asset funded under the Uncommitted Amount, the earliest to occur of (x) the Termination Date and (y) the date specified in a written notice of termination of any Uncommitted Purchase Availability Period delivered by Buyer to Seller (such date to be no earlier than the tenth (10th) Business Day after such written notice is so delivered) or (vii) any other date agreed to by Seller and Buyer.
     “Repurchase Price” shall mean the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the outstanding Purchase Price for such Purchased Assets plus the accrued and unpaid Price Differential as of the date of such determination.
     “Required Documents” shall have the meaning set forth in the Applicable Custodial Agreement.
     “Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law.
     “Responsible Officer” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution and, for purposes of Section 13(f) the chief executive officer, chief financial officer, treasurer or assistant treasurer of Seller.

     “Restatement Effective Date” shall mean the later to occur of June 24, 2011 and the date upon which the conditions precedent set forth in Section 9(a) have been satisfied.
     “Reuters Screen LIBOR01 Page” shall mean the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).
     “Revolving Credit Agreement” shall mean that certain Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006 as amended through the Fourth Amendment, dated as of June 25, 2010, among Guarantor, as Borrower, PHH Vehicle Management Services Inc., as Canadian Subsidiary Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders from time to time party thereto and others, as the same may be further amended, modified, waived or supplemented, solely to the extent that Buyer has given its prior written consent to such amendment, modification, waiver or supplement.
     “Section 404 Notice” means the notice required pursuant to Section 404 of the Helping Families Save Their Homes Act of 2009 (P.L. 111-22), which amends 15 U.S.C. Section 1641 et seq., to be delivered by a creditor that is an owner or an assignee of a mortgage loan to the related Mortgagor within thirty (30) days after the date on which such mortgage loan is sold or assigned to such creditor.
     “Securitization Indebtedness” shall mean Indebtedness incurred by any structured bankruptcy-remote Subsidiary of Seller or Guarantor which does not permit or provide for recourse to Seller or Guarantor or any Subsidiary thereof (other than such structured bankruptcy-remote Subsidiary) or any property or asset of Seller or Guarantor or any Subsidiary thereof (other than the property or assets of such structured bankruptcy-remote Subsidiary). Securitization Indebtedness shall include, without limitation, the Fleet Asset Securitization Facilities and other similar financing facilities.
     “Security” means a fully-modified pass-through mortgage-backed security that is (i)(a) issued by Seller and fully guaranteed by Ginnie Mae or (b) issued and fully guaranteed with respect to timely payment of interest and ultimate payment of principal by Fannie Mae or Freddie Mac, (ii) evidenced by a book-entry account in a depository institution having book-entry accounts at the applicable Depository and (iii) backed by a pool of Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Security in the related Trade Assignment.
     “Security Release Certification” shall mean a security release certification in substantially the form set forth in Exhibit K hereto.
     “Selling System” shall mean the automated system of the applicable Agency by which sellers and servicers of mortgage loans to such Agency transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to such Agency, as more fully described in the applicable Agency Guidelines.
     “Servicer” shall mean Seller in its capacity as servicer or master servicer of the Loans.
     “Servicing Agreement” shall have the meaning provided in Section 43(c).

     “Servicing File” shall mean with respect to each Loan, the file retained by Seller (in its capacity as Servicer) consisting of all documents that a prudent originator and servicer would have, including copies of the Loan Documents, all documents necessary to document and service the Loans and any and all documents required to be delivered pursuant to any of the Program Documents.
     “Servicing Records” shall have the meaning assigned thereto in Section 43(b).
     “Servicing Transmission” shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit F.
     “Settlement Agent” shall have the meaning assigned thereto in the Applicable Custodial Agreement.
     “Settlement Date” shall mean, with respect to a Related Security, the date specified in the related Trade Assignment on which the sale of such Security to the Takeout Investor will be settled on a delivery-versus-payment basis.
     “Shortfall Amount” shall mean, for any Early Funding Transaction, the aggregate amount, if any, by which (x) the amount owed by Seller to Buyer in respect of the Purchased Assets to be sold by Seller to Fannie Mae in such Early Funding Transaction exceeds (y) the aggregate Purchase Proceeds for such Purchased Assets as specified in the Applicable FNMA Confirmation.
     “Strict Compliance” shall mean the compliance of Seller and Loans with the requirements of the Agency Guidelines, as applicable and as amended by any agreements between Seller and the applicable Agency in accordance with the terms hereof, sufficient to enable (i) FHA to issue the related FHA Mortgage Insurance Contracts, (ii) VA to deliver the related VA Loan Guarantee Agreements, and (iii) Seller to issue and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Security.
     “Subservicer” shall have the meaning provided in Section 43(c).
     “Subsidiary” shall mean, with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Seller.
     “Substitute Assets” has the meaning assigned to such term in Section 16.
     “Takeout Commitment” shall mean a (a) fully assignable commitment of Seller to sell one or more identified Loans to a Takeout Investor that is an Agency, or (b) fully assignable commitment of Seller to sell one or more identified Loans to a Takeout Investor other than an Agency.

     “Takeout Investor” shall mean (i) an Agency; (b) those Persons listed on Exhibit Q hereto, as such Exhibit is updated from time to time with the consent of Buyer and (c) any other institution which has made a Takeout Commitment or has an agreement with Seller to purchase a security and has been approved by Buyer.
     “Takeout Price” shall mean, with respect to a Purchased Asset, the purchase price to be paid for such Asset by the Takeout Investor pursuant to the related Takeout Commitment or Trade Assignment.
     “Tangible Net Worth” shall mean, at any date of determination, with respect to the Guarantor, the Consolidated Net Worth of the Guarantor and its Consolidated Subsidiaries minus the aggregate book value of all intangible assets of the Guarantor and its Consolidated Subsidiaries, in each case as of such date in accordance with GAAP.
     “Termination Date” shall mean the earliest to occur of (i) June 22, 2012, (ii) the Early Termination Date or (iii) such other date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
     “Third Party Loan Purchase Proceeds” shall mean all amounts paid by any third party to or upon the direction of Seller in connection with such party’s purchase from Seller of any Purchased Assets that are subject to Transactions under this Agreement immediately prior to such purchase.
     “Third Party Loan Purchase Proceeds Account” shall mean the following account established by Seller for the benefit of Buyer in accordance with Section 13(mm), “PHH Mortgage Corporation Third Party Loan Purchase Proceeds Account; Account #1092904.
     “Third Party Loan Purchase Proceeds Account Bank” shall mean The Bank of New York Mellon, and its successors and assigns.
     “Third Party Takeout Loan” shall mean a Loan that is subject to a Takeout Commitment of the kind described in clause (b) of the definitions of “Takeout Commitment.”
     “Trade Assignment” shall mean an assignment to Buyer of a forward trade between the Takeout Investor and Seller with respect to one or more Securities substantially in the form of Exhibit N hereto, or such other form approved by Buyer, that has been executed by Seller, and when executed by Buyer, shall be enforceable and in full force and effect, and that confirms the details of such forward trade.
     “Transaction” shall have the meaning assigned to such term in Section 1.
     “Transaction Notice” shall mean a written request by Seller to enter into a Transaction in the form of Exhibit D hereto.
     “Transfer” shall have the meaning assigned to such term in Section 13(n).

     “Tri-Party Agreement” shall mean, with respect to any Early Funding Transaction, the FNMA Tri-Party Agreement or the FNMA/USAA Tri-Party Agreement, as applicable, pursuant to which such Early Funding Transaction is consummated.
     “Trust Receipt” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Uncommitted Amount” shall mean $200,000,000.
     “Uncommitted Purchase Availability Period” shall mean each period commencing with the date on which the Available Commitment has been reduced to zero and ending on the earliest to occur of (i) the date on which the Available Commitment once again exceeds zero, (ii) the date on which the Uncommitted Purchase Availability Period is terminated by Buyer in its sole discretion, such date to be no earlier than the tenth (10th) Business Day after written notice of such termination is given by Buyer to Seller, and (iii) the Business Day immediately preceding the Termination Date.
     “Uncommitted Transaction” shall have the meaning assigned to such term in Section 3(a).
     “Underwriting Guidelines” shall mean either (i) the underwriting guidelines of Seller attached as Exhibit E hereto, in effect as of the date of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time (including without limitation by the addition of any third party’s underwriting guidelines) and, with respect only to material amendments, supplements or other modifications, with Buyer’s prior written consent in accordance with Section 13(h) (the “PHH Mortgage Guidelines”), (ii) the Agency Guidelines, (iii) the USAA Guidelines, or (iv) such other guidelines as are identified to, and approved in writing by, Buyer, as applicable.
     “Undocumented Loan” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Undocumented Loan Schedule” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Undocumented Loan Trust Receipt” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     “USAA Guidelines” USAA Federal Savings Bank underwriting guidelines and all amendments or additions thereto.

     “USAA Loan” shall mean a Loan that meets USAA Guidelines.
     “USC” shall mean the United States Code, as amended.
     “VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto which shall include the Secretary of Veterans Affairs.
     “VA Loan” shall mean a Loan which is eligible to be covered by a VA Loan Guaranty Agreement, and which is, or will be, subject of a VA Loan Guaranty Agreement, and which is, or will be, evidenced by a loan guaranty certificate, or a Loan which is a vender loan sold by the VA.
     “VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations.
     “VA Regulations” shall mean regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related handbooks, circulars and notices.
     “Voluntary Approval Termination” shall mean, with respect to any Agency, the termination of Seller’s Approvals by such Agency for reasons specified in a written notice from Seller to Buyer, including copies of all supporting documentation; provided, however, that any failure by Seller to maintain all requisite Approvals shall not be deemed to be a Voluntary Approval Termination if such termination, whether voluntary on Seller’s part or otherwise, (i) is in response to any adverse action taken by the applicable Agency with respect to Seller, or (ii) shall result from facts that constitute an Event of Default hereunder.
     “Wet Loan” shall mean a wet-funded Loan which is underwritten in accordance with the Underwriting Guidelines and does not contain all the required Loan Documents in the Mortgage File, which in order to be deemed to be an Eligible Loan shall have the following additional characteristics:
     (a) the proceeds thereof have been funded (or, on the Purchase Date supported by a Transaction Notice are being funded) by wire transfer or cashier’s check, cleared check or draft or other form of immediately available funds to the Settlement Agent for such Wet Loan;
     (b) Seller expects such Wet Loan to close and become a valid lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;
     (c) the proceeds thereof have not been returned to Buyer from the Settlement Agent for such Wet Loan;

     (d) Seller has not learned that such Wet Loan will not be closed and funded to the order of the Mortgagor;
     (e) upon recordation such Loan will constitute a first lien on the premises described therein; and
     (f) Seller shall have obtained an Insured Closing Letter and a Closing Instruction Letter with respect to such Wet Loan.
     “Wet Loan Schedule” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Wet Loan Trust Receipt” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Wire Instructions” shall have the meaning assigned to such term in the Applicable Custodial Agreement.
     “Wiring Instructions” shall have the meaning assigned to such term in the applicable Tri-Party Agreement.
     “Zero Advance Loan” means each Loan that (i) is not an Early Purchase Program Loan and (ii) as to which the related Transaction Notice shall identify such Loan as a Zero Advance Loan and specify the proposed Purchase Price therefor as zero ($0.00).
(b)	Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Buyer hereunder shall be prepared, in accordance with GAAP.
(c)	Interpretation. The following rules of this subsection (c) apply unless the context requires otherwise. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning and include the plural as well as the singular. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Program Document) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or by any Program Document and in effect from time to time in accordance with the terms thereof. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation”. In the computation of periods of time from a specified date to a later specified date, the word

“from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.
     Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Seller by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.
     A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form.
     This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller, a servicer of the Purchased Assets, any other Person or the Purchased Assets.
3. THE TRANSACTIONS
     (a) Upon the terms and subject to the conditions set forth in this Agreement and the other Program Documents, Buyer shall, from time to time during the Commitment Period enter into Transactions with an Outstanding Aggregate Purchase Price for all Purchased Assets at any one time subject to Transactions hereunder not to exceed the then applicable Committed Amount (each, a “Committed Transaction”). Buyer may in its sole and absolute discretion, but shall not be obligated to, and upon the terms and subject to the conditions set forth in this Agreement and the other Program Documents, enter into one or more additional Transactions (each, an “Uncommitted Transaction”) during any Uncommitted Purchase Availability Period having an outstanding aggregate Purchase Price for all Purchased Assets subject to Uncommitted Transactions at any one time hereunder not to exceed the Uncommitted Amount; provided that the Outstanding Aggregate Purchase Price of all Committed Transactions and all Uncommitted Transactions hereunder in the aggregate shall not exceed the Maximum Aggregate Purchase Price. For the avoidance of doubt, Buyer shall have no obligation whatsoever to enter into any Uncommitted Transaction unless Buyer, in its sole and absolute discretion, decides to enter into such Uncommitted Transaction. As used herein, each Committed Transaction and each Uncommitted Transaction is referred to as a “Transaction” and all Committed Transactions and Uncommitted Transactions are referred to collectively as the “Transactions.” Unless otherwise agreed, Seller shall request that Buyer enter into a Transaction by delivering or causing to be delivered (A) in the case of any Dry Loans or any Undocumented Loans (other than any Dry Loans or Undocumented Loans that are Correspondent Loans), (i) a Transaction Notice, appropriately completed, and an Asset Schedule to Buyer and Custodian, and (ii) the Mortgage File to Custodian for each Loan proposed to be included in such Transaction (whether or not such Loan is subject to a Participation Certificate), which Transaction Notice and Asset Schedule must be received no later than 5:00 p.m. (New York City time) one Business Day prior to the requested Purchase Date, (B) in the case of any Correspondent Loans, (i) a Transaction Notice, appropriately completed, and an Asset Schedule to Buyer, Custodian and Disbursement Agent and a Correspondent Seller Release, duly executed and delivered by each applicable Correspondent Seller, to the Buyer, and (ii) the Mortgage File to Custodian for each Loan proposed to be included in such Transaction, which Transaction Notice, Asset Schedule and Correspondent Seller Releases must be received no later than 11:00 a.m. (New York City time) on the requested Purchase Date or (C) in the case of any Wet Loans, (i) a Transaction Notice, appropriately completed, and an Asset Schedule to Buyer, Custodian and Disbursement Agent, and (ii) the Mortgage File to Custodian for each Loan proposed to be included in such Transaction. The Transaction Notice and Asset Schedule relating to any AM Funded Wet Loan must be received by no later than 5:00 p.m. (New York City time) one Business Day prior to the requested Purchase Date. The Asset Schedule relating to any PM Funded Wet Loan must be received by no later than 9:00 a.m. (New York City time) and the Transaction Notice relating to any PM Funded Wet Loan must be received by no later than 11:00 a.m. (New York City time), in each case on the requested Purchase Date. Each Transaction Notice and the Asset Schedule in respect of the Eligible Loans that Seller proposes to include in the related Transaction shall clearly indicate those Loans that are intended to be Undocumented Loans (other than Correspondent Loans), AM Funded Wet Loans, PM Funded Wet Loans, Dry Loans (other than Correspondent Loans) or Correspondent Loans (separately identifying Correspondent Loans that are Dry Loans and Correspondent Loans that are Undocumented Loans). Each Transaction Notice shall specify the proposed Purchase Date, Purchase Price, Pricing Rate and Repurchase Date (subject to Section 3(i)). Seller agrees to repurchase from Buyer, on the same Business Day of discovery, any Undocumented Loans or Wet Loans that were previously subject to a Transaction that do not close for any reason including, but not limited to, a Rescission. In the event that the parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement and the Transaction Notice, Buyer shall deliver to Seller, in electronic or other format, a “Confirmation” specifying such terms prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date. By entering in to a Transaction with Buyer, Seller consents to the terms set forth in any related Confirmation. Any such Transaction Notice and the related Confirmation, if any, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect to the Transaction to which the Transaction Notice and Confirmation, if any, relates. In the event of any conflict between this Agreement and any Confirmation, the terms of such Confirmation shall control with respect to the related Transaction.
     (b) Pursuant to and in accordance with the terms and provisions of the Applicable Custodial Agreement, the Custodian shall review any Required Documents delivered to it and shall deliver to Buyer, via Electronic Transmission acceptable to Buyer, Custodian Loan

Transmissions and Exception Reports showing the status of all Loans then held by the Custodian, including but not limited to the Undocumented Loans (other than Correspondent Loans), Wet Loans, Dry Loans (other than Correspondent Loans) and Correspondent Loans (including whether such Correspondent Loans are Dry Loans or Undocumented Loans) subject to Exceptions, and the time the related Loan Documents have been released pursuant to Sections 6(b) or Section 7 of the Applicable Custodial Agreement. In addition, pursuant to and in accordance with the terms and provisions of the Applicable Custodial Agreement, the Custodian shall deliver to Buyer on each Purchase Date and such other dates as specified in the Applicable Custodial Agreement, one or more Trust Receipts relating to the Loans. The original copies of each Trust Receipt shall be delivered to JPMorgan Chase Bank at 4 New York Plaza, Outsourcing Department, New York, New York 10004, Attention: Diane Bonnette for the account of The Royal Bank of Scotland plc, telephone number (212) 623-7235, as agent for Buyer by overnight delivery using a nationally recognized insured overnight delivery service.
     (c) Notwithstanding the provisions of Sections 3(a) and 3(b) above requiring the execution of a Transaction Notice and delivery of the Mortgage Files to the Custodian prior to the Purchase Date, with respect to each Transaction involving a Wet Loan or an Undocumented Loan (including any Correspondent Loan that is an Undocumented Loan), Seller shall, in lieu of delivering the Mortgage Files with respect to such Wet Loans and Undocumented Loans on such Purchase Date or date of substitution: (i) prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the related Purchase Date or date of substitution of any Undocumented Loans (other than any Correspondent Loans), deliver to the Custodian an Undocumented Asset Schedule setting forth a list of all such Undocumented Loans and cause the Custodian to deliver to Buyer, by no later than 6:00 p.m. (New York City time) on such preceding Business Day, a Notice of Intent to Issue Trust Receipt with respect thereto in accordance with the Custody Agreement, (ii) prior to 11:00 a.m. (New York City time) on the related Purchase Date or date of substitution of any Undocumented Loans that are Correspondent Loans, deliver to the Custodian a Correspondent Asset Schedule setting forth a list of all such Undocumented Loans that are Correspondent Loans and cause the Custodian to deliver to Buyer, by no later than 1:00 p.m. (New York City time) on such Business Day, a Notice of Intent to Issue Trust Receipt with respect thereto in accordance with the Custody Agreement, (iii) prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the related Purchase Date or date of substitution of any AM Funded Wet Loans deliver to the Custodian a Wet Loan Schedule, setting forth a list of all such AM Funded Wet Loans and cause the Custodian to deliver to Buyer, by no later than 6:00 p.m. (New York City time) on such preceding Business Day, a Notice of Intent to Issue Trust Receipt, with respect thereto, in accordance with the Custody Agreement, (iv) prior to 9:00 a.m. (New York City time) on the Purchase Date or date of substitution of any PM Funded Wet Loans deliver to the Custodian a Wet Loan Schedule setting forth a list of all such PM Funded Wet Loans and cause the Custodian to deliver to Buyer by no later than 11:00 a.m. (New York City time) on such Purchase Date a Notice of Intent to Issue Trust Receipt with respect thereto, in accordance with the Custody Agreement, and (v) in each case, deliver the Mortgage Files to the Custodian and cause the Custodian to deliver a Trust Receipt to Buyer (by telecopier with hard copy to follow on the following Business Day) not later than the day that is ten (10) Business Days following the related Purchase Date or date of substitution, as applicable, indicating that such Wet Loan or Undocumented Loan has converted to a Dry Loan, in accordance with the procedures set forth in the Custody Agreement. The original copies of such Trust Receipts shall be delivered to JPMorgan Chase Bank at 4 New York Plaza, Outsourcing Department, New York, New York 10004, Attention: Diane Bonnette for the account of The Royal Bank of Scotland plc, telephone number (212) 623-7235, as agent for Buyer by overnight delivery using a nationally recognized insured overnight delivery service.
     (d) Upon Seller’s request to enter into a Committed Transaction pursuant to Section 3(a), Buyer shall, and upon Seller’s request to enter into an Uncommitted Transaction pursuant to Section 3(a), Buyer may in its sole and absolute discretion, in each case provided no Default, Event of Default or Event of Termination shall have occurred and be continuing, and provided all conditions precedent set forth in Section 3 and in Sections 9(a) and 9(b) have been met, (i) with respect to Dry Loans or Undocumented Loans (other than any Dry Loans or Undocumented Loans that are Correspondent Loans), by 6:00 p.m. (New York City time) on the Business Day preceding the requested Purchase Date, (ii) with respect to AM Funded Wet Loans, by 6:00 p.m. (New York City time) on the Business Day preceding the requested Purchase Date, (iii) with respect to PM Funded Wet Loans, by 11:00 a.m. (New York City Time) on the requested Purchase Date or (iv) with respect to Correspondent Loans, by 1:00 p.m. on the requested Purchase Date, Buyer shall purchase the Eligible Loans included in the related Transaction Notice by transferring, via wire transfer (pursuant to Wire Instructions provided by Seller to Buyer and, in the case of any Wet Loans or Correspondent Loans, to Disbursement Agent, on or prior to such Purchase Date), the Purchase Price. Buyer shall pay such Purchase Price (i) with respect to Dry Loans or Undocumented Loans (other than any Dry Loans or Undocumented Loans that are Correspondent Loans), not later than 2:00 p.m. (New York City time) on the requested Purchase Date, (ii) with respect to AM Funded Wet Loans, not later than 9:00 a.m. (New York City time) on the requested Purchase Date, (iii) with respect to PM Funded Wet Loans, not later than 11:30 a.m. (New York City time) on the requested Purchase Date and (iv) with respect to Correspondent Loans, not later than 3:00 p.m. on the requested Purchase Date. Purchases of Wet Loans and Correspondent Loans shall be consummated in accordance with the procedures set forth in the Disbursement Agent Agreement.

     (e) Subject to the terms and conditions of the Program Documents, if at any time Seller desires to enter into a new Transaction having a Purchase Price greater than zero ($0.00) with respect to any Zero Advance Loan then subject to a Transaction under this Agreement, Seller shall request that Buyer enter into such new Transaction by delivering a Transaction Notice relating to such Zero Advance Loan in accordance with Section 3(a), specifying the information required by Section 3(a) including the requested Purchase Price for such Zero Advance Loan. Delivery of any such Transaction Notice shall constitute a conveyance by Buyer to Seller of such Zero Advance Loan identified on the related Asset Schedule with an immediate reconveyance of such Zero Advance Loan by Seller to Buyer, and, upon the consummation of such new Transaction, such Loan shall no longer constitute a Zero Advance Loan for any purpose under this agreement and the other Program Documents.
     (f) Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:
     (i) Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBO Base Rate” in Section 2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Transactions as provided herein; or
     (ii) Buyer determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of “LIBO Base Rate” in Section 2 upon the basis of which the rate of interest for Transactions is to be determined is not likely adequately to cover the cost to Buyer of purchasing and holding Assets hereunder; or
     (iii) it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on the LIBO Base Rate;
then Buyer shall give Seller prompt notice thereof and, so long as such condition remains in effect, Buyer shall be under no obligation to purchase Assets hereunder, and Seller shall, at its option, either repurchase such Assets or pay a Pricing Rate at a rate per annum as determined by Buyer taking into account the increased cost to Buyer of purchasing and holding the Assets.
     (g) Seller shall repurchase Purchased Assets from Buyer on each related Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset. Seller is obligated to obtain the Purchased Assets from Buyer or its designee (including the Custodian) at Seller’s expense on (or after) the related Repurchase Date. Any amounts required to be paid to Buyer under this Section 3(g) must be received by Buyer and the computer tape relating to the Purchased Assets being repurchased under this Section 3(g) must be uploaded to the Buyer’s website by 4:00 p.m. (New York City time) on the related Repurchase Date.
     (h) Provided that the applicable conditions in Sections 9(a) and 9(b) have been satisfied, a Purchased Asset that is repurchased by Seller on the Repurchase Date shall, without further action on the part of Buyer or Seller, become subject to a new Transaction on such

Repurchase Date. Buyer shall purchase the related Eligible Assets pursuant to the procedures set forth in Section 3(d). For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.
     (i) If Seller intends to repurchase any Loans on any day which is not a Repurchase Date, Seller shall give one (1) Business Day’s prior written notice thereof to Buyer. If such notice is given, the Repurchase Price specified in such notice shall be due and payable on the date specified therein, which amount shall include the Price Differential to such date on the amount prepaid. Such early repurchases shall be in an aggregate principal amount of at least $100,000. Any amounts required to be paid to Buyer under this Section 3(i) must be received by Buyer, and the computer tape relating to the Purchased Assets being repurchased under this Section 3(i) must be uploaded to the Buyer’s website, by 4:00 p.m. (New York City time) on such date of repurchase.
     (j) [Reserved.]
     (k) If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
     (i) shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Assets purchased pursuant to it (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof;
     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of the LIBO Base Rate hereunder;
     (iii) shall impose on Buyer any other condition;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as will compensate Buyer for such increased cost or reduced amount receivable thereafter incurred.
     If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will thereafter compensate Buyer for such reduction.
     If Buyer becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Buyer to Seller shall be conclusive in the absence of manifest error.
     (l) With respect to each Purchased Participation Certificate that is subject to a Transaction hereunder, the Security that is issued on the related Conversion Date (provided it is an Eligible Security) shall replace the Participation Certificate as the Purchased Asset, and from and after the Conversion Date, the Purchased Asset subject to such Transaction shall be the Purchased Security. For the avoidance of doubt, any Eligible Security that is issued with respect to the Eligible Loans underlying a Purchased Participation Certificate shall, on the Conversion Date, replace the Purchased Participation Certificate and automatically become subject to the Transaction to which the Purchased Participation Certificate was subject. On the Conversion Date or as soon as possible thereafter, Seller shall deliver to Buyer a duly executed Trade Assignment. Seller shall provide Buyer with notice of the identity of the Takeout Investor in respect of such Security on the Conversion Date or as soon as possible thereafter.
4. PAYMENTS; COMPUTATION; COMMITMENT AND NON-UTILIZATION FEES
     (a) Payments. Except to the extent otherwise provided herein, all payments to be made by Seller under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer at JPMorgan Chase Bank, Account Number 140095961, For the A/C of The Royal Bank of Scotland plc, ABA# 021000021, Attn: Brett Kibbe, not later than 2:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.
     (b) Computations. The Price Differential shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
     (c) Renewal Commitment Fee. Seller agrees to pay to Buyer the Renewal Commitment Fee on the Restatement Effective Date. Such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim. If such fee remains unpaid for 30 days after Buyer gives written notice of nonpayment to Seller, Buyer may, in its sole discretion net such commitment fee from the proceeds of any Purchase Price paid to Seller.
     (d) [Reserved].

     (e) Non-Utilization Fee. On a quarterly basis and on each Termination Date, Buyer shall determine the average quarterly utilization during the preceding quarter (or with respect to any Termination Date, during the period from the date through which the last non utilization fee calculation has been made to such Termination Date) by Seller by dividing (a) the sum of the Purchase Prices outstanding on each day during such period, by (b) the number of days in such period. If such average amount determined for any period as a percentage of the then applicable Committed Amount (the “Utilization Percentage”) is less than 60%, Seller shall pay to Buyer on the Payment Date on or immediately succeeding such date of calculation or on such Termination Date, as applicable, a non-utilization fee equal to the product of (i) 0.50% per annum, times (ii) the then applicable Committed Amount, times (iii) 1 minus the Utilization Percentage (the “Non-Utilization Fee”). If the Utilization Percentage in any period is greater than or equal to 60%, Buyer shall not be paid a Non-Utilization Fee for that period. All payments shall be made to Buyer in Dollars, in immediately available funds, without deduction, setoff or counterclaim. If such fees remain unpaid for 30 days after Buyer gives written notice of nonpayment to Seller, Buyer may, in its sole discretion net such Non-Utilization Fee from the proceeds of any Purchase Price paid to Seller.
5. TAXES; TAX TREATMENT
     (a) All payments made by Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income of Buyer by the United States, a state or a foreign jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by Seller for its own account not later than the date when due. If Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (c) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (d) pay to Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.
     (b) In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).
     (c) Seller agrees to indemnify Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be.
     (d) Any Buyer that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”) shall provide Seller with properly completed United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441-1(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide Seller with the appropriate form or other relevant document pursuant to this Section 5(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under Section 5(c) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Seller shall, at no cost or expense to Seller, take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.
     (e) Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 5 shall survive the termination of this Agreement. Nothing contained in this Section 5 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.
     (f) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
6. MARGIN MAINTENANCE
     (a) If at any time the aggregate Market Value of all Purchased Assets subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions (such event, a “Margin Deficit”), then Buyer may, by notice to Seller, require Seller in such Transactions to transfer to Buyer cash or, at Buyer’s option (and provided Seller has additional Eligible Assets), additional Eligible Assets (“Additional Purchased Assets”) within the timeframes set forth in Section 6(b), so that the cash and aggregate Market Value of the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed such aggregate MV Margin Amount (either requirement, a “Margin Call”); provided that if Seller transfers cash, Buyer shall apply such cash in reduction of the then outstanding Repurchase Price, such application to occur on the date of receipt by Buyer or, if such receipt occurs after 5:00 p.m. (New York City time), on the immediately succeeding Business Day.
     (b) Notice required pursuant to Section 6(a) may be given by any means provided in Section 21. Any notice given on a Business Day at or prior to 11:00 a.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the same Business Day. Any notice given on a Business Day following 11:00 a.m. (New York City time) shall be met, and the related Margin Call satisfied, no later than 1:00 p.m. (New York City time) on the following Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under this Section 6, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
7. INCOME PAYMENTS
     Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Asset subject to that Transaction, such Income shall be the property of Buyer. Notwithstanding the foregoing, and provided no Default or Event of Default has occurred and is continuing, Buyer agrees that Seller shall be entitled to receive an amount equal to all Income (other than any Third Party Loan Purchase Proceeds) received in respect of the Purchased Assets, whether by Buyer, Custodian, Disbursement Agent or any servicer or any other Person, which is not otherwise received by Seller, to the full extent it would be so entitled if the Purchased Assets had not been sold to Buyer; provided that any Income received by Seller while the related Transaction is outstanding shall be deemed to be held by Seller solely in trust for Buyer pending the repurchase on the related Repurchase Date; provided further that Seller shall hold all such Income (other than any Third Party Loan Purchase Proceeds) in the Collection Account. Seller shall deposit all Income (other than any Third Party Loan Purchase Proceeds) received by it into the Collection Account within three (3) Business Days of Seller’s receipt thereof. Seller shall direct all third party purchasers to deposit directly to the Third Party Loan Purchase Proceeds Account the purchase price and all other amounts that relate to any third party’s purchase from Seller from time to time of Purchased Assets that are subject to Transactions under this Agreement. The Third Party Loan Purchase Proceeds Account Bank shall transfer, on each Business Day, or more often at the discretion of Seller, all amounts held in the Third Party Loan Purchase Proceeds Account to an account designated by Buyer. Provided no Default or Event of Default has occurred, Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its sole discretion), on the Repurchase Date following the date any Income (including any Third Party Loan Purchase Proceeds remaining after giving effect to Buyer’s application on such Repurchase Date of amounts that were deposited in the Third Party Loan Purchase Proceeds Account as described in this Section 7) is received by Buyer in the Collection Account or in the Third Party Loan Purchase Proceeds Account (or a servicer on its behalf) either (i) transfer (or permit the servicer or Seller to transfer) to Seller such Income with respect to any Purchased Assets subject to such Transaction and with respect to any asset of Seller that is no longer subject to a Transaction, or (ii) if (x) a Margin Deficit then exists, or (y) any other Obligations then due and owing by Seller to Buyer have not been paid in full, apply the Income payment to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Assets sufficient to eliminate such Margin Deficit, (B) any other Obligations then due and owing by Seller to Buyer remain unpaid unless Seller shall transfer to Buyer cash in an amount sufficient to satisfy such Obligations, or (C) if a Default or an Event of Default has occurred and is then continuing at the time such Income is paid.
8. SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT
     (a) Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its Obligations and as security for Seller’s, Guarantor’s or any of their respective Affiliate’s or Subsidiary’s performance of its obligations (other than the obligations of an Asset Securitization Subsidiary or Guarantor’s obligations in connection with the Revolving Credit Agreement) under any agreement (other than an agreement related to Securitization Indebtedness or the Revolving Credit Agreement) by and among any such Person, on the one hand, and Buyer or any of Buyer’s Affiliates, on the other hand, Seller hereby grants Buyer a fully perfected first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising: (i) all Purchased Assets identified on a Transaction Notice delivered by Seller to Buyer and the Custodian from time to time, (ii) any other collateral pledged or otherwise relating to such Purchased Assets, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Loan accounting records and other books and records relating thereto in the possession of Seller or Custodian, (iii) the Records, (iv) the Collection Account, the Third Party Loan Purchase Proceeds Account, all Income relating to such Purchased Assets and all Third Party Loan Purchase Proceeds, (v) all Takeout Commitments and Trade Assignments related to the Purchased Assets (including the rights to receive the related Takeout Price and the Related Security as evidenced by such Trade Assignments), (vi) all FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements relating to such Purchased Assets, (vii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Assets and all claims and payments thereunder and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (viii) all interests in real property collateralizing any Purchased Assets, (ix) all other insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (x) any purchase agreements or other agreements, contracts or takeout commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, (xi) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing, and (xii) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”).
     (b) Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest Seller may have in the Purchased Assets and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.
     (c) Seller hereby grants and pledges to Buyer a first priority security interest in all of its rights, title and interest in and to the servicing of the Purchased Assets, if any, and the rights and proceeds related thereto, and in all instances whether now owned or existing or hereafter acquired or arising. In addition, Seller, in its capacity as Servicer, further grants and pledges to Buyer a first priority security interest in all of its rights, title and interest in and to all documentation and rights to receive documentation related to the servicing of each of the Purchased Assets, and all Income related to the Purchased Assets received by Seller, in its capacity as Servicer, and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing, and in all instances whether now owned or existing or hereafter acquired or arising (collectively, and together with the pledge of the servicing of the Purchased Assets in this clause (c), the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Seller’s Obligations to Buyer hereunder.
     (d) At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Items and the liens created hereby. Seller also hereby authorizes Buyer to file any such financing or continuation statement to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. This Agreement shall constitute a security agreement under applicable law.
     (e) Seller shall not (i) reserved, (ii) change its name, identity, form of organization or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Purchased Items, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Buyer at least 30 days prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed reasonably necessary by Buyer to continue its perfected status in the Purchased Items with the same or better priority.
     (f) Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items and any Related Credit Enhancement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Purchased Items and any Related Credit Enhancement, to file such financing statement or statements relating to the Purchased Items and any Related Credit Enhancement as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default shall have occurred and be continuing, to do the following:
     (i) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and any Related Credit Enhancement and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Items and any Related Credit Enhancement whenever payable;
     (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;
     (iii) (A) to direct any party liable for any payment under any Purchased Items or Related Credit Enhancement to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct including, without limitation, to send “goodbye” letters on behalf of Seller and any applicable Servicer and Section 404 Notices on behalf of Buyer; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items or Related Credit Enhancement; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items or Related Credit Enhancement; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or Related Credit Enhancement or any proceeds thereof and to enforce any other right in respect of any Purchased Items or Related Credit Enhancement; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items or Related Credit Enhancement; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items or Related Credit Enhancement as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Related Credit Enhancement and Buyer’s Liens

thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.
          Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
          Seller also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 19 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items and Related Credit Enhancement.
     (g) The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and Related Credit Enhancement and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
     (h) If Seller fails to perform or comply with any of its agreements contained in the Program Documents then Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, and the reasonable out-of-pocket expenses of Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by Seller to Buyer on demand and shall constitute Obligations.
     (i) Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items and any Related Credit Enhancement in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or any Related Credit Enhancement or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of Seller or otherwise.
     (j) All authorizations and agencies herein contained with respect to the Purchased Items and any Related Credit Enhancement are irrevocable and powers coupled with an interest.
     (k) Seller hereby acknowledges and agrees that the Zero Advance Loans constitute part of the Purchased Assets and other Purchased Items pledged pursuant to Section 8(a), the servicing rights of such Zero Advance Loans, if any, constitute part of the Related Credit Enhancement pledged pursuant to Section 8(c), and each constitutes additional pledged collateral in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales. Seller hereby further acknowledges and agrees that in consideration of such pledges, Buyer has agreed to execute and deliver this Agreement and to perform its obligations under this Agreement and the other Program Documents, in each case subject to the terms and conditions hereof and thereof, and that Seller has received other good and valuable consideration, the sufficiency of which is hereby acknowledged.
9. CONDITIONS PRECEDENT
     (a) As conditions precedent to the initial Transaction to be consummated on or after the Restatement Effective Date, Buyer shall have received on or before the date on which such initial Transaction is consummated the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):
     (i) Program Documents. The Program Documents duly executed and delivered by Seller and being in full force and effect, free of any modification, breach or waiver.
     (ii) Legal Opinion. A legal opinion of counsel to Seller and Guarantor, in form and substance satisfactory to Buyer.
     (iii) Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Buyer, a perfected, first-priority security interest in the Purchased Items and any Related Credit Enhancement, subject to no Liens other than those created hereunder, shall have been properly prepared for filing (including the applicable county(ies) if Buyer determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (ii) UCC lien searches, dated as of a recent date, in no event more than 14 days prior to the date of such initial Transaction, in such jurisdictions as shall be applicable to Seller, the Purchased Items and any Related Credit Enhancement, the results of which shall be satisfactory to Buyer.
     (iv) Fees and Expenses. Buyer shall have received all fees (including, without limitation, the Renewal Commitment Fee) and expenses required to be paid by Seller on or prior to such initial Purchase Date, including all legal fees the amount of which shall be agreed between Buyer and Seller prior to the date hereof incurred in connection with the drafting, negotiating and execution of the Program Documents, which fees and expenses may be netted out of any purchase proceeds paid by Buyer hereunder; provided that any such fees or expenses shall have been billed to the Seller on or prior to such initial Purchase Date.
     (b) The obligation of Buyer to enter into each Transaction pursuant to this Agreement (including the initial Transaction to be consummated on or after the Restatement Effective Date) is subject to the following further conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use of the proceeds thereof:
     (i) No Default, Event of Default or Event of Termination shall have occurred and be continuing.

     (ii) The representations and warranties made by Seller in Section 12 and Schedule 1-A hereof (and, in the case of a Fannie Mae Loan, Schedule 1-B hereof, and, in the case of a Freddie Mac Loan, Schedule 1-C hereof) and in each of the other Program Documents, shall be true and complete on and as of the Purchase Date in all material respects (in the case of the representations and warranties in Section 12(v), 12(w) and Schedules 1-A, 1-B and 1-C, solely with respect to Loans which have not been repurchased by Seller) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of Buyer, Buyer shall have received an officer’s certificate signed by a Responsible Officer of Seller certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions except where the lack of such license and/or authorizations would not be reasonably likely to have a Material Adverse Effect or any Material Adverse Effect with respect to any particular Asset proposed to be subject to such Transaction. For the avoidance of doubt, in the event that a representations or warranty with respect to a particular Loan is untrue, incorrect or incomplete, such event shall not affect Buyer’s purchase of other Loans; provided that the representations and warranties made with respect to such other Loans are true, correct and complete and all other terms and conditions set forth herein are satisfied.
     (iii) The then aggregate outstanding Purchase Price for all Purchased Assets, when added to the Purchase Price for the requested Transaction, without duplication, shall not exceed the Maximum Aggregate Purchase Price. Each Asset subject to such Transaction shall satisfy all Eligible Asset criteria.
     (iv) Subject to Buyer’s right to perform one or more Due Diligence Reviews pursuant to Section 44 hereof, Buyer shall have completed its Due Diligence Review of the Assets, including the Mortgage File for each Loan subject to such Transaction and such other documents, records, agreements, instruments, Mortgaged Properties or information relating to such Assets as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion. Any such Due Diligence Review shall be subject to the Due Diligence Cap.
     (v) Buyer or its designee shall have received on or before the day of a Transaction with respect to any Purchased Assets (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:
(A)	The Transaction Notice and Asset Schedule with respect to such Purchased Assets, delivered pursuant to Section 3(a);

(B)	The Dry Loan Trust Receipt with respect to such Purchased Assets consisting of Dry Loans (including any Correspondent Loan that is a Dry Loan), the Undocumented Loan Trust Receipt with respect to such Purchased Assets consisting of Undocumented Loans (including any

Correspondent Loan that is an Undocumented Loan), and the Wet Loan Trust Receipt with respect to such Purchased Assets consisting of Wet Loans, in each case separately identifying such categories of Loans as Buyer may from time to time request pursuant to the terms and provisions of the Applicable Custodial Agreement and with the related Custodian Loan Transmission and Exception Report or Undocumented Loan Schedule, Correspondent Loan Schedule (with respect to any Correspondent Loan that is an Undocumented Loan) and Wet Loan Schedule, as applicable, attached;
(C)	If any of the Loans that are proposed to be sold are Early Purchase Program Loans, for each such Loan: (i) a fully completed, executed and authenticated Eligible Participation Certificate, (ii) a copy of the fully completed Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule), Freddie Mac Form 381 (Contract Delivery Summary) or Freddie Mac Form 939 (Settlement and Information Multiple Registration Form), as applicable, designating Buyer as the party authorized to receive the related Securities, duly executed by Seller, (iii) a copy of the Form HUD 11706 (Schedule of Pooled Mortgages) and the reverse side of Form HUD 11706 (Initial Certification), Fannie Mae Form 2005 (Schedule of Mortgages with Magnetic Tape Format Instructions), Freddie Mac Form 11 (Mortgage Submission Schedule) or Freddie Mac Form 13SF (Mortgage Submission Voucher) or Selling System computer tape, as applicable, that has been delivered to the applicable Agency indicating Custodian’s initial certification of the Related Loans evidenced by the Participation Certificate that is proposed to be purchased;
(D)	Such certificates, customary opinions of counsel or other documents as Buyer may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment and, provided further, that this condition shall be deemed to be satisfied if Seller is diligently and in good faith working to timely provide to Buyer any such additional information that is not readily available to or easily obtainable by Seller; and

(E)	With respect to each Correspondent Loan, Buyer shall have received a Correspondent Seller Release for such Purchased Asset that is duly executed and delivered by the related Correspondent Seller by no later than the time set forth in Section 3(a) hereof.

(vi)	[Reserved].
     (vii) With respect to any Loan that was funded in the name of, or acquired by, a Qualified Originator which is an Affiliate of Seller, Buyer may, in its sole discretion, require Seller to provide evidence sufficient to satisfy Buyer that such Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to Buyer in its sole discretion, that such Loan was acquired in a legal sale.
(viii)	None of the following shall have occurred and/or be continuing:
     i. an event or events resulting in the inability of Buyer to finance its purchases of assets with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events or a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under or otherwise comply with the terms of this Agreement; or
     ii. any other event beyond the control of Buyer which Buyer reasonably determines may result in Buyer’s inability to perform its obligations under this Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing.
     (ix) If any Loans to be purchased hereunder were acquired by Seller, such Loans shall conform to the Underwriting Guidelines or Buyer shall have received underwriting guidelines for such Loans acceptable to Buyer in its discretion.
     (x) If any Loans are serviced by a Servicer other than Seller or by a Subservicer, Buyer shall have received, no later than 10:00 a.m. three (3) days prior to the requested Purchase Date for such Loans, an Instruction Letter, executed by Seller, with the related Servicing Agreement attached thereto, which such Servicing Agreement shall be in form and substance acceptable to Buyer.
     (xi) In no event shall Buyer be required to enter into (A) more than seven (7) Transactions in any one Business Day, nor (B) any Transaction whose Purchase Price would be less than $1,000,000.
     (xii) Buyer shall have determined that all actions necessary or, in the opinion of Buyer, desirable to maintain Buyer’s perfected interest in the Purchased Assets, other Purchased Items and Related Credit Enhancement have been taken, including, without limitation, duly filed Uniform Commercial Code financing statements on Form UCC 1.
     (xiii) Seller shall have paid to Buyer all fees (including without limitation any Renewal Commitment Fees then due and owing) and expenses owed to Buyer in accordance with this Agreement and any other Program Document.
     (xiv) Reserved.
     (xv) There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

     (xvi) With respect to each Purchased Asset that is subject to a security interest in favor of a Person other than Buyer (including any precautionary security interest) immediately prior to the Purchase Date, Buyer shall have received a Security Release Certification for such Purchased Asset that is duly executed by such secured party and Seller. Upon the request of Buyer, such secured party shall have filed Uniform Commercial Code termination statements in respect of Uniform Commercial Code filings made, if any, in respect of such Assets, and each such release and Uniform Commercial Code termination statement has been delivered to Buyer prior to each Transaction and to the Custodian as part of the Asset File.
     (xvii) In no event shall Buyer be required to enter into (A) more than one (1) Transaction with respect to any Zero Advance Loans in any one Business Day, (B) any Transaction with respect to any Zero Advance Loans if the aggregate outstanding principal balance of such Zero Advance Loans as of the related Purchase Date would be less than $2,000,000 or (C) any Transaction with respect to any Zero Advance Loans if such Zero Advance Loans have at any time been the subject of a Transaction Notice delivered by Seller pursuant to Section 3(e).
10. RELEASE OF PURCHASED ASSETS
     (a) With respect to any Purchased Asset, other than any Purchased Asset that is sold by Seller to Fannie Mae in an Early Funding Transaction, upon timely payment in full of the Repurchase Price with respect to such Purchased Asset, unless a Default, Event of Default or Event of Termination shall have occurred and be continuing, then (i) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Asset and any Purchased Items solely related to such Purchased Asset and (ii) with respect to such Purchased Asset, Buyer shall direct Custodian to release such Purchased Asset and any Purchased Items solely related to such Purchased Asset to Seller and shall execute such customary security interest release documents as may be reasonably requested by Seller, in each case unless such release and termination would give rise to or perpetuate a Margin Deficit. Notwithstanding the foregoing, Buyer shall release all Purchased Items, notwithstanding the occurrence of an Event of Termination, upon payment in full by Seller pursuant to Section 17 of the Repurchase Price for all Purchased Items then subject to outstanding Transactions and payment in full of all other Obligations then due to Buyer or any of Buyer’s Affiliates. Except as set forth in Section 16, Seller shall give at least one (1) Business Day’s prior written notice to Buyer if such repurchase shall occur on any date other than the Repurchase Date as specified in Section 3(i). If such release and termination gives rise to or perpetuates a Margin Deficit, Buyer shall notify Seller of the amount thereof and Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6.
     (b) In the case of any Purchased Asset to be sold by Seller to Fannie Mae in an Early Funding Transaction, Seller shall, at least 1 Business Day prior to the related date of purchase by Fannie Mae, (i) upload to Buyer’s system loan-level information relating to the Purchased Assets to be sold by Seller to Fannie Mae in connection with such Early Funding Transaction (such information to be contained in a file relating only to the Purchased Assets to be sold by Seller to Fannie Mae in such Early Funding Transaction) and (ii) wire transfer the Shortfall Amount, if any, relating to such Early Funding Transaction to Buyer’s account in accordance with the Wiring Instructions set forth in Section 2 of the applicable Tri-Party Agreement. In the event that Buyer shall not have received from Seller, by 12:00 noon (Eastern time) on the purchase date for any Early Funding Transaction, the entire Shortfall Amount relating to such Early Funding Transaction, Buyer shall send to Fannie Mae a Cut-Off Notice by no later than the applicable Cut-Off Time. With respect to any Purchased Asset to be sold to Fannie Mae in an Early Funding Transaction, if Buyer shall not have sent to Fannie Mae a Cut-Off Notice identifying such Purchased Asset at or prior to the applicable Cut-Off Time in accordance with Section 1(c) of the applicable Tri-Party Agreement, upon receipt of the Purchase Proceeds with respect to such Purchased Asset in the Third Party Loan Purchase Proceeds Account (a) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Asset and any Purchased Items solely related to such Purchased Asset and (b) with respect to such Purchased Asset, Buyer shall direct Custodian to release such Purchased Asset and any Purchased Items solely related to such Purchased Asset to Fannie Mae and shall cause the execution of such customary security interest release documents as may be reasonably requested by Fannie Mae. Nothing in the foregoing sentence shall be construed as a waiver or satisfaction of Seller’s obligation to remit any Shortfall Amount or any other amount due and owing to Buyer pursuant to this Agreement. If such release and termination gives rise to or perpetuates a Margin Deficit, Buyer shall notify Seller of the amount thereof and Seller shall thereupon satisfy the Margin Call in the manner specified in Section 6.
     (c) Buyer hereby represents and warrants to Seller that, as of the time on each Repurchase Date that Buyer shall have received the Repurchase Price and released its interest in the related Purchased Assets in accordance with the terms herein, such Purchased Assets repurchased by Seller will be free and clear of all claims, liens, security interests and/or other encumbrances created by or through Buyer.
     (d) With respect to any Zero Advance Loan, other than any Zero Advance Loan with respect to which Seller has delivered a Transaction Notice pursuant to Section 3(e), upon Seller’s request, unless a Default, Event of Default or Event of Termination shall have occurred and be continuing, (i) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Zero Advance Loan and any other Purchased Items solely related to such Zero Advance Loan and (ii) with respect to such Zero Advance Loan, Buyer shall direct Custodian to release such Zero Advance Loan and any Purchased Items solely related to such Zero Advance Loan to Seller and shall execute such customary security interest release documents as may be reasonably requested by Seller. Buyer hereby represents and warrants to Seller that, as of the time that Buyer shall have released its interest in the related Zero Advance Loans in accordance with the terms specified above, such Zero Advance Loans released to Seller will be free and clear of all claims, liens, security interests and/or other encumbrances created by or through Buyer.”
11. RELIANCE
     With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf.

12. REPRESENTATIONS AND WARRANTIES
     Seller represents and warrants to Buyer that throughout the term of this Agreement:
     (a) Existence. Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.
     (b) Financial Condition. Seller has heretofore furnished to Buyer a copy of its (1) consolidated balance sheet for the fiscal year ended December 31, 2009 and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of a nationally recognized public accounting firm and (2) unaudited consolidated balance sheet for the quarterly fiscal period(s) ended March 31, 2010 and the related unaudited consolidated statements of income and retained earnings and of cash flows for it for such quarterly fiscal period(s), setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct in all material respects and when taken as a whole fairly present the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations for the fiscal year or quarter, as applicable, ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 2009 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.
     (c) Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against Seller or any of its Subsidiaries or Affiliates, other than actions, suits, arbitrations, investigations or proceedings disclosed on Schedule 5 hereto, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect or (ii) which questions the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated thereby and there is a reasonable likelihood of a Material Adverse Effect or adverse decision.
     (d) No Breach. Neither (a) the execution and delivery of the Program Documents, or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which Seller, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them or their property is subject, or constitute a default under any such material agreement or instrument unless such conflict, breach or default would not cause or result in a Material Adverse Effect, or (except for the Liens created pursuant to this Agreement) result in the creation or imposition of any Lien upon any property of Seller or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.
     (e) Action. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents to which it is a party; the execution, delivery and performance by Seller of each of the Program Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Program Document has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
     (f) Approvals. No authorizations, approvals or consents of, and no filings or registrations with (other than certain UCC filings or filings with the SEC), any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by Seller of the Program Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.
     (g) Taxes. Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for (i) any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided or (ii) any such taxes for which an extension has been obtained in compliance with applicable law. The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate. Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid.
     (h) Investment Company Act. Neither Seller nor any of its Subsidiaries is required to register as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
     (i) Reserved.
     (j) Compliance with Law. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its business violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in a Material Adverse Effect.

     (k) No Default. None of Seller, Guarantor nor any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect unless such default is a default under the Revolving Credit Agreement that has been expressly waived by RBS. No Default, Event of Default or Event of Termination described in Section 17(a)(ii) or Section 17(a)(iii) has occurred and is continuing.
     (l) Chief Executive Office; Chief Operating Office. Seller’s chief executive office and chief operating office on the Restatement Effective Date is located at 1 Mortgage Way, Mount Laurel, New Jersey 08054. During the four months immediately preceding the Restatement Effective Date, Seller continuously conducted it business solely in its own name at all times, did not change its name, maintained its chief executive office in the jurisdiction in which presently located and was organized at all times under the laws of the State of New Jersey.
     (m) Location of Books and Records. The location where Seller keeps its books and records including all computer tapes and records relating to the Purchased Items is its chief executive office or chief operating office or the offices of the Custodian, provided that, Seller may keep backup copies of its books and records at other locations.
     (n) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller or any of its Subsidiaries to Buyer in connection with the negotiation, preparation, delivery or performance of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto or in connection herewith or therewith, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller or any of its Subsidiaries to Buyer in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.
     (o) Consolidated Net Worth; Indebtedness Ratio. Guarantor’s Consolidated Net Worth on the last day of any fiscal quarter is not less than $1,000,000,000. The ratio of Indebtedness of the Guarantor and its Consolidated Subsidiaries to Guarantor’s Tangible Net Worth does not exceed 6.5 to 1.0.
     (p) ERISA. None of Seller nor any of Seller’s Affiliates or Subsidiaries has, or reasonably expects to have, any material liability under Title IV of ERISA, other than any such liability disclosed in Seller’s financial statements provided to Buyer.

     (q) Licenses. Buyer will not be required as a result of purchasing the Loans to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it is currently so required or (ii) under any state or other jurisdiction’s consumer lending, fair debt collection or other applicable state or other jurisdiction’s statute or regulation.
     (r) Filing Jurisdictions; Relevant States. Schedule 2 sets forth all of the jurisdictions and filing offices in which a financing statement should be filed in order for Buyer to perfect its security interest in the Purchased Items. Schedule 3 sets forth all of the states or other jurisdictions in which Seller originates Loans in its own name or through brokers on the date of this Agreement.
     (s) True Sales. Any and all interest of a Qualified Originator in, to and under any Loan funded in the name of or acquired by such Qualified Originator or seller which is an Affiliate of Seller has been sold, transferred, conveyed and assigned to Seller pursuant to a legal sale and such Qualified Originator retains no interest in such Loan, and if so requested by Buyer, such sale is covered by an opinion of counsel to that effect in form and substance acceptable to Buyer.
     (t) No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of Seller or any of its Subsidiaries has a Material Adverse Effect.
     (u) Subsidiaries. All of the Subsidiaries of Seller at the date hereof are listed on Schedule 4 to this Agreement.
     (v) Origination and Acquisition of Loans. The Loans were originated or acquired by Seller, and the origination and collection practices used by Seller or Qualified Originator, as applicable, with respect to the Loans have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan origination and servicing business, and in accordance with the Underwriting Guidelines or the Agency Guidelines. With respect to Loans acquired by Seller, all such Loans are in conformity with the Underwriting Guidelines. Each of the Assets complies with the representations and warranties listed in Schedule 1-A hereto (and, in the case of Fannie Mae Loans, Schedule 1-B hereto, and, in the case of Freddie Mac Loans, Schedule 1-C hereto).
     (w) No Adverse Selection. Seller used no selection procedures that identified the Eligible Assets as being less desirable or valuable than other comparable Assets owned by Seller.
     (x) Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller and Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Assets with any intent to hinder, delay or defraud any of its creditors.
     (y) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.
     (z) MERS. Seller is a member of MERS in good standing.
     (aa) [Reserved].
     (bb) [Reserved].
     (cc) Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, Seller has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by Buyer, which letter shall be retained in the files of Seller for a period of no less than six (6) months from the date of delivery for such Wet Loan and, upon request by Buyer, all such Insured Closing Letters or similar letters in possession of Seller shall be made available for audit by Buyer or its designee. Among other things, the Insured Closing Letter covers any losses occurring due to the fraud, dishonesty or mistakes of the closing agent. The Insured Closing Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including Buyer.
     (dd) Closing Instruction Letter. As of the Purchase Date with respect to each Wet Loan, the Settlement Agent has been provided a Closing Instruction Letter.
     (ee) [Reserved].
     (ff) [Reserved].
     (gg) [Reserved].
     (hh) [Reserved].
     (ii) Third Party Loan Purchase Proceeds Account. Seller has directed all third party purchasers to deposit into the Third Party Loan Purchase Proceeds Account the purchase price and all other amounts to be deposited by any third party purchaser into the Third Party Loan Purchase Proceeds Account in connection with such third party’s purchase from Seller from time to time of Purchased Assets that are subject to Transactions under this Agreement immediately prior to such purchase. Seller shall have no right of withdrawal from the Third Party Loan Purchase Proceeds Account.

     (jj) Errors and Omissions Insurance. As of the Restatement Effective Date, and as of the date of each delivery of a Wet Loan, Seller has obtained a certificate of the related insurer certifying to the existence of errors and omissions insurance and/or mortgage impairment insurance maintained in sufficient amounts with financially sound and reputable insurance companies in accordance with Section 13(v) with respect to such Wet Loan (or written evidence that Seller’s blanket bond coverage maintained in accordance with Section 13(v) is in effect with respect to such Wet Loan). Such insurance policies inure to the benefit of, and the rights thereunder may be enforced by, Seller and its successors and assigns, including Buyer.
     (kk) Instructions to Disbursement Agent. The wire amounts set forth in the Wire Instructions provided to the Disbursement Agent pursuant to Section 3(a), Section 3(b) and Section 3(e) of the Disbursement Agent Agreement are identical to the balances set forth in the related Wet Loan Schedule (with respect to Wet Loans) and the related Correspondent Loan Schedule (with respect to Correspondent Loans), in either case provided to Buyer and no discrepancy exists between the information set forth in such Wire Instructions and the related Wet Loan Schedule or related Correspondent Loan Schedule, as applicable.
     (ll) [Reserved].
     (mm) Agency Approvals. Seller has all requisite Approvals and is in good standing with each Agency; provided, however, there shall be no breach of the representation and warranty pursuant to this Section 13(mm) in the event Seller fails to have all requisite Approvals from any Agency as a result of a Voluntary Approval Termination.
     (nn) No Adverse Actions. Seller has not received from any Agency or HUD a written notice of extinguishment or a written notice indicating any breach, default or non-compliance which is reasonably likely to entitle such Agency or HUD to terminate or suspend Seller or to sanction or levy penalties against Seller, in each case in such a manner as is reasonably likely to have a Material Adverse Effect, or a written notice from any Agency or HUD indicating any adverse fact or circumstance in respect of Seller which is reasonably likely to entitle such Agency or HUD, as the case may be, to revoke any Approval or otherwise terminate or suspend Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Agency or HUD to terminate Seller; provided that, there shall be no breach of the representation and warranty pursuant to this Section 13(nn) in the event Seller fails to have all requisite Approvals from any Agency as a result of a Voluntary Approval Termination.
13. COVENANTS OF SELLER
     Seller covenants and agrees with Buyer that during the term of this Agreement:
     (a) Financial Statements and Other Information; Financial Covenants.
          Seller shall deliver to Buyer:
     (i) As soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Seller, a certification in the form of Exhibit A to the attention of Ann Marie Petrovcik, Telephone: (203) 897-2553, Facsimile: (203) 873-4772, together with the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Seller and the consolidated Subsidiaries of Seller for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and the Subsidiaries of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);
     (ii) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, a certification in the form of Exhibit A to the attention of Ann Marie Petrovcik, Telephone: (203) 897-2553, Facsimile: (203) 897-4772, together with the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP; and
     (iii) From time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request.
     (b) Litigation. Seller will promptly, and in any event within five (5) Business Days after service of process on any of the following, give to Buyer notice of all legal or arbitrable proceedings affecting Seller or any of its Subsidiaries that (i) questions or challenges the validity or enforceability of any of the Program Documents, (ii) as to which an adverse determination would result in a Material Adverse Effect, (iii) is required to be disclosed by Guarantor in its public filings pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission as in effect from time to time thereunder or (iv) that Seller has received written notice of and is described in Section 12(nn), in each case to the extent that such legal or arbitrable proceedings were not disclosed on Schedule 5 hereto.
     (c) Existence, Etc. Each of Seller and its Subsidiaries will:
     (i) preserve and maintain its legal existence unless the failure to comply with such requirement would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;
     (ii) (A) strictly comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities applicable to Seller or relating to the

Purchased Items (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) and (B) cause the Purchased Items to comply with all applicable laws, rules and regulations of any such Governmental Authority, in each case if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;
     (iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;
     (iv) not change its corporate form or structure (or its equivalent) or move its chief executive office or chief operating office from the addresses referred to in Section 12(l) unless it shall have provided Buyer thirty (30) days’ prior written notice of such change; and
     (v) pay and discharge or cause to be paid and discharged, prior to the date on which penalties attach thereto, all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Purchased Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, would be reasonably likely to become a Lien upon such properties or any part thereof, except (A) for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided or (B) in any instance, the failure to take such action is not reasonably likely to cause a Material Adverse Effect; and Seller will file on a timely basis all federal, and material state and local tax and information returns and reports required to be filed by or in respect of it.
     (d) Prohibition of Fundamental Changes. Seller shall not at any time, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without Buyer’s prior consent; or (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect; provided, that (i) Seller may merge or consolidate with any wholly owned subsidiary of Seller and (ii) Seller may merge or consolidate with another Person if Seller is the entity surviving such merger.
     (e) Margin Deficit. If at any time there exists a Margin Deficit, Seller shall cure the same in accordance with Section 6.
     (f) Notices. Seller shall give notice to Buyer promptly in writing of any of the following:
     (i) Upon Seller becoming aware of, and in any event within one (1) Business Day after the occurrence of (A) any Default, Event of Default, Event of Termination under Section 17(a)(ii) or Section 17(a)(iii), (B) any event of default, default or event of termination under any Program Document or (C) any event of default, default or event of termination under any other material agreement of the type specified in Section 18(p) of

Seller after giving effect to all cure, grace or notice period s provided for in such material agreement;
     (ii) Reserved;
     (iii) upon Seller becoming aware of any default related to any Purchased Items, any Material Adverse Effect, and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;
     (iv) upon Seller becoming aware during the normal course of its business that the Mortgaged Property in respect of any Loan or Loans with an aggregate unpaid principal balance of at least $1,000,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the value of such Loan;
     (v) upon the entry of a final, non-appealable judgment or decree against Seller or any of its Subsidiaries in an amount in excess of $5,000,000;
     (vi) any material change in the insurance coverage required of Seller pursuant to any Program Document, with copy of evidence of same attached;
     (vii) upon any Responsible Officer of Seller becoming aware of any material dispute, material licensing issue, material investigation, material proceeding or suspension between Seller or its Subsidiaries, on the one hand, and any Governmental Authority on the other hand (including, without limitation, any such matter specified in any written notice received by Seller as described in Section 12(nn);
     (viii) any material change in accounting policies or financial reporting practices of Seller not otherwise in accordance with GAAP;
     (ix) upon any Responsible Officer of Seller becoming aware of any penalties, sanctions or charges levied, or threatened to be levied, against Seller or any change or threatened change in Approval status, or the commencement of any Agency Audit, investigation, or the institution of any action or the threat of institution of any action against Seller by any Agency or HUD or any other agency, or any supervisory or regulatory Government Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller, in each case, as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect;
     (x) upon any Responsible Officer of Seller becoming aware of any termination or threatened termination by any Agency of the Custodian as an eligible custodian; and
     (xi) with respect to any FHA Loan or VA Loan subject to a Transaction hereunder, upon any Responsible Officer of Seller becoming aware that the FHA or VA, as applicable, has reached a final determination to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively.

Each notice pursuant to this Section 13(f) (other than (vi) above) shall be accompanied by a statement of a Responsible Officer of Seller, setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.
     (g) Servicing. Except as provided in Section 43, Seller shall not permit any Person other than Seller to service Loans without the prior written consent of Buyer, which consent shall not be unreasonably withheld.
     (h) Underwriting Guidelines. Seller shall not permit any material modifications to be made to the PHH Mortgage Guidelines without the prior consent of Buyer (such consent not to be unreasonably withheld), provided, however, that, Buyer’s shall have been deemed to provide consent to such material modification if Buyer does not reasonably object to such modification within ten (10) days of receiving notice thereof from Seller. For the avoidance of doubt, the consent of Buyer shall not be required for any modifications required pursuant to, or of, the Agency Guidelines or the USAA Guidelines. Seller agrees to deliver to Buyer copies of the PHH Mortgage Guidelines and the Agency Guidelines in the event that any material changes are made to the PHH Mortgage Guidelines or any material changes requested by Seller are made to the Agency Guidelines, in each case following the Restatement Effective Date.
     (i) Lines of Business. Seller shall not make any material change in the nature of its business as conducted on the date hereof.
     (j) Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Agreement, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate. For the avoidance of doubt the Permitted Affiliate Transactions shall not constitute a violation of this Section 13(j).
     (k) Defense of Title. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Items against all adverse claims and demands of all Persons whomsoever.
     (l) Preservation of Purchased Items. Seller shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest in favor of Buyer hereunder. Seller will not allow any default to occur for which Seller is responsible under any Purchased Items or any Program Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Items or the Program Documents.
     (m) No Assignment. Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Items or any interest therein, provided that this Section 13(m) shall not prevent (i) any contribution, assignment, transfer or conveyance of Purchased Items in accordance with the

Program Documents, (ii) any lien granted to Buyer and (iii) Seller from entering into Takeout Commitments.
     (n) Limitation on Sale of Assets. Seller shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) outside of the ordinary course of business, whether now owned or hereafter acquired (which prohibition shall specifically exclude, without limitation, any such action taken in the ordinary course of business in connection with any securitization transaction or the sale of Mortgage Loans, mortgage backed securities or servicing rights); provided, that Seller may after prior written notice to Buyer allow such action with respect to any Subsidiary which is not a material part of Seller’s overall business operations.
     (o) [Reserved].
     (p) [Reserved].
     (q) Maintenance of Consolidated Net Worth. Guarantor shall not permit its Consolidated Net Worth on the last day of any fiscal quarter to be less than $1,000,000,000.
     (r) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Guarantor shall not permit the ratio of Indebtedness of the Guarantor and its Consolidated Subsidiaries to Guarantor’s Tangible Net Worth to exceed 6.5 to 1.0.
     (s) Additional Repurchase or Warehouse Facilities. Guarantor and its Subsidiaries shall maintain aggregate Available Borrowing Capacity of at least $1,000,000,000 (excluding uncommitted warehouse capacity provided by Government-Sponsored Enterprises), provided that no more than $500,000,000 of such capacity is in respect of facilities that are exclusively gestation facilities.
     (t) Servicing Transmission. Seller shall provide to Buyer on a monthly basis no later than 11:00 a.m. New York City time two (2) Business Days prior to each Repurchase Date (or such other day requested by Buyer) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Loans serviced hereunder by Seller which were funded prior to the first day of the then current month, summarizing Seller’s delinquency and loss experience with respect to Loans serviced by Seller (including, in the case of the Loans, the following categories: current, 30-59, 60-89, 90-119, 120-180 and 180+), and any other information reasonably requested by Buyer with respect to the Loans.
     (u) No Amendment or Compromise. Without Buyer’s prior written consent, none of Seller or those acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Assets, any related rights or any of the Program Documents; provided that the Seller may amend or modify a Loan in the ordinary course of business in accordance with Accepted Servicing Practices.
     (v) Maintenance of Property; Insurance. Seller shall keep all property useful and necessary in its business in good working order and condition. Seller shall continue to maintain, for itself and its Subsidiaries, Fidelity Insurance in an aggregate amount acceptable to the Agencies (such Fidelity Insurance shall provide coverage for any claims made in connection with all or any portion of the Purchased Assets). Seller shall notify the Buyer of any material change in the terms of any such Fidelity Insurance. Seller shall also maintain such other insurance with financially sound and reputable insurance companies, with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities. Upon request by Buyer, all certificates or written evidence in possession of Seller related to the insurance coverage required pursuant to Section 12(jj) shall be made available for audit by Buyer or its designee.
     (w) Further Identification of Purchased Items. Seller will furnish to Buyer from time to time statements and schedules further identifying and describing the Purchased Items and such other reports or information in connection with the Purchased Items as Buyer may reasonably request, all in reasonable detail.
     (x) Loan Determined to be Defective. Upon discovery by Seller or Buyer of any breach of any representation or warranty listed on Schedules 1-A, 1-B or 1-C hereto applicable to any Asset, the party discovering such breach shall promptly give notice of such discovery to the other.
     (y) [Reserved].
     (z) [Reserved].
     (aa) [Reserved].
     (bb) [Reserved].
     (cc) Maintenance of Papers, Records and Files. Seller shall acquire, and Seller shall build, maintain and have available, a complete Mortgage File in accordance with lending industry custom and practice for each Purchased Asset. Seller will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss or destruction.
     (i) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in Custodian’s possession unless otherwise provided for in the Applicable Custodial Agreement.
     (ii) For so long as Buyer has an interest in or lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.
     (dd) Maintenance of Licenses. Seller shall (i) maintain all licenses, permits, privileges, franchises and other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents and (ii) remain in good standing under the laws of each state in which it conducts business or any Mortgage Property is located (including its state of organization), unless, in any instance, any such failure is not reasonably likely to cause or otherwise result in a Material Adverse Effect.
     (ee) [Reserved].
     (ff) [Reserved].
     (gg) Change of Fiscal Year. Seller will not at any time, except upon sixty (60) days’ prior written notice to Buyer, change the date on which Seller’s fiscal year begins from Seller’s current fiscal year beginning date.
     (hh) Buyer Direction. Upon the occurrence and during the continuance of a Default, Event of Default or Event of Termination, Seller shall follow the instructions of Buyer with respect to the Purchased Assets.
     (ii) Establishment of Collection Account. Seller has established the Collection Account for the sole and exclusive benefit of Buyer. Seller shall segregate all amounts collected on account of the Purchased Assets, to be held in trust for the benefit of Buyer, and shall remit such collections in accordance with Buyer’s written instructions. No amounts deposited into such account shall be removed without Buyer’s prior written consent. Seller shall deposit or credit to the Collection Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.
     (jj) Early Funding Transactions. With respect to any Early Funding Transaction to be consummated pursuant to the FNMA Tri-Party Agreement, Seller shall timely identify Buyer to Fannie Mae pursuant to Section 1(a) of the FNMA Tri-party Agreement.
     (kk) [Reserved].
     (ll) MERS. Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans for as long as such Purchased Assets are registered with MERS.
     (mm) Establishment of Third Party Loan Purchase Proceeds Account. Seller has caused the Third Party Loan Purchase Proceeds Account Bank to establish the Third Party Loan Purchase Proceeds Account for the sole and exclusive benefit of Buyer. All amounts on deposit in the Third Party Loan Purchase Proceeds Account shall be subject to Buyer’s exclusive control and Seller’s authority over such account shall be limited to reviewing any information with respect to such account reasonably requested by Seller and to cause Third Party Loan Purchase Proceeds Account Bank to sweep all amounts on deposit in the Third Party Loan Purchase Proceeds Account to an account designated by Buyer pursuant to Section 7. Seller shall have no right of withdrawal with respect to the Third Party Loan Purchase Proceeds Account without the prior written consent of Buyer. Seller shall deposit or credit or cause to be credited or deposited to the Third Party Loan Purchase Proceeds Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement. Seller shall cause the Third Party Loan Purchase Proceeds Account Bank to segregate all amounts on deposit in the Third Party Loan Purchase Proceeds Account and to hold such amounts in trust for the benefit of Buyer, and to remit all such amounts payable to Buyer in accordance with Buyer’s written instructions. Seller shall have no right to and shall not amend, supplement or otherwise modify in any respect the foregoing procedures without Buyer’s prior written consent.
     (nn) Agency Audit and Approval Maintenance. Seller shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation written notices of defaults, written notices of termination of approved status, written notices of imposition of supervisory agreements or interim servicing agreements, and written notices of probation, suspension, or non-renewal, (ii) provide Buyer with copies of such Agency Audits promptly upon Buyer’s request, and (iii) take all actions necessary to maintain its respective Approvals; provided that, there shall be no breach of this Section 13(nn) in the event Seller fails to have all requisite Approvals from any Agency as a result of a Voluntary Approval Termination.
     (oo) Trade Assignments. With respect to Early Purchase Program Loans subject to any Transaction, Seller shall deliver to Buyer on the Conversion Date or as soon as possible thereafter, a duly executed Trade Assignment with respect to the Related Security.
     (pp) Takeout Payments. With respect to each Purchased Asset that is an Agency Takeout Loan, an Early Purchase Program Loan, a Third Party Takeout Loan, or a Security, Seller shall ensure that the related Takeout Price and all other payments under the related Takeout Commitment (or, in the case of a Security, the related Trade Assignment) shall be paid directly to the Third Party Loan Purchase Proceeds Account in accordance with Section 7. With respect to each Purchased Asset that is an Agency Takeout Loan, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s designated wire instructions or Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Asset Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Asset Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or Buyer has approved the related Payee Number in writing in its sole discretion. With respect each Purchased Asset that is an Early Purchase Program Loan, the applicable Agency documents list Buyer as sole subscriber.
14. REPURCHASE DATE PAYMENTS
     On each Repurchase Date, Seller shall remit or shall cause to be remitted to Buyer the Repurchase Price together with any other Obligations then due and payable.
15. REPURCHASE OF PURCHASED ASSETS
     It is understood and agreed that the representations and warranties set forth in Schedules 1-A, 1-B and 1-C with respect to the Purchased Assets shall survive delivery of the respective

Mortgage Files to the Custodian and shall inure to the benefit of Buyer. The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset shall not affect Buyer’s right to demand repurchase as provided under this Agreement. Seller shall, within two (2) Business Days of the earlier of Seller’s discovery (including by way of notice from a third party) or Seller receiving notice from Buyer with respect to any Purchased Asset of (i) any breach of a representation or warranty contained in Schedules 1-A, 1-B or 1-C, or (ii) any failure to deliver any of the items required to be delivered as part of the Mortgage File within the time period required for delivery pursuant to the Applicable Custodial Agreement, promptly cure such breach or delivery failure in all material respects. If within two (2) Business Days after the earlier of Seller’s discovery (including by way of notice from a third party) of such breach or delivery failure or Seller receiving notice thereof from Buyer that such breach or delivery failure has not been remedied by Seller, Seller shall promptly upon receipt of written instructions from Buyer, at Buyer’s option, either (i) repurchase such Purchased Asset at a purchase price equal to the Repurchase Price with respect to such Purchased Asset by wire transfer to the account designated by Buyer or, in the case of any Zero Advance Loan, accept reconveyance of such Zero Advance Loan, or (ii) transfer comparable Substitute Assets to Buyer, as provided in Section 16.
16. SUBSTITUTION
     Seller may, subject to agreement with and acceptance by Buyer upon one (1) Business Day’s notice, substitute other assets which are substantially the same as the Purchased Assets (the “Substitute Assets”) for any Purchased Assets. Such substitution shall be made by transfer to Buyer of such Substitute Assets and transfer to Seller of such Purchased Assets (the “Reacquired Loans”) along with the other information to be provided with respect to the applicable Substitute Asset as described in the form of Transaction Notice. Upon substitution, the Substitute Assets shall be deemed to be Purchased Assets, the Reacquired Loans shall no longer be deemed Purchased Assets, Buyer shall be deemed to have terminated any security interest that Buyer may have had in the Reacquired Loans and any Purchased Items solely related to such Reacquired Loans to Seller unless such termination and release would give rise to or perpetuate a Margin Deficit. Concurrently with any termination and release described in this Section 16, Buyer shall execute and deliver to Seller upon request and Buyer hereby authorizes Seller to file and record such documents as Seller may reasonably deem necessary or advisable in order to evidence such termination and release.
17. EVENT OF TERMINATION
     (a) Each of the following events shall constitute an Event of Termination (an “Event of Termination”):
     (i) Any event having a material adverse effect, as determined by Buyer in good faith, on (A) the property, business, operations, or financial condition of Seller or Guarantor, (B) the ability of Seller or Guarantor to perform its obligations under any of the Program Documents to which it is a party, (C) the validity or enforceability of any of the Program Documents, (D) the rights and remedies of Buyer under any of the Program Documents, (E) the timely repurchase of the Purchased Assets or payment of other amounts payable in connection therewith or (F) the Purchased Items in the aggregate;

     (ii) Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well being of Seller and such reasonable information and/or responses shall not have been provided within three (3) Business Days of such request;
     (iii) Seller’s membership in MERS is terminated for any reason (other than MERS ceasing to remain in existence) and such membership shall not be reinstated within five (5) Business Days; and
     (iv) Seller shall fail to comply with the requirements of Section 13(s).
     (b) Upon the occurrence of an Event of Termination, Buyer shall have the right to terminate this Agreement and all Transactions hereunder by delivering written notice of termination to Seller (a “Notice of Termination”), in which event (i) Buyer’s obligation to enter into new Transactions hereunder shall immediately terminate, (ii) the aggregate outstanding Repurchase Price for all Transactions hereunder and all other Obligations shall be due and payable (A) on the date that is sixty (60) days following delivery of such Notice of Termination to Seller or, (B) with respect to the Event of Termination set forth in Section 17(a)(iv) above, the date that is thirty (30) days following such occurrence (any such date, as applicable, the “Early Termination Date”) and (iii) the Repurchase Date for all Transactions then outstanding hereunder shall be deemed to be the Early Termination Date.
18. EVENTS OF DEFAULT
     Each of the following events shall constitute an Event of Default (an “Event of Default”) hereunder:
     (a) Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price);
     (b) Seller either fails to repurchase the Purchased Assets on the applicable Repurchase Date or fails to perform its obligations under Section 6;
     (c) Seller shall default in the payment of any other amount payable by it hereunder or under any other Program Document after notification by Buyer of such default, and such default shall have continued unremedied for three (3) Business Days; or
     (d) any representation, warranty or certification made or deemed made herein or in any other Program Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedules 1-A, 1-B and 1-C which shall be considered solely for the purpose of determining the Market Value of the Assets; unless Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or
     (e) Seller shall fail to comply with the requirements of Section 13(c)(i), Section 13(d), Sections 13(k) through 13(r); or Seller shall otherwise fail to observe or perform any other covenant or agreement contained in this Agreement or any other Program Document and such failure to observe or perform shall continue unremedied for a period of seven (7) Business Days; provided that, (i) any failure to comply with the provisions of this Agreement that are referenced in Sections 18(o), shall be subject to Section 18(o) and not this Section 18(e) and (ii) any failure to comply with the provisions of this Agreement that are referenced in Section 17, shall be subject to Section 17 and not this Section 18(e); or
     (f) any final, non-appealable judgment or judgments or order or orders for the payment of money in excess of (i) $10,000,000 (or, with respect to Guarantor, $25,000,000) in the aggregate (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against Seller or any of Seller’s Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge), satisfied, or bonded, or a stay of execution thereof (or its equivalent) shall not be procured (unless the court determines that a bond is not required), within sixty (60) days from the date of entry thereof and Seller or any of Seller’s Subsidiaries, as applicable, shall not, within said period of sixty (60) days, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
     (g) Seller shall admit in writing its inability to, or intention not to, perform any of Seller’s Obligations; or
     (h) Seller or any of Seller’s Affiliates or Subsidiaries files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Seller or any of Seller’s Affiliates or Subsidiaries, or of all or any part of Seller’s or Seller’s Affiliates or Subsidiaries’ Property; or makes an assignment for the benefit of Seller or Seller’s Affiliates or Subsidiaries’ creditors; or
     (i) A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller, or any of Seller’s Affiliates or Subsidiaries, or of any of Seller’s, or their respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or Seller or any of Seller’s Affiliates or Subsidiaries generally fails to pay Seller’s or Seller’s Affiliates or Subsidiaries’ debts as they become due; or Seller or any of Seller’s Affiliates or Subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against Seller or any of Seller’s Affiliates or Subsidiaries; or any of Seller’s or Seller’s Affiliates or Subsidiaries’ Property is sequestered by court or administrative order; or a petition is filed against Seller or any of Seller’s Affiliates or Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect, and such involuntary petition is not dismissed within thirty (30) days from the date after filing thereof; or

     (j) Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or any of Seller’s Affiliates or Subsidiaries, or shall have taken any action to displace the management of Seller or any of Seller’s Affiliates or Subsidiaries or to curtail its authority in the conduct of the business of any Seller or any of Seller’s Affiliates or Subsidiaries, or takes any action in the nature of enforcement to remove, revoke, suspend or materially restrict the approval of Seller or any of Seller’s Affiliates or Subsidiaries as an issuer, buyer or a seller/servicer of Loans or securities backed thereby and such action provided for in this subparagraph (j) shall not have been discontinued or stayed within ten (10) days; provided, however, there shall be no Default or Event of Default pursuant to this Section 18(j) in the event Seller fails to have all requisite Approvals from any Agency as a result of a Voluntary Approval Termination; or
     (k) Any Program Document shall for whatever reason (including an event of default thereunder) be terminated, or any of Seller’s material obligations (including Seller’s Obligations hereunder) shall cease to be in full force and effect, or the enforceability thereof shall be contested by Seller; or
     (l) Any Event of Termination shall have occurred, as determined by Buyer in its sole discretion, and Seller shall fail to pay to Buyer on or prior to the Early Termination Date the aggregate outstanding Repurchase Price for all Transactions hereunder and any and all other Obligations due and owing to Buyer or any of its Affiliates; or
     (m) Reserved; or
     (n) A Change of Control of Seller shall have occurred without the prior consent of Buyer; or
     (o) Seller shall grant, or suffer to exist, any Lien on, or ownership interest in, any Purchased Assets, Purchased Items or Additional Credit Enhancement except the Liens and ownership interests contemplated hereby; or the Liens and ownership interests contemplated hereby shall, by no fault, action or inaction of Buyer, cease to be valid, first priority perfected Liens and ownership interests, respectively, on the Purchased Assets, Purchased Items and Additional Credit Enhancement in favor of Buyer or shall, by no fault, action or inaction of Buyer, be Liens or ownership interests in favor of any Person other than Buyer; or
     (p) (i) Seller or any Subsidiary or Affiliate of Seller shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract between Seller or such other entity, on the one hand, and Buyer or any of Buyer’s Affiliates on the other; (ii) Seller or any Subsidiary or Affiliate of Seller shall be a “defaulting party” or an “affected party” in respect of an “event of default” or “termination event” (in each case however such condition is defined) under any ISDA Master Agreement, International Foreign Exchange and Currency Option Master Agreement, Master Securities Forward Transaction Agreement, Cross Product Master Agreement or similar over-the-counter dealing or netting agreement with Buyer, any of Buyer’s Affiliates or any third party, which condition allows Buyer, Buyer’s relevant Affiliate or such third party (if applicable, with the giving of notice or after any grace period has elapsed) to designate an early termination date thereunder, or which condition is deemed to result in the termination of, one or more transactions thereunder where, in the case of any such hedging agreement with a third party, the amount or amounts of such hedging agreements exceeds $10,000,000 (or, with respect to Guarantor, $25,000,000, or in each case its equivalent thereof in any other currency) in the aggregate; or (iii) Seller or any Subsidiary or Affiliate of Seller shall default under, or fail to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds or any other material agreement entered into by Seller or such other entity and any third party where the amount or amounts of the related Indebtedness exceeds $10,000,000 (or, with respect to Guarantor, $25,000,000, or in each case its equivalent thereof in any other currency) in the aggregate, unless such default or failure to perform is a default under the Revolving Credit Agreement and RBS has expressly waived such default; or
     (q) an Event of Default shall have occurred under the Guaranty; or
     (r) (i) failure of the Purchased Loans to be serviced in accordance with Accepted Servicing Practices; or (ii) Seller shall fail to maintain all requisite Approvals; provided, however, there shall be no Default or Event of Default pursuant to this Section 18(r) in the event Seller fails to have all requisite Approvals from any Agency as a result of a Voluntary Approval Termination.
19. REMEDIES
     Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(g), (h), (i) or (j) hereof), shall have the right to exercise any or all of the following rights and remedies:
     (a) (i) The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (provided that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Seller’s obligations hereunder to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date (determined in accordance with the preceding sentence) in such Transactions shall thereupon become immediately due and payable; all Income then on deposit in the Collection Account and the Third Party Loan Purchase Proceeds Account, and all Income paid after such exercise or deemed exercise, shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Price and any other amounts owing by Seller hereunder; Seller shall immediately deliver to Buyer or its designee any and all original papers, Records and files relating to the Purchased Assets subject to such Transaction then in Seller’s possession and/or control; and all right, title and interest in and entitlement to such Purchased Assets, together with any Related Credit Enhancement, shall be deemed transferred to Buyer or its designee.
     (ii) Buyer shall have the right to (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to

Section 19(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may deem to be commercially reasonable for cash or for future delivery without assumption of any credit risk any or all or portions of the Purchased Assets (including any Related Credit Enhancement if so determined by Buyer in its sole discretion) on a servicing released basis. Buyer may purchase any or all of the Purchased Assets (including any Related Credit Enhancement if so determined by Buyer in its sole discretion) at any public or private sale. Seller shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Assets (including any Related Credit Enhancement if so determined by Buyer in its sole discretion) shall be applied first to the reasonable costs and expenses incurred by Buyer in connection with or as a result of an Event of Default; second to costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices; fourth to all other Obligations; and fifth shall be paid to Seller.
     (iii) Buyer shall have the right to terminate this Agreement and declare all Obligations of Seller to be immediately due and payable, by a notice in accordance with Section 21 provided no such notice shall be required for an Event of Default pursuant to Section 18(g),(h),(i) or (j) hereof.
     (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets (or any Related Credit Enhancement) on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets (or any Related Credit Enhancement) may not be liquid. In view of the nature of the Purchased Assets (or any Related Credit Enhancement), the parties agree that liquidation of a Transaction or the underlying Purchased Assets (or any Related Credit Enhancement) does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Asset (or any Related Credit Enhancement) and nothing contained herein shall obligate Buyer to liquidate any Purchased Asset (or any Related Credit Enhancement) on the occurrence of an Event of Default or to liquidate all Purchased Assets (or any Related Credit Enhancement) in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.
     (v) To the extent permitted by applicable law, Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer. If any notice of a proposed sale or other disposition of Purchased Assets (including any Related Credit Enhancement) or any other Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least two (2) days before such sale or other disposition.

     (b) Seller hereby acknowledges, admits and agrees that Seller’s obligations under this Agreement are recourse obligations of Seller to which Seller pledges its full faith and credit. In addition to its rights hereunder, Buyer shall have the right to proceed against any of Seller’s assets which may be in the possession of Buyer, any of Buyer’s Affiliates or their respective designees (including the Custodian), including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets (including any Related Credit Enhancement) and Additional Purchased Assets, any other Purchased Items and their proceeds and all other sums or obligations owed by Buyer to Seller against all of Seller’s obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.
     (c) Buyer shall have the right to obtain physical possession of the Records and all other files of Seller relating to the Purchased Assets (including any Related Credit Enhancement) and all documents relating to the Purchased Assets (including any Related Credit Enhancement) which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request.
     (d) Buyer shall have the right to direct all Persons servicing the Purchased Assets to take such action with respect to the Purchased Assets as Buyer determines appropriate. Upon the occurrence of one or more Events of Default, Buyer shall, in addition to all other rights and remedies provided in this Agreement and by law, have all rights and remedies specified in Section 43.
     (e) Buyer shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets (including any Related Credit Enhancement) and any other Purchased Items or any portion thereof, collect the payments due with respect to the Purchased Assets (including any Related Credit Enhancement) and any other Purchased Items or any portion thereof, and do anything that Buyer is authorized hereunder or by law to do. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.
     (f) [Reserved].
     (g) In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser or a secured party, as applicable, under the Uniform Commercial Code.
     Except as otherwise expressly provided in this Agreement, Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller.

     Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets (including any Related Credit Enhancement) and any other Purchased Items or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
     After the occurrence and during the continuance of an Event of Default, Seller shall cause all sums received by it with respect to the Purchased Assets (including any Related Credit Enhancement) to be deposited with such Person as Buyer may direct after receipt thereof.
20. DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE
     No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.
21. NOTICES AND OTHER COMMUNICATIONS
     Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Applicable Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex, telecopy or email) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given by Seller under Section 3(a) (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex, telecopier or email or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
22. USE OF EMPLOYEE PLAN ASSETS
     No assets of an employee benefit plan subject to any provision of ERISA or a plan subject to Section 4975 of the Code shall be used by either party hereto in a Transaction.

23. INDEMNIFICATION AND EXPENSES.
     (a) Seller agrees to hold Buyer, its Affiliates and their respective officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Costs”) relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Asset (including any Related Credit Enhancement) for any sum owing thereunder, or to enforce any provisions of any Asset (including any Related Credit Enhancement), Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel, provided, however, Seller’s obligations to pay for the reasonable fees and disbursements of counsel to an Indemnified Party shall be limited to the fees and disbursements of one law firm (plus the fees and disbursements of any reasonably necessary local counsel) for all Indemnified Parties. Seller hereby acknowledges that all Obligations of Seller under this Agreement are recourse obligations of Seller. Buyer agrees not to assert any claims for indemnity pursuant to this Section 23(a) and Seller shall not be required to indemnify Buyer, for any claims arising out of or related to Buyer’s actions or failure to act in connection with any rehypothecation of Purchased Mortgage Loans by Buyer pursuant to Section 38. The assigning Buyer agrees not to assert any claims for indemnity pursuant to this Section 23(a) and Seller shall not be required to indemnify the assigning Buyer, in each case for any claims related to the assigning Buyer’s actions or failure to act in connection with any assignment of such Buyer’s rights and obligations under the Program Documents pursuant to Section 39. From and after the date of such assignment, Seller shall be responsible for indemnifying any such assignee in accordance with this Section 23(a).

     (b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to Buyer, provided, however, Seller’s obligations to pay for the reasonable fees, disbursements and expenses of counsel to Buyer shall be limited to the fees, disbursements and expenses of one law firm (plus the fees and disbursements of any reasonably necessary local counsel) and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Purchased Items (including any Related Credit Enhancement) under this Agreement, including, but not limited to, those costs and expenses incurred by Buyer pursuant to Sections 23, 39 and 44, provided that, subject to the proviso in the last sentence of Section 44, Seller’s obligation to reimburse Buyer for due diligence review costs pursuant to this Section 23, shall not exceed, in the aggregate with the Due Diligence Costs, the Due Diligence Cap. Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
     (c) If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion and Seller shall remain liable for any such payments by Buyer. No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under the Program Documents.
     (d) Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 23 shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.
24. WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS
     Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Items as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Items shall be disposed of in the event of any disposition pursuant hereto.

25. REIMBURSEMENT
     All sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain Seller’s obligation (unless and to the extent that Seller is the prevailing party in any dispute, claim or action relating thereto). Seller agrees to pay the reasonable out of pocket expenses and reasonable attorneys’ fees incurred by Buyer and/or Custodian in connection with the preparation, negotiation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or Custodian pursuant thereto, any “due diligence” or loan agent reviews conducted by Buyer or on its behalf or by refinancing or restructuring in the nature of a “workout”, provided, however, Seller’s obligations to pay for the reasonable fees, disbursements and expenses of counsel to Buyer shall be limited to the fees, disbursements and expenses of one law firm (plus the fees and disbursements of any reasonably necessary local counsel), provided further that, subject to the proviso in the last sentence of Section 44, Seller’s obligation to reimburse Buyer for due diligence review costs pursuant to this Section 25, shall not exceed, in the aggregate with the Due Diligence Costs, the Due Diligence Cap In addition to the foregoing, and not by way of limitation, after the occurrence of an Event of Default Seller shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Post-Default Rate) and all costs and expenses incurred within thirty (30) days of the Event of Default in connection with Buyer’s re-employment of funds, termination of deposits, hedging or covering transactions related to the Purchased Assets (including any Related Credit Enhancement), conduit advances and payments for mortgage insurance.
26. FURTHER ASSURANCES
     Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Program Documents, to perfect the interests of Buyer in the Purchased Items or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder.
27. TERMINATION
     This Agreement shall remain in effect until (i) with respect to the Committed Amount and Transactions funded thereunder, the Termination Date, and (ii) with respect to the Uncommitted Amount and Transactions funded thereunder, the earliest to occur of (x) the Termination Date and (y) the date specified in a written notice of termination of any Uncommitted Purchase Availability Period delivered by Buyer to Seller (such date to be no earlier than the tenth (10th) Business Day after such written notice is so delivered), as applicable. Seller’s obligations under Section 3(k), Section 5, Section 12, Section 23 and Section 25 and any other reimbursement or indemnity obligation of Seller to Buyer pursuant to this Agreement or any other Program Documents shall survive the termination hereof.

28. SEVERABILITY
     If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.
29. BINDING EFFECT; GOVERNING LAW
     This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that the parties may assign their rights or obligations under this Agreement only in accordance with Section 39 hereof. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
30. AMENDMENTS
     Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Seller and Buyer and any provision of this Agreement may be waived by Buyer.
31. SUCCESSORS AND ASSIGNS
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
32. SURVIVAL
     The obligations of Seller under Sections 3(k), 5, 23 and 25 and any other reimbursement or indemnity obligation of Seller to Buyer pursuant to this Agreement or any other Program Document shall survive the repurchase of the Assets hereunder and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a purchase, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived, by reason of purchasing any Assets, any Default, Event of Default or Event of Termination that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such purchase was made.
33. CAPTIONS
     The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

34. COUNTERPARTS
     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. The parties agree that this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
35. SUBMISSION TO JURISDICTION; WAIVERS
EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
     (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND/OR ANY OTHER PROGRAM DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
     (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
     (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND
     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
36. WAIVER OF JURY TRIAL
EACH OF SELLER AND BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

37. ACKNOWLEDGEMENTS
     Seller hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents to which it is a party;
     (b) Buyer has no fiduciary relationship to Seller; and
     (c) no joint venture exists among or between Buyer and Seller.
38. HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS.
     Buyer shall have free and unrestricted use of all Assets and Purchased Items and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Assets and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Assets and Purchased Items, in all cases subject to Buyer’s obligation to reconvey the Purchased Assets (and not substitutes therefor) on the Repurchase Date. Nothing contained in this Agreement shall obligate Buyer to segregate any Assets or Purchased Items delivered to Buyer by Seller.
39. ASSIGNMENTS; PARTICIPATIONS.
     (a) Seller may assign any of its rights or obligations hereunder only with the prior written consent of Buyer. Buyer may assign or transfer to any bank or other financial institution or entity that makes or invests in repurchase agreements or loans all or any of its rights under this Agreement and the other Program Documents, with the consent of Seller which shall not be unreasonably withheld or delayed; provided that such consent shall not be required if Buyer assigns its rights and obligations (i) to an Affiliate of Buyer or (ii) after the occurrence and during the continuance of an Event of Default, provided, further, that Buyer shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee, specifying the percentage or portion of such rights and obligations assigned. Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.
     (b) Buyer may, in accordance with applicable law, at any time sell to one or more entities (“Participants”) participating interests in this Agreement, its agreement to purchase Assets, or any other interest of Buyer hereunder and under the other Program Documents. In the event of any such sale by Buyer of participating interests to a Participant, Buyer’s obligations under this Agreement to Seller shall remain unchanged, Buyer shall remain solely responsible for the performance thereof and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Documents. Seller agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Buyer the proceeds thereof. Buyer also agrees that each Participant shall be entitled to the benefits of Sections 3(f), 3(k), 23 and 25 with respect to its participation in the Assets and Purchased Items outstanding from time to time; provided, that Buyer and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than Buyer would have been entitled to receive had no such transfer occurred.
     (c) Buyer may furnish any information concerning Seller or any of its Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying Seller in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit H) and only for the sole purpose of evaluating assignments or participations and for no other purpose.
     (d) Seller agrees to cooperate with Buyer in connection with any such assignment and/or participation, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment and/or participation. Seller further agrees to furnish to any Participant identified by Buyer to Seller copies of all reports and certificates to be delivered by Seller to Buyer hereunder, as and when delivered to Buyer.
40. SINGLE AGREEMENT
     Seller and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
41. INTENT
     (a) Seller and Buyer recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741(7)(A)(i) of the Bankruptcy Code, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, and that the pledge of the Related Credit Enhancement in Section 8(c) hereof is intended to constitute “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
     (b) It is understood that Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 19 is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code.
     (c) The parties hereby agree that all Servicing Agreements and any provisions hereof or in any other document, agreement or instrument that is related in any way to the servicing of the Purchased Assets shall be deemed “related to” this Agreement within the meaning of Sections 101(38A)(A) and 101(47)(a)(v) of the Bankruptcy Code and part of the “contract” as such term is used in Section 741 of the Bankruptcy Code.
42. CONFIDENTIALITY
     (a) The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder, are proprietary to Buyer and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Buyer (such consent not to be unreasonably withheld) except for (i) disclosure to Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iii) disclosure to any approved hedge counterparty to the extent necessary to obtain any interest rate protection agreement, (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws or (v) such other circumstances as are reasonably within the discretion of a public company in order to meet its corporate obligations; provided that in the case of (ii), (iii), (iv) and (v) Seller shall take reasonable actions to provide Buyer with prior written notice.
     (b) Buyer agrees to keep confidential all non-public information provided to it by Seller or an Affiliate thereof pursuant to this Agreement or any other Program Document that is designated by such Person as confidential and such information shall not be disclosed to any third party without the written consent of Seller (such consent not to be unreasonably withheld) except for (i) disclosure to Buyer’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iii) disclosure to any approved hedge counterparty to the extent necessary to obtain any interest rate protection agreement, (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws or (v) such other circumstances as are reasonably within the discretion of a public company in order to meet its corporate obligations; provided that in the case of (ii), (iii), (iv) and (v) Buyer shall take reasonable actions to provide Seller with prior written notice.
     (c) Notwithstanding anything in this Agreement to the contrary, Buyer shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Seller Confidential Information”). Buyer understands that the Seller Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Buyer agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.
     (d) Notwithstanding anything herein to the contrary, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement. Buyer acknowledges that this Agreement may be filed with the Securities and Exchange Commission; provided that, Seller shall redact any pricing and other confidential provisions, including, without limitation, the amount of any Renewal Commitment Fee, Non-Usage Fee, Price Differential and Purchase Price from such filed Agreement.
43. SERVICING
     (a) Buyer hereby designates Seller to service each Purchased Asset as Servicer for a term of sixty (60) days following the related Purchase Date of such Purchased Asset, which term is renewable at the sole discretion of Buyer for subsequent sixty (60) day periods (or such other period agreed to by Buyer) upon written direction of Buyer. During such time that Seller is servicing the Purchase Assets, Seller shall service the Purchased Assets for the benefit of or on behalf of Buyer, provided, however, that the obligation of Seller to service any such Purchased Asset for the benefit of or on behalf of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price thereof. Seller covenants to maintain or cause the servicing of the Purchased Assets to be maintained in conformity with Accepted Servicing Practices. In the event that this Agreement is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of: (i) the termination thereof by Buyer pursuant to subsection (d) below, (ii) sixty (60) days or such other period after the initial sixty (60) day period as Buyer may agree in writing in its sole discretion after the Purchase Date of such Purchased Asset, (iii) the occurrence of a Default or an Event of Default, (iv) the date on which all the Obligations have been paid in full or (v) the transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity.
     (b) In the event Buyer forecloses upon or exercises any other remedies with respect to any Related Credit Enhancement pursuant to Section 19, Seller shall promptly deliver to Buyer or Buyer’s designee any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Assets (the “Servicing Records”), together with the physical and contractual servicing of the Purchased Assets, in each case whether now owned or existing or hereafter acquired or arising and wherever located, to secure the Obligations of Seller or its designee in conformity with this Section 43 and any other obligation of Seller to Buyer. At all times during the term of this Agreement, Seller covenants to hold such Servicing Records and safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) as required by this Agreement. It is understood and agreed by the parties that prior to expiration, termination or non-renewal of the related servicing term pursuant to Section 43(a), Seller shall retain the servicing fees with respect to the Purchased Assets. Seller shall deliver, or shall cause the related Servicer or Subservicer to deliver, the Related Credit Enhancement for each Purchased Asset to Buyer or such other successor servicer as may be designated by Buyer upon the expiration, termination or non-renewal of the related servicing term pursuant to Section 43(a). With respect to the Servicing Records and the physical and contractual servicing of the Purchased Assets relating to any Transaction, Seller shall deliver or cause the related Servicer or Subservicer to deliver, such Servicing Records and, to the extent applicable, physical servicing to the designee of Buyer, upon the expiration, termination or non-renewal of the related servicing term pursuant to Section 43(a), unless otherwise agreed in writing by Buyer. Seller’s transfer of the Related Credit Enhancement under this Section shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
     (c) If any Loans are serviced by any other third party servicer (such third party servicer, the “Subservicer”) Seller shall provide a copy of the related servicing agreement with a properly executed Instruction Letter to Buyer at least three (3) Business Days prior to the applicable Purchase Date or the date on which the Subservicer shall begin subservicing such Loans which shall be in the form and substance acceptable to Buyer (the “Servicing Agreement”) and shall have obtained the written consent of Buyer for such Subservicer to subservice such Loans.
     (d) Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, (i) sell the Purchased Assets without payment of any termination fee or any other amount to Seller and (ii) sell on a servicing released basis any Purchased Assets being serviced by a Subservicer (approved pursuant to Section 43(c)) without payment of any termination fee or any other amount to Seller but subject to the rights of such Subservicer. Buyer agrees not to direct or otherwise contact any such Subservicer absent a determination in good faith by Buyer that a Default or an Event of Default has occurred and is continuing. Unless a Default or an Event of Default shall have occurred and be continuing Buyer shall not exercise or attempt to exercise any such rights to service the Purchased Assets, including contacting Mortgagors or Subservicers or taking possession of the related Records, or exercise Seller’s rights with respect to the Purchased Assets under the related servicing agreement. Upon the expiration of the servicing term or the termination or non-renewal of Seller as Servicer of the Purchased Assets pursuant to Section 43(a), or as otherwise provided hereunder, Seller shall transfer such servicing with respect to such Purchased Assets to Buyer or any successor Servicer designated by Buyer, at no cost or expense to Buyer. In addition, Seller shall provide to Buyer an Instruction Letter from Seller to the effect that upon the occurrence of an Event of Default, Buyer may terminate any Subservicer or Servicing Agreement and direct that collections with respect to the Loans be remitted in accordance with Buyer’s instructions. Seller agrees to cooperate with Buyer in connection with the transfer of servicing.
     (e) [Reserved].
     (f) Seller shall permit Buyer to inspect upon reasonable prior written notice at a mutually convenient time, Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Loans as provided in this Agreement. In addition, with respect to any Subservicer which is not an Affiliate of Seller, Seller shall use its best efforts to enable Buyer to inspect the servicing facilities of such Subservicer.
44. PERIODIC DUE DILIGENCE REVIEW
     Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller and the Assets, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice to Seller (provided that upon the occurrence of a Default, an Event of Default or an Event of Termination, no such prior notice shall be required), Buyer, Custodian or their respective officers, employees, agents, contractors or other authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files, the Records and any and all documents, records, agreements, instruments or information relating to Seller and its Properties, business, affairs, finances and accounts, or such Assets in the possession, or under the control, of Seller and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial, accounting, servicing or other officer having relevant knowledge for the purpose of answering questions respecting Seller’s Properties, business, affairs, finances and accounts, the Mortgage Files, the Servicing Files and any other document relating thereto and any other Purchased Asset sold to Buyer hereunder. Seller shall use reasonable efforts to cause its independent certified public accountants to discuss such matters with Buyer. Seller shall be permitted to have a representative in attendance at such meetings with Seller’s accountants. Without limiting the generality of the foregoing, Seller acknowledges that Buyer shall purchase Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Assets. Buyer may underwrite such Assets itself or engage a third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of Seller. In addition, Buyer has the right to perform continuing Due Diligence Reviews of Seller and its Affiliates, directors, and their respective Subsidiaries and the officers, employees and significant shareholders thereof. Seller and Buyer further agree that all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 44 shall be paid by Seller (together with all other due diligence costs set forth in this Agreement, including without limitation, Sections 23 and 25, the “Due Diligence Costs”), in the aggregate with all other due diligence review costs incurred by Buyer pursuant to the terms of this Agreement, not to exceed the Due Diligence Cap, provided that the Due Diligence Cap shall not apply (i) to such expenses incurred after the occurrence and during the continuance of a Default, an Event of Default or an Event of Termination, (ii) to such expenses incurred before the Restatement Effective Date or (iii) any additional Due Diligence Costs incurred by Buyer, as mutually agreed upon by Buyer and Seller, as a result of any unsatisfactory results, as determined by Buyer in its sole discretion, of any due diligence review.

45. SET-OFF
     In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller or any of Seller’s Subsidiaries or Affiliates, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller or any of Seller’s Subsidiaries or Affiliates (other than pursuant to any Securitization Indebtedness or the Revolving Credit Agreement or to the credit of an Asset Securitization Subsidiary or to the Guarantor in its capacity as Borrower under the Revolving Credit Agreement). Buyer may set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by Buyer or its Affiliates to Seller or any of Seller’s Subsidiaries or Affiliates (other than pursuant to any Securitization Indebtedness or the Revolving Credit Agreement or owed to an Asset Securitization Subsidiary or to the Guarantor in its capacity as Borrower under the Revolving Credit Agreement) against any and all of Seller’s and any of Seller’s Subsidiary’s or Affiliate’s, obligations to Buyer or any of its Affiliates, whether under this Agreement or under any other agreement between the parties or between Seller or any of its Subsidiaries or Affiliates (other than an Asset Securitization Subsidiary or the Guarantor in its capacity as Borrower under the Revolving Credit Agreement) and Buyer or any Affiliate of Buyer (other than with respect to any Securitization Indebtedness or the Revolving Credit Agreement), or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s or its Affiliate’s right to recover any deficiency. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.
46. COMMITTED FACILITY
     (a) If (i) an event described in Section 9(b)(viii) occurs, (ii) Seller shall not have previously agreed to pay to Buyer an increased Pricing Rate to cover Buyer’s increased costs arising out of or relating to or resulting from such event, and (iii) Buyer shall determine, solely based on such event and in its sole discretion, whether pursuant to such event being classified as a condition precedent to a Transaction or otherwise, to no longer enter into future Transactions, (x) Buyer shall remit to Seller the pro rata portion of the Renewal Commitment Fee paid by Seller for the portion of such term of the Repurchase Agreement during which Buyer shall have determined to no longer enter into future Transactions and (y) such date of determination shall be deemed the “Termination Date” for the purpose of calculating the Non-Utilization Fee at such time which shall be the final Non-Utilization Fee due and owing hereunder.

     (b) If an event described in Section 3(f) or 3(k) occurs and Seller shall determine, solely based on such event and in its sole discretion, to no longer enter into future Transactions as a result of such increased costs, (i) Buyer shall remit to Seller the pro rata portion of the Renewal Commitment Fee paid by Seller for the portion of such term of the Repurchase Agreement during which Seller shall have determined to no longer enter into future Transactions and (ii) such date of determination shall be deemed the “Termination Date” for the purpose of calculating the Non-Utilization Fee at such time which shall be the final Non-Utilization Fee due and owing hereunder.
47. AMENDMENT AND RESTATEMENT OF ORIGINAL AGREEMENT; NO NOVATION
     (a) Reserved.
     (b) As of the date first written above, the terms and provisions of the Original Agreement as amended and restated shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.
     (c) Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, any amounts owing to the Buyer under the Original Agreement whether on account of Transactions or otherwise which remain outstanding as of the date hereof, shall constitute Obligations owing hereunder. This Agreement is given in substitution for the Original Agreement, and not as payment of the obligations of the Seller thereunder, and is in no way intended to constitute a novation of the Original Agreement.
     (d) Upon the effectiveness of this Agreement on the date first written above, unless the context otherwise requires, each reference to the Original Agreement in any of the Program Documents and in each document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement. Except as expressly modified as of the date hereof, all of the other Program Documents shall remain in full force and effect and are hereby ratified and confirmed.
48. ENTIRE AGREEMENT
     This Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PHH MORTGAGE CORPORATION, a New Jersey corporation, as Seller
By:
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

Address for Notices:
1 Mortgage Way
Mail Stop PCLG
Mt. Laurel, New Jersey 08054
Attention: Mark Johnson
Telecopier No.: (856) 917-0107
Telephone No.: (856) 917-0813
with a copy to:
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
Attention: General Counsel
Fax Number: 856-917-7295
E-mail: legalnotice@phhmail.com
and:
SNR Denton US LLP
Two World Financial Center
New York, NY 10281
Attention: E. Lee Smith
Phone Number: 212-768-6938
Fax Number: 212-768-6800
Signature Page to Third Amended and Restated Master Repurchase Agreement

THE ROYAL BANK OF SCOTLAND, PLC as Buyer and Agent, as applicable By: RBS Securities Inc., its Agent
By:
	Name:	Regina Abayev
	Title:	Director

Address for Notices:
c/o The Royal Bank of Scotland plc
600 Washington Blvd.
Stamford, Connecticut 06901
Attention: James Esposito/Legal
Telephone No.: (203) 897-6072
Telecopier No.: (203) 873-4072
with copies to:
Matthew Shepherd/Mortgage Operations
Telephone No.: (203) 897-2049
Telecopier No.: (203) 873-3308
James Raezer
Telephone: (203) 897-6030
Telecopier: (203) 873-5072
Regina Abayev
Telephone (310) 750-2075
Telecopier: (203) 873-5072
Signature Page to Third Amended and Restated Master Repurchase Agreement

ANNEX I
BUYER ACTING AS AGENT
     This Annex I forms a part of the Third Amended and Restated Master Repurchase Agreement dated as of June 24, 2011 (the “Agreement”) between PHH Mortgage Corporation and The Royal Bank of Scotland plc. This Annex I sets forth the terms and conditions governing all transactions in which Buyer selling assets or buying assets, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1.	Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement and the other Program Documents on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and the other Program Documents and to perform the obligations of Buyer under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.	Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Assets or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Assets, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one (1) Business Day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, and such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such Information regarding the financial status of such Principals as the other party may reasonably request.

Annex I-1

3.	Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals; provided that Agent shall remain liable for performance pursuant to Section 10 of the Agreement, and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4.	Multiple Principals.
(a) In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of a single Principal.
(b) In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall be determined on a Transaction by Transaction basis (unless the parties agree to determine such obligations on a Principal by Principal basis); and (iv) Buyer’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.
(c) In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Buyer.

Annex I-2

(d) Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction by Transaction basis).
5.	Interpretation of Terms. All references to “Buyer” in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex 1), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Buyer”, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Buyer’s obligations to Seller and for receipt of performance by Seller of its obligations to Buyer in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of Assets, securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly.

Annex I-3

Schedule 1-A
REPRESENTATIONS AND WARRANTIES RE: ASSETS
     As to each Asset that is subject to a Transaction hereunder (and the related Mortgage, Note, Assignment of Mortgage and Mortgaged Property), Seller shall be deemed to make the following representations and warranties to Buyer as of the Purchase Date and as of each date such Asset is subject to a Transaction:
I. Eligible Loans
     (a) Loans as Described. The information set forth in the Asset Schedule, the Undocumented Loan Schedule, the Correspondent Loan Schedule and the Wet Loan Schedule, as applicable, with respect to the Loan is complete, true and correct in all material respects.
     (b) Payments Current. The first Monthly Payment shall have been made prior to the second scheduled Monthly Payment becoming due.
     (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the proceeds of the Loan, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.
     (d) Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Asset Schedule. No Mortgagor in respect of the Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Asset Schedule.
     (e) No Defenses. The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Loan was originated.

Schedule 1-A-1

     (f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines and the Agency Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including without limitation, subsequent owners of the Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
     (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, if such violation or noncompliance would (i) reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect, (ii) have a material and adverse effect on the value of such Mortgage Loan or (iii) prevent

Schedule 1-A-2

the sale of such Mortgage Loan to an Agency or otherwise in the secondary market, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon two Business Days’ request, evidence of compliance with all such requirements.
     (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Loan to fail to satisfy the Underwriting Guidelines. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.
     (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Asset Schedule and consists of a single parcel of real property with a detached or attached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, or a townhome, provided, however, that any condominium unit, planned unit development, attached single family residence or townhome shall conform with the applicable Agency requirements regarding such dwellings, that a de minimis percentage of the Loans may be Cooperative Loans and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes; provided, however, if such Loan satisfies the Agency Guidelines, no more than 30% of the Mortgaged Property is used for commercial purposes.
     (j) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Loan on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and with respect to Cooperative Loans, including the Proprietary Lease and the Cooperative Shares. The lien of the Mortgage is subject only to:
     (1) the lien of current real property taxes and assessments not yet due and payable;
     (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the related Mortgaged Property set forth in such appraisal; and
     (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the

Schedule 1-A-3

Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest with respect to each Loan on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
     (k) Validity of Mortgage Documents. The Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. All parties to the Note, the Mortgage and any other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any such agreement, and the Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan. Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. The related Note shall not have been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise.
     (l) Full Disbursement of Proceeds. The proceeds of the Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.
     (m) Ownership. Seller is the sole owner and holder of the Loan. All Loans acquired by Seller from third parties (including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to Seller all of its right, title and interest in, to and under such Loan and retained no interest in such Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Loan to Seller as a sale of its interests in such Loan. The Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, other than an encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest that will be released simultaneously with payment of the Purchase Price for such Mortgage Loan, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Loan

Schedule 1-A-4

pursuant to this Agreement and following the pledge of each Loan, Buyer will hold such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.
     (n) Doing Business. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (D) not doing business in such state.
     (o) LTV. As of the date of origination of the Loan, the LTV and CLTV (if applicable) are as identified on the Asset Schedule.
     (p) Title Insurance. The Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan, subject only to the exceptions contained in paragraph (j) of this Schedule 1, and in the case of Adjustable Rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller. The Seller has in its possession either the original policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage) or an attorney’s opinion of title.

Schedule 1-A-5

     (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.
     (r) No Mechanics’ Liens. At origination, there were no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.
     (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.
     (t) Origination; Payment Terms. To the extent required, the Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Monthly Payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Loan. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. With respect to each Loan that is not an Interest Only Loan, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to an Adjustable Rate Mortgage Loan, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Asset fully by the stated maturity date, over an original term of not more than forty (40) years from commencement of amortization.
     (u) Customary Provisions. The Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.
     (v) Conformance with Underwriting Guidelines, Agency Guidelines and Agency Standards. Either the Loan was underwritten in Strict Compliance with the Agency Guidelines

Schedule 1-A-6

or is a Jumbo A Credit Loan. The Loan was underwritten in Strict Compliance with the applicable Underwriting Guidelines. The Note and Mortgage are on forms similar to those used by Freddie Mac or Fannie Mae and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.
     (w) Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is either vacant or lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Asset Schedule, the Mortgagor represented at the time of origination of the Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.
     (x) No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.
     (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
     (z) Delivery of Mortgage Documents. If the Loan is a Dry Loan, the Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Loan) and any other documents required to be delivered under the Applicable Custodial Agreement for each Loan have been delivered to the Custodian. Seller is in possession of a complete, true and materially accurate Mortgage File in compliance with the Applicable Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.
     (aa) Transfer of Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
     (bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
     (cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid

Schedule 1-A-7

with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.
     (dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Loan.
     (ee) Mortgaged Property Undamaged. The Mortgaged Property (and with respect to any Cooperative Loan, the Cooperative Unit) is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.
     (ff) Collection Practices; Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Loan and Seller with respect to the Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
     (gg) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Loans, the Loan is not convertible to a fixed interest rate Loan.
     (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no improper commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of

Schedule 1-A-8

Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.
     (ii) Servicemembers’ Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested by or granted to the Mortgagor under the Servicemembers’ Civil Relief Act.
     (jj) Appraisal. Except where the Agency Guidelines exempt certain Eligible Loans from this requirement, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Loan application by a qualified appraiser, duly appointed by Seller or the Qualified Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Loan was originated. All Property inspections were conducted in a manner consistent with the Agency Guidelines.
     (kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.
     (ll) Construction or Rehabilitation of Mortgaged Property. No Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.
     (mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
     (nn) Capitalization of Interest. The Note does not by its terms provide for the capitalization or forbearance of interest.
     (oo) No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged

Schedule 1-A-9

Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
     (pp) Withdrawn Loans. If the Loan has been released to Seller pursuant to a Request for Release as permitted under Section 7 of the Applicable Custodial Agreement, then the promissory note relating to the Loan was returned to the Custodian within ten (10) Business Days (or if such tenth day was not a Business Day, the next succeeding Business Day).
     (qq) No Exception. Other than as noted by the Custodian on the Exception Report, no Exception (as defined in the Applicable Custodial Agreement) with respect to the Loan, if such Loan is a Dry Loan, which would materially adversely affect the Loan or Buyer’s security interest, granted by Seller, in the Loan as determined by Buyer in its sole discretion.
     (rr) Qualified Originator. The Loan has been originated by, and, if applicable, purchased by Seller from, a Qualified Originator.
     (ss) Mortgage Submitted for Recordation. The Mortgage (other than for a MERS Loan) has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
     (tt) [Reserved.]
     (uu) Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Loans similar to the Loan to regard the Loan as an unacceptable investment, (ii) cause the Loan to be more likely to become past due in comparison to similar Loans, or (iii) adversely affect the value or marketability of the Loan in comparison to similar Loans.
     (vv) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.
     (ww) Ground Leases. With respect to each ground lease to which the Mortgaged Property is subject (a “Ground Lease”): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (viii) the remaining term of the Ground Lease extends not less than five (5) years following the maturity date of such Loan; and (ix) the execution, delivery and performance of the Mortgage do not require the

Schedule 1-A-10

consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.
     (xx) Value of Mortgaged Property. Seller has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Loan or to cause the Loan to prepay during any period materially faster or slower than the Loans originated by Seller generally.
     (yy) HOEPA. No Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).
     (zz) No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Loan.
     (aaa) Georgia Mortgage Loans. No Loan which is secured by a Mortgaged Property which is located in the state of Georgia was originated prior to March 7, 2004.
     (bbb) Cooperative Loans. With respect to each Cooperative Loan, (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the recognition agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement.
     (ccc) Cooperative Filings. With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Seller or its designee establishes in Seller a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Seller has full right to sell and assign the same.
     (ddd) Cooperative Assignment. With respect to each Cooperative Loan, each acceptance of assignment and assumption of lease agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the

Schedule 1-A-11

benefits of the security provided thereby. The acceptance of assignment and assumption of lease agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.
     (eee) MERS Loans. With respect to each MERS Loan, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Asset Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Loan, Seller has not received any notice of liens or legal actions with respect to such Loan and no such notices have been electronically posted by MERS.
     (fff) Reserved.
     (ggg) Third Party Takeout Loans. With respect to each Third Party Takeout Loan, (i) the Loan is subject to a Takeout Commitment with a Takeout Investor that is approved by Buyer, (ii) such Takeout Commitment is enforceable, and in full force and effect, (iii) such related Takeout Commitment is validly and effectively assigned to Buyer pursuant to a Trade Assignment, and (iv) such Trade Assignment is enforceable, and in full force and effect.
     (hhh) Agency Takeout Loans. With respect to each Agency Takeout Loan, the Loan is an Agency Eligible Loan, and is subject to a Takeout Commitment with a Takeout Investor that is an Agency.
     (iii) Early Purchase Program Loans. With respect to each Early Purchase Program Loan, (i) the Loan is an Agency Eligible Loan, (ii) such Loan is pooled with other Early Purchase Program Loans that satisfy the “Good Delivery Guidelines” promulgated by SIFMA, (iii) the Related Security is subject to a Trade Assignment, (iv) the applicable Ginnie Mae documents list Buyer as sole subscriber with respect to the Related Security, and (v) to the extent applicable, such Loan is being serviced by Seller or a Subservicer having all Approvals necessary to make such Loan eligible to back such Related Security.
     (jjj) Takeout Commitment. Each Early Purchase Program Loan that in each case is subject to a Takeout Commitment, (i) does not exceed the availability under such Takeout Commitment (taking into consideration mortgage loans or securities, as applicable, which have been purchased by the respective Takeout Investor under the Takeout Commitment), (ii) conforms to the requirements and the specifications set forth in such Takeout Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Takeout Investor, and (iii) is eligible for sale to, and insurance or guaranty by, respectively, the applicable Takeout Investor and applicable Agency, if any. Each such Takeout Commitment is enforceable, in full force and effect. Each Security is subject to a Trade Assignment and such Trade Assignment is enforceable and in full force and effect. Each Takeout Commitment and Trade Assignment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). and

Schedule 1-A-12

     (kkk) FHA Mortgage Insurance. VA Loan Guaranty. With respect to each FHA Loan, either (i) such FHA Loan has been submitted to and not rejected by the FHA or HUD, as applicable, and is eligible for and pending receipt of the FHA Mortgage Insurance Contract or (ii) such FHA Loan is covered by a FHA Mortgage Insurance Contract which is in full force and effect and there exists no impairment to full recovery without indemnity to HUD under FHA Mortgage Insurance. With respect to each VA Loan, either (i) such VA Loan has been submitted to and not rejected by the VA and is eligible for and pending receipt of the VA Loan Guaranty Agreement or (ii) such VA Loan is subject to a VA Loan Guaranty Agreement which is in full force and effect to the maximum extent stated therein, as applicable. With respect to each FHA Loan or VA Loan (i) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense, (ii) such Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iii) with respect to each FHA insurance certificate or VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Loan, (iv) Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance or VA Loan Guaranty with respect to such Loan, and (v) Seller has no knowledge of any circumstance which would cause such Loan to be ineligible for FHA Mortgage Insurance or a VA Loan Guaranty, as applicable, or cause FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively.
     Notwithstanding anything contained herein to the contrary, if the representations and warranties set forth in Schedules 1-B or 1-C conflict with the representations and warranties set forth in this Schedule 1-A, the representations and warranties set forth in Schedules 1-B and 1-C, as applicable, shall control.
II. Representations and Warranties with respect to Securities
     (a) Compliance with Applicable Laws. Each Security has been validly issued, and is fully paid and non assessable, and has been issued in compliance with all applicable laws, including without limitation, the applicable Agency Guide.
     (b) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with any Security, (ii) no agreements on the part of the Seller to issue, sell or distribute the Securities, and (iii) no obligations on the part of the Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Securities, in each case other than the agreements with the Agencies or the relevant Takeout Investors.

Schedule 1-A-13

     (c) Unencumbered Assets. The Securities are unencumbered (other than Liens created in favor of Buyer pursuant to this Agreement and Liens created by or through Buyer).
     (d) Proper Form. The Securities are in uncertificated form and held through the facilities of the applicable Depository.
     (e) Trade Assignment. The Security is subject to a valid, binding and subsisting Trade Assignment enforceable in accordance with its terms.

Schedule 1-A-14

Schedule 1-B
REPRESENTATIONS AND WARRANTIES RE: FANNIE MAE LOANS
Fannie Mae Loans
As to each Loan that is subject to a Transaction hereunder that is to be sold to Fannie Mae (and the related Mortgage, Note, Assignment of Mortgage and Mortgaged Property), Seller shall be deemed to make to Buyer, as of the Purchase Date and as of each date such Loan is subject to a Transaction hereunder, each of the representations, warranties and covenants required by Fannie Mae in connection with any loan sale to or securitization through Fannie Mae as in effect on the date hereof as if fully set forth herein (which representations, warranties and covenants shall automatically be updated to reflect any amendments, supplements, additions or other modifications thereto adopted by Fannie Mae from time to time).

Schedule 1-B-1

Schedule 1-C
REPRESENTATIONS AND WARRANTIES RE: FREDDIE MAC LOANS
Freddie Mac Loans
As to each Loan that is subject to a Transaction hereunder that is to be sold to Freddie Mac (and the related Mortgage, Note, Assignment of Mortgage and Mortgaged Property), Seller shall be deemed to make to Buyer, as of the Purchase Date and as of each date such Loan is subject to a Transaction hereunder, each of the representations, warranties and covenants required by Freddie Mac in connection with any loan sale to or securitization through Freddie Mac as in effect on the date hereof as if fully set forth herein (which representations, warranties and covenants shall automatically be updated to reflect any amendments, supplements, additions or other modifications thereto adopted by Freddie Mac from time to time).

Schedule 1-C-1

Schedule 2
Filing Jurisdictions and Offices
New Jersey (Department of Treasury)

Schedule 2-1

Schedule 3
Relevant States
All 50 States and the District of Columbia

Schedule 3-1

Schedule 4
Subsidiaries

Jurisdiction of
Incorporation
Name of Subsidiary	or Formation

Axiom Financial, LLC	UT
Cartus Home Loans, LLC	DE
Century 21 Mortgage Corporation	MA
Coldwell Banker Home Loans, LLC	DE
Coldwell Banker Mortgage Corporation	MA
Domain Distinctive Property Finance Corporation	MA
ERA Home Loans, LLC	DE
ERA Mortgage Corporation	MA
Instamortgage.com Corporation	MD
Landover Mortgage, LLC (50%)	WA
Long Island Mortgage Group, Inc. (dba Corcoran Capital; L’Argent Funding Consultants; Home Key Mortgage Bankers; Royal Capital; Manhattan Island Capital; Long Island Mortgage Resources; NYC Capital; Madison Avenue Capital)
NY
MortgageSave.com Corporation	MA
NE Moves Mortgage, LLC	MA
Pacific Access Mortgage, LLC (50%)	HI
PHH Broker Partner Corporation	MD
PHH Corporate Services, Inc.	DE
PHH Home Loans, LLC (dba Sunbelt Lending Services; Hamera Home Loans; ERA Home Loans; Burnet Home Loans; Coldwell Banker Home Loans; Cartus Home Loans; First Capital; Preferred Mortgage Group)	DE
PHH Mortgage Capital LLC	DE
PHH Mortgage Services Corporation	MD
PHH Sub 1 Inc.	DE
Preferred Mortgage Group, LLC	DE
Princeton Commercial Lending, Inc.	CA
RMR Financial, LLC (dba Princeton Capital; Mortgage California)	CA

Schedule 4-1

Schedule 5
Litigation
None

Schedule 5-1

Schedule 6
Approved Originators

Originator	add date
Fremont National Bank & Trust	6/17/2011
Option Financial, Inc.	6/17/2011
Valley Federal Credit Union of Montana	6/17/2011
Bondcorp Realty Services, Inc.	6/17/2011
Red River Bank	6/17/2011
Vintage Mortgage Group	6/17/2011
Arbor Mortgage Corporation	6/17/2011
Cendera Funding, Inc.	6/10/2011
NBC Oklahoma	6/3/2011
Corporate Investors Mortgage Group, Inc.	5/27/2011
Cherry Creek Mortgage Co., Inc.	5/20/2011
The Bank of Canton	5/20/2011
Chicago Bancorp, Inc.	5/6/2011
Guranteed Mortgage Corporation	5/6/2011
Hendricks County Bank and Trust Company	5/6/2011
Mortgage Enterprise, LTD	5/6/2011
Oceanside Mortgage Company	5/6/2011
Primary Residential Mortgage, Inc.	5/6/2011
Total Mortgage Services	5/2/2011
First Montana Bank	5/2/2011
Admirals Bank	5/2/2011
Citizens Home Loans of America, Inc.	5/2/2011
Oaktree Funding Corporation	5/2/2011
First Basin Credit Union	5/2/2011
Guardhill Financial Corp.	4/15/2011
Mortgage Corp of the East III	4/15/2011
AKT American Capital Inc	4/15/2011
CU Mortgage Direct, LLC	4/15/2011
Residential Home Funding Corp.	4/15/2011
Platte Valley Bank of Missouri	4/15/2011
Freedom First Federal Credit Union	4/15/2011
Republic Bank & Trust	4/15/2011
Family First of NY Federal Credit Union	4/15/2011
Hamilton Group Funding, Inc.	4/8/2011
United Nations Federal Credit Union	4/8/2011
Consolidated Mortgage Services, LLC	4/8/2011
Schaefer Mortgage Corp	4/8/2011
Title Mortgage Solution, LLC	4/1/2011
Cornerstone Mortgage Center, Inc.	4/1/2011
Alameda Mortgage Corporation	4/1/2011
Group One Mortgage, Inc.	4/1/2011
American Mortgage Service Company	4/1/2011
Bay Bank & Trust Co	3/28/2011

Schedule 6-1

Originator	add date
Connecticut Community Bank, N.A.	3/28/2011
F&B Acquisition Group, LLC	3/28/2011
Quik Fund, Inc.	3/28/2011
Residential Capital Mortgage Corporation	3/28/2011
WestStar Mortgage Inc.	3/28/2011
Choice Lending Corp.	3/18/2011
First World Mortgage	3/18/2011
Lend Smart Mortgage, LLC	3/18/2011
Neighborhood Mortgage Solutions, LLC	3/18/2011
Residential Wholesale Mortgage	3/18/2011
Security National Mortgage Company	3/18/2011
Siouxland Federal Credit Union	3/18/2011
Western Bancorp	3/18/2011
First Independent Bank	3/11/2011
VanDyk Mortgage Corporation	3/11/2011
The Equitable Mortgage Corp	3/4/2011
American Neighborhood Mortgage Acceptance Company, LLC	3/4/2011
E Mortgage Management, LLC	3/4/2011
Mortgage Financial, Inc.	3/4/2011
Credit Union of America	2/25/2011
PrimeLending, A PlainsCapital Company	2/18/2011
Coastway Community Bank	2/18/2011
MegaStart Financial Corp.	2/18/2011
Exchange Bank and Trust Co.	2/18/2011
Monument Mortgage Company Inc.	2/18/2011
San Diego Funding	2/11/2011
Avex Funding Corporation	2/4/2011
First Bank Mortgage	2/4/2011
Guaranteed Rate Inc.	2/4/2011
Highlands Residential Mortgage	2/4/2011
Infinity Home Mortgage Company Inc.	2/4/2011
Kittredge Mortgage Corporation	2/4/2011
Sentry Bank (name change—formerly First State Bank of St. Joseph)	2/4/2011
All In One Mortgage Lenders, LLC	1/28/2011
Cross River Bank	1/28/2011
Drew Mortgage Associates, Inc.	1/28/2011
First Bank Mortgage	1/28/2011
First National Bank of Durange	1/28/2011
International City Mortgage, Inc.	1/28/2011
Lowell Cooperative Bank	1/28/2011
Lynx Mortgage Bank LLC	1/28/2011
Midwest Regional Bank	1/28/2011
Residental Home Funding Corp.	1/28/2011
CrossCountry Mortgage Inc.	1/21/2011
Funding Resources Mortgage Corporation	1/13/2011
Sirva Mortgage Inc.	1/13/2011
Boulevard Bank	1/13/2011
Meridian Residential Capital, LLC	1/13/2011

Schedule 6-2

Originator	add date
Colonial Mortgage Service Co. of America	1/13/2011
Ouachita Independent Bank	1/7/2011
The Mortgage Outlet, Inc.	1/7/2011
Neighbor’s Financial Corp.	1/7/2011
American Midwest Mortgage Corporation	1/7/2011
Royal United Mortgage LLC	12/23/2010
Carrington Mortgage Services, LLC	12/23/2010
Atlantic Coast Bank	12/17/2010
HomeTrust Mortgage Corporation	12/17/2010
Homestead Financial Services, Inc.	12/17/2010
Carthage Federal Savings and Loan	12/17/2010
Heritage Oaks Bank	12/17/2010
Affiliated Mortgage Company	12/10/2010
Alpine Bank	12/10/2010
American Lending Network, Inc.	12/10/2010
Calasbasas Funding Corporation	12/10/2010
California Mortgage Advisors, Inc.	12/10/2010
Capital Assistance Corp.	12/10/2010
CashCall, Inc.	12/10/2010
First Choice Loan Services, Inc.	12/10/2010
Home Banc N.A.	12/10/2010
Leader Mortgage Corp.	12/10/2010
LeaderOne Financial Corporation	12/10/2010
Mortgage Capital Associates, Inc.	12/10/2010
Mortgage Direct, Inc.	12/10/2010
Nevada Mortgage Inc.	12/10/2010
On Q Financial, Inc.	12/10/2010
Residential Mortgage Services, Inc.	12/10/2010
Ruoff Mortgage Company, Inc.	12/10/2010
Shea Mortgage Inc.	12/10/2010
Signature Mortgage Corporation	12/10/2010
Southern Fidelity Mortgage, LLC	12/10/2010
Sterling National Mortgage Company	12/10/2010
The Family Credit Union	12/10/2010
The Washington Savings Bank	12/10/2010
US Mortgage Corporation	12/10/2010
Verus Bank	12/10/2010
VisionLoan, Inc.	12/10/2010
Willow Bend Mortgage	12/10/2010
Woodfield Planning Corporation	12/10/2010
Houstonian Mortgage Group, Inc.	11/19/2010
Equity Now Inc.	11/19/2010
Residential Capital Mortgage Corporation	11/19/2010
LenderFi Inc.	11/19/2010
Consumer Home Mortgage Corporation of America Inc.	11/19/2010
JFK Financial, Inc.	11/19/2010
Vectra Bank Colorado, NA	11/19/2010
Cornerstone Mortgage Co.	11/19/2010

Schedule 6-3

Originator	add date
Lincoln Mortgage Company	11/19/2010
Woodforest National Bank	11/19/2010
Paramount Bond & Mortgage Company	11/19/2010
Crossroads Financial of Northeast Ohio, LLC	11/19/2010
Syringa Bank	11/19/2010
Marion and Polk Schools Credit Union	11/19/2010
American Gateway Bank	11/19/2010
GFI Mortgage Bankers, Inc.	11/12/2010
New America Financial Group	11/12/2010
Community 1st Bank	11/12/2010
Priority Mortgage of Wichita	11/12/2010
Americash	11/12/2010
Home Financing Unlimited, Inc.	11/12/2010
Pinnacle Mortgage Inc.	11/12/2010
Alpine Mortgage, LLC	11/12/2010
Mortgage Brokers Services, Inc.	11/12/2010
Premium Mortgage Corp.	11/12/2010
Professional Home Mortgage Inc.	11/12/2010
New England Regional Mortgage Corporation	11/12/2010
Hyperion Capital Group, LLC	11/12/2010
Mortgage Trust Inc.	11/12/2010
Coast 2 Coast Funding Group, Inc.	11/12/2010
Homeowners Financial Group, USA, LLC	11/12/2010
Quontic Bank	11/12/2010
Nationwide Mortgage Concepts, LLC	11/12/2010
University Federal Credit Union	11/12/2010
Bank Mortgage Solutions, LLC	11/12/2010
Triad Bank	11/1/2010
The CU Link, Inc.	11/1/2010
Premier Community Bank of the Emerald Coast	11/1/2010
Omega Mortgage Corporation	11/1/2010
Henger Rast Mortgage Corporation	11/1/2010
Guaranteed Home Mortgage Company, Inc.	11/1/2010
First Mortgage Company	11/1/2010
Compass Mortgage Inc.	11/1/2010
Bank of Ruston	11/1/2010
Atlantic Bay Mortgage Group, LLC	11/1/2010
Amerifund Home Mortgage LLC	11/1/2010
Western National Bank	10/21/2010
Tucker Mortgage	10/21/2010
Tropical Financial Credit Union	10/21/2010
Summit Mortgage Bankers, Inc.	10/21/2010
Southwest National Bank	10/21/2010
RMS & Associates	10/21/2010
JLB Corporation dba Golden Oak Lending	10/21/2010
FirsTrust Mortgage Inc.	10/21/2010
Fidelity Mortgage Services Inc.	10/21/2010
Equity Bank N.A.	10/21/2010
Continental Bank	10/21/2010
Churchill Mortgage Corporation	10/21/2010

Schedule 6-4

Originator	add date
American United Mortgage Corporation	10/21/2010
Jersey Mortgage Company of New Jersey	10/15/2010
DAS Acquisition Company, LLC	10/15/2010
Absolute Home Mortgage Corporation	10/15/2010
Priority Mortgage Corp.	10/8/2010
Main Street Home Loans, LLC	10/8/2010
Lake Mortgage Company, Inc.	10/8/2010
Integrity First Financial Group, Inc.	10/8/2010
Centex Capital Corp.	10/8/2010
Adams Mortgage, LLC	10/8/2010
University of Iowa Community Credit Union	10/1/2010
State Bank of Lincoln	10/1/2010
Rocky Mountain Credit Union	10/1/2010
Eastland Financial Corporation	10/1/2010
Alliance Financial Resources, LLC	10/1/2010
Aerospace Federal Credit Union	10/1/2010
WR Starkey Mortgage, LLP	9/24/2010
WCS Lending LLC	9/24/2010
Security Bank of Kansas City	9/24/2010
Mortgage Capital Partners, Inc.	9/24/2010
L.O.AN. Services, Inc.	9/24/2010
First American Bank	9/24/2010
Financial Federal Savings Bank	9/24/2010
C S Financial Inc.	9/24/2010
Prime Bank	9/17/2010
First American Mortgage Inc.	9/17/2010
Augusta Mortgage Company	9/17/2010
Access Capital Funidng, LLC	9/17/2010
Union Mortgage Group, Inc.	9/10/2010
The Business Bank of St. Louis	9/10/2010
Suncoast Schools Federal Credit Union	9/10/2010
Parkside Lending, LLC	9/10/2010
NFM, Inc.	9/10/2010
New American Mortgage LLC	9/10/2010
Murphy Home Loans, Inc.	9/10/2010
Mortgage Holdings, Inc.	9/10/2010
Home Mortgage Assured Corporation dba Howard Hanna Mortgage Services	9/10/2010
First Fidelity Bank	9/10/2010
Bay Credit Union	9/10/2010
Alpha Mortgage Corporation	9/10/2010
Valley Mortgage, Inc.	9/3/2010
New American Mortgage, LLC	9/3/2010
Howard Hanna Financial Services, Inc.	9/3/2010
GVC Mortgage, Inc.	9/3/2010
Commercial State Bank	9/3/2010
CMG Mortgage Inc.	9/3/2010
Apex Home Loans, Inc.	9/3/2010
Yukon National Bank	8/27/2010
Tidewater Home Funding, LLC	8/27/2010
Superior Mortgage Corporation	8/27/2010
Mortgage Master, Inc.	8/27/2010

Schedule 6-5

Originator	add date
Metropolitan Home Mortgage Inc.	8/27/2010
MetAmerica Mortgage Bankers, Inc.	8/27/2010
MegaStar Financial Corp.	8/27/2010
Hallmark Home Mortgage, LLC	8/27/2010
First Colony Mortgage Corp.	8/27/2010
Crestline Funding Corporation	8/27/2010
Classic Home Financial, Inc.	8/27/2010
Buffalo Federal Savings Bank	8/27/2010
Aurora Mortgage LLC	8/27/2010
Atlantis Mortgage Co.,Inc.	8/27/2010
Array Financial Group, Inc.	8/27/2010
West Town Savings Bank	8/13/2010
Unifirst Mortgage Corporation	8/13/2010
Tidewater Mortgage Services, Inc.	8/13/2010
Shamrock Financial Corporation	8/13/2010
Priority Financial Services, LLC	8/13/2010
NJ Lenders Corporation	8/13/2010
NFM, Inc.	8/13/2010
Mortgage Research Center, LLC	8/13/2010
MCS Mortgage Bankers, Inc.	8/13/2010
Marketplace Home Mortgage LLC	8/13/2010
Group 2000 Real Estate Services Inc.	8/13/2010
Continental Home Loans, Inc.	8/13/2010
Affiliated Financial Group, LLC	8/13/2010
Watson Mortgage Corporation	8/6/2010
Suburban Mortgage, Inc.	8/6/2010
Republic State Mortgage Co.	8/6/2010
Liberty First Credit Union	8/6/2010
L&G Mortgagebanc, Inc.	8/6/2010
Guarantee Mortgage Corporation	8/6/2010
First Equity Mortgage Bankers, Inc.	8/6/2010
First Choice Bank	8/6/2010
First Centennial Mortgage Corporation	8/6/2010
Chemical Bank	8/6/2010
Broker Solutions, Inc. dba New American Funding	8/6/2010
Broker Solutions, Inc.	8/6/2010
BluFi Direct Mortgage Corporation	8/6/2010
America’s Mortgage, LLC	8/6/2010
4Trust Mortgage, Inc.	8/6/2010
Summit Mortgage Corporation	7/29/2010
Strategic Mortgage Co.	7/29/2010
Stifel Bank and Trust	7/29/2010
River City Mortgage & Financial, LLC	7/29/2010
Residential Bancorp	7/29/2010
Market Mortgage Co LTD	7/29/2010
First Bank	7/29/2010
Excel Mortgage Servicing, Inc.	7/29/2010
Borel Private Bank & Trust Company	7/29/2010
Advisors Mortgage Group LLC	7/29/2010
Wholesale Capital Corporation	7/23/2010
Waterstone Mortgage Corporation	7/23/2010

Schedule 6-6

Originator	add date
Trident Mortgage Company	7/23/2010
Town Square Mortgage & Investments Inc.	7/23/2010
Mortgage Mobility, LLC	7/23/2010
GSF Mortgage Corporation	7/23/2010
First Internet Bank of Indiana	7/23/2010
CMCO Mortgage LLC	7/23/2010
Bank of the Pacific	7/23/2010
Bank of Idaho	7/23/2010
Allied Mortgage Group	7/23/2010
Woodfield Planning Corp. (Adding a Tier)	7/16/2010
Village Bank Mortgage Corporation	7/16/2010
The Carroll Mortgage Group, Inc.	7/16/2010
Texcorp Mortgage Bankers, Incorporated	7/16/2010
Sterling National Mortgage Co.	7/16/2010
Residential Finance Corporation	7/16/2010
Old Second National Bank	7/16/2010
Land/Home Financial Services	7/16/2010
Ideal Home Loans, LLC	7/16/2010
Home Mortgage Network	7/16/2010
Hawaii Community Federal Credit Union	7/16/2010
Glendenning Mortgage Corporation	7/16/2010
First Western Mortgage Inc	7/16/2010
Dubuque Bank and Trust Company	7/16/2010
Directors Financial Group	7/16/2010
Cyprus Federal Credit Union	7/16/2010
Centennial Bank	7/16/2010
Capital Mortgage Funding, LLC	7/16/2010
Asset Center Incorporated	7/16/2010
Ark Mortgage, Inc.	7/16/2010
Amera Mortgage Corporation	7/16/2010
Affordable Home Loans	7/16/2010
Advance Mortgage Corporation	7/16/2010
Home Mortgage Network	7/9/2010
Simmons First National Bank	7/2/2010
Regency Mortgage Corporation	7/2/2010
Consumer Loan Services LLC	7/2/2010
Truliant Federal Credit Union	6/25/2010
Riverwood Financial Group, LLC	6/25/2010
Primary Partners	6/25/2010
Capital City Bank	6/25/2010
The American Eagle Mortgage Co., LLC	6/11/2010
NAE FCU	6/11/2010
Lynchburg Municpal EFCU	6/11/2010
Canyon National Bank	6/11/2010
Bank of Manhattan	6/11/2010
Town and Country Credit Union	6/4/2010
Orange Savings Bank	6/4/2010
Gold Country Bank	6/4/2010
Arizona Central Credit Union	6/4/2010
Southern Community Bank and Trust	5/28/2010
Idaho Independent Bank	5/28/2010

Schedule 6-7

Originator	add date
Siouxland Federal Credit Union	5/21/2010
CFG Community Bank	5/21/2010
Bank of Ozarks	5/14/2010
Iberia Bank Mortgage Co.	5/10/2010
Capital Bank	5/10/2010
State Bank of Belle Plaine	4/30/2010
PHH Home Loans, LLC dba Preferred Mortgage Group	4/30/2010
One Bank & Trust, N.A.	4/30/2010
Numerica Credit Union	4/30/2010
East Carolina Bank	4/30/2010
Community Savings Bank	4/30/2010
Alliance Blackstone Valley Federal Credit Union	4/23/2010
New Mexico Educators Federal Credit Union	4/16/2010
Iberiabank Mortgage Company	4/16/2010
First Security Bank of Missoula	4/16/2010
Pendleton Community Bank dba Allegheny Mortgage	4/8/2010
First National Bank in New Bremen	4/8/2010
AmeriCu Credit Union	4/8/2010
Utilities Employees Credit Union	4/2/2010
Mackinac Savings Bank, FSB	4/2/2010
First Community Bank	4/2/2010
First Peoples Bank	3/26/2010
Great Western Bank, a division of Frontier Bank FSB	3/19/2010
Bank of Little Rock Mortgage Corp.	3/19/2010
Town and Country Bank (TX)	3/12/2010
The First National Bank of Trenton	3/12/2010
Ravalli County Federal Credit Union	3/12/2010
Premier Lending Alliance, LLC (CUSO)	3/12/2010
Lacamas Community Credit Union	3/12/2010
First National Bank of Alamogordo	3/12/2010
Valley Federal Credit Union	3/5/2010
The Lake Bank	3/5/2010
Monarch Bank	3/5/2010
Otero FCU	2/25/2010
Value Bank Texas	2/19/2010
Tuscaloosa Teachers Credit Union	2/19/2010
Premier Bank	2/19/2010
Community Bank Mortgage	2/19/2010
Tri-County Bank	2/12/2010
Torrance Community Credit Union	1/29/2010
River Valley Bank	1/29/2010
First State Bank of St. Joseph	1/29/2010
Community Resource Credit Union	1/29/2010
GSB Mortgage, Inc.	1/25/2010
Commerce Bank of Arizona	1/25/2010
Moore Mortgage, Inc.	1/8/2010
PointBank	12/31/2009
Seasons Federal Credit Union	12/23/2009
Operating Engineers Local Union #3 Federal Credit Union	12/23/2009
The Citizens Bank of Winfield	12/18/2009
Security State Bank & Trust	12/18/2009

Schedule 6-8

Originator	add date
Bridge City State Bank	12/11/2009
VUE Community Credit Union	12/7/2009
First National Bank, Cortez	12/7/2009
Colonial Bank Federal Savings Bank	12/7/2009
First Savings Bank	11/20/2009
EdTech Federal Credit U nion	11/20/2009
Heartland Community Bank	11/12/2009
Conestoga Bank	11/12/2009
PHH Home Loans dba First Captial dba Hamera Home Loans	11/6/2009
OmniAmerican Bank	11/6/2009
Texas First Bank	10/23/2009
American Bank	10/23/2009
Affiliated Bank	10/23/2009
First and Citizens Bank	10/16/2009
Red Canoe Credit Union	10/9/2009
Tech Credit Union	10/2/2009
Horry County State Bank	10/2/2009
Burbank City Federal Credit Union	10/2/2009
Big Sky Western Bank	10/2/2009
A. J. Smith Federal Savings Bank	10/2/2009
Willamette Community Bank	9/25/2009
Tru West Credit Union	9/25/2009
Mission Bank	9/25/2009
Stockman Bank of Montana	9/18/2009
First Security Bank of Nevada	9/18/2009
Curtis Mortgage Company, Inc.	9/11/2009
Comanche National Bank	9/11/2009
Wyoming Bank & Trust	9/4/2009
Wolverine Bank	9/4/2009
West One Bank	9/4/2009
Valley National Bank	9/4/2009
United Southern Bank	9/4/2009
United Republic Bank	9/4/2009
TruWest Credit Union	9/4/2009
Town and Country Bank	9/4/2009
The Foothills Bank	9/4/2009
The First National Bank of Durrango	9/4/2009
Stonegate Bank	9/4/2009
State Bank of Table Rock	9/4/2009
South Valley Bank and Trust	9/4/2009
Sate Bank of TableRock	9/4/2009
Ruby National Bank	9/4/2009
Pulaski Bank	9/4/2009
Proficio Bank	9/4/2009
Plaza Park Bank	9/4/2009
Pilot Bank	9/4/2009
Peoples Bank of Montana	9/4/2009
Peoples Bank	9/4/2009
Patterson State Bank	9/4/2009
Otero Federal Credit Union	9/4/2009
Oregon Pacific Bank	9/4/2009

Schedule 6-9

Originator	add date
Oconee State Bank	9/4/2009
North Bank	9/4/2009
National Bank and Trust	9/4/2009
Montgomery Bank	9/4/2009
Mohave State Bank	9/4/2009
MidFlorida Credit Union	9/4/2009
Marco Community Bank	9/4/2009
Mainstreet Community Bank	9/4/2009
Lincoln Savings Bank	9/4/2009
Lafayette State Bank	9/4/2009
KS Bank	9/4/2009
InSouth Bank	9/4/2009
Hometown Bank	9/4/2009
Homesavings of America	9/4/2009
Home State Bank	9/4/2009
Highlands Union Bank	9/4/2009
Great Plains Bank	9/4/2009
Granite Communty Bank	9/4/2009
G. W. Jones Exchange Bank	9/4/2009
Folsom Lake Bank	9/4/2009
Flint Creek Bank	9/4/2009
First Vision Bank	9/4/2009
First State Fremont, Inc. dba First State Bank & Trust Company	9/4/2009
First State Bank and Trust	9/4/2009
First SeCredit Unionrity Bank of NV	9/4/2009
First National Mortgage Services	9/4/2009
First National Bank Trenton	9/4/2009
First National Bank Manhattan	9/4/2009
First National Bank Green Forest	9/4/2009
First Harrison Bank	9/4/2009
First Community National Bank	9/4/2009
First Community Bank-Hillsboro	9/4/2009
First Community Bank, NA	9/4/2009
Farmers State Bank of Madelia	9/4/2009
Farmers State Bank (Parkston)	9/4/2009
Farmers State Bank (Marion)	9/4/2009
Farmers State Bank	9/4/2009
Farmers Bank (Lincoln)	9/4/2009
Farmers and Merchants Bank	9/4/2009
Envision Credit Union	9/4/2009
East Carolina Bank	9/4/2009
Eagle Community Bank	9/4/2009
DamasCredit Unions Community Bank	9/4/2009
Damariscotta Bank	9/4/2009
Crescent State Bank	9/4/2009
Credit Unionrtis Mortgage Co.	9/4/2009
Credit Unionmberland Bank & Trust	9/4/2009
ConnectiCredit Uniont River Bank	9/4/2009
Community Trust & Banking Co.	9/4/2009
Community First Bank dba First Fidelity Bank	9/4/2009
Centrue Bank	9/4/2009

Schedule 6-10

Originator	add date
Capaha Bank	9/4/2009
Burke & Herbert Bank & Trust Co	9/4/2009
Bank of the Islands	9/4/2009
Bank of Commerce	9/4/2009
Bank of Clarke County	9/4/2009
Bank 21	9/4/2009
Advantage Loans	9/4/2009
1st Bank Yuma	9/4/2009
Willamette Valley Bank	8/27/2009
Table Rock Community Bank	8/27/2009
Ruby Valley National Bank	8/27/2009
Bruning State Bank	8/27/2009
The Bank of Romney	8/24/2009
Proficio Mortgage Ventures	8/24/2009
Plaza Park State Bank	8/24/2009
Peoples State Bank of Wyalusing, PA	8/24/2009
Home Savings of America	8/24/2009
Citizens Deposit Bank	8/24/2009
Peoples Bank, a Cordorus Valley Company	8/20/2009
Metro Credit Union	8/20/2009
Farmers State Bank of Madelia, Inc.	8/20/2009
Central Valley Bank	8/20/2009
Vergas State Bank	8/13/2009
Northern Communities Credit Union	8/13/2009
First Federal Savings Bank	8/13/2009
Community State Bank	8/13/2009
Community & Teachers Federal Credit Union	8/13/2009
Phenix-Girard Bank	8/7/2009
Alabama State Employoees Credit Union	7/31/2009
Mid Central Federal Savings Bank	7/17/2009
Desert Schools Federal Credit Union	7/17/2009
Family 1 Federal Credit Union	7/10/2009
Northwest Community Credit Union	7/6/2009
Metco Credit Union	7/6/2009
N.W. Iowa Credit Union (Midwest Mortgage Partners)	6/18/2009
Cedar Rapids Bank and Trust Company	6/18/2009
Sunnyside Federal Savings & Loan Association of Irvington	6/12/2009
MidFlorida Federal Credit Union	6/12/2009
ConnectiCredit Uniont Community Bank, N.A.	6/12/2009
Bank of Fairfield	6/12/2009
Geneva State Bank	6/5/2009
Family Trust Federal Credit Union	6/5/2009
Cedar Falls Community Credit Union	5/22/2009
Workers’ Credit Union	5/14/2009
SouthernTrust Bank	5/14/2009
First Minnesota Bank	5/14/2009
Nevada State Bank	5/8/2009
Brush Federal Credit Union	4/30/2009
PermaCredit Unionlture Credit Union	4/15/2009
Community South Credit Union	4/15/2009
Zachary Bancshares dba Bank of Zachary	4/3/2009

Schedule 6-11

Originator	add date
North Jersey Federal Credit Union	4/3/2009
Gallup Federal Credit Union	4/3/2009
Credit Union Financial Services of Hawaii, LLC	4/3/2009
Ameriserv Financial, Inc. dba Ameriserv Financial Bank	4/3/2009
Sioux Falls Federal Credit Union	3/26/2009
Dillon Employees’ Credit Union	3/26/2009
Novation Credit Union	3/20/2009
Roanoke Postal Employees’ Federal Credit Union	3/16/2009
PPL GOLD Credit Union	3/6/2009
Family Advantage Federal Credit Union	3/6/2009
Wave Federal Credit Union	3/2/2009
Steuben Trust Company	3/2/2009
Five Star Credit Union	3/2/2009
Credit Union One	3/2/2009
Central City Credit Union (formerly Point Plus Credit Union)	3/2/2009
Cornerstone Bank	2/17/2009
Benchmark Mortgage, Inc.	2/17/2009
Wheatland Bank	2/9/2009
St. Paul Postal Employees Credit Union dba Postal Credit Union	1/23/2009
United 1st Federal Credit Union	1/16/2009
Fairmont Credit Union	1/16/2009
SunSouth Bank	1/15/2009
I-C Federal Credit Union	12/12/2008
The Bank of Jackson	10/10/2008
Community First Credit Union of Florida	10/10/2008
Coldwell Banker Southeast Mortgage Company, Inc. (Coldwell Banker Prestige Homes)	10/10/2008
Coastal Community Bank dba Coastal Community Mortgage	10/10/2008
Mortgage Solutions, LLC	9/26/2008
Coldwell Banker Select Funding, Inc. (Coldwell Banker Select Professionals)	9/26/2008
Beehive Federal Credit Union	9/26/2008
North Iowa Community Credit Union	9/18/2008
General Mills Federal Credit Union	9/12/2008
CMCF, Inc. dba Carolina Mortgage Co. of Fayetteville	9/12/2008
Century 21 Advantage Loans, Inc. (Century 21 Weaver & Assoc.)	9/12/2008
Air Academy Federal Credit Union	9/12/2008
The Honor State Bank	9/5/2008
Potlatch No. 1 Federal Credit Union	9/5/2008
Commerce National Bank	9/5/2008
Twin Star Credit Union	8/7/2008
Rocky Mountain Bank	8/7/2008
First Texas Bank	8/7/2008
Fairmont Federal Credit Union	8/7/2008
Washington State Employees Credit Union dba One Washington Financial	6/26/2008
Russell Country Federal Credit Union (Credit UnionSource)	6/26/2008
Members Mortgage Company, Inc.	6/26/2008
Little Horn State Bank	6/26/2008
Gesa Credit Union	6/26/2008
Corps of Engineers Federal Credit Union	6/26/2008
Coldwell Banker Murphy Home Loans, Inc. dba Premier Lending services, Inc. (Coldwell Banker Premier Real Estate)	6/26/2008
Coldwell Banker Arrow Group Mortgage Services, Inc. dba Riverlakes Mortgage (Coldwell Banker Preferred, Realtors/Coldwell Banker America West, Coldwell Banker Riverlakes)	6/20/2008

Schedule 6-12

Originator	add date
Coldwell Banker Arrow Group Mortgage Services, Inc. dba Buena Vista Mortgage (Coldwell Banker Preferred, Realtors/Coldwell Banker America West/Coldwell Banker Riverlakes)	6/20/2008
Arrow Group Mortgage Services, Inc. dba Westwind Mortgage (Coldwell Banker Preferred, Realtors/Coldwell Banker America West/Coldwell Banker Riverlakes)	6/20/2008
Ouachita Valley Federal Credit Union	6/13/2008
Lancaster Red Rose Credit Union	6/6/2008
Century 21 Brooks Ballard Mortgage, LLC	6/2/2008
Seattle Metropolitan Credit Union	5/16/2008
S & T Bank	5/16/2008
First Community Bank of Crawford County	5/16/2008
Tuscaloosa Credit Union	5/12/2008
TriStone Community Bank	5/12/2008
GME Enterprises, Inc. dba GME Mortgage	5/12/2008
Quoin Financial Bank dba First State Bank of Miller	4/30/2008
Landmark Mortgage	4/30/2008
Heritage Trust Federal Credit Union	4/30/2008
Best of Iowa Community Credit Union	4/30/2008
May Plant Credit Union	4/25/2008
Highlands Independent Bank	4/25/2008
Century 21 Century Mortgage Funding, LLC dba Century Funding (Century 21 Prestige Realty Group)	4/25/2008
Beehive Federal Credit Union	4/25/2008
AFC, Inc. dba American Financial Services	4/25/2008
Western SeCredit Unionrity Bank	4/3/2008
Utah Community Credit Union	4/3/2008
Idaho Central Credit Union	4/3/2008
Devere Mortgage Corp.	4/3/2008
Coastal Community Bank	4/3/2008
Members Mortgage Co., Inc. (Credit UnionSO)	2/25/2008
Inland Northwest Bank	2/25/2008
Academy Mortgage Corporation	2/25/2008
PBS Mortgage Corp.	2/11/2008
Home Mortgage Resources, Inc.	2/11/2008
First National Bank of Central Florida	2/11/2008
Coldwell Banker Regent Home Mortgage, LLC dba Regent Home Mortgage (Coldwell Banker Homesale)	2/11/2008
Members Financial Services, LLC (Credit UnionSO)	2/6/2008
Intero Real Estate Services, Inc. dba Intero Mortgage	2/6/2008
Century 21 Mid-Atlantic Mortgage Group, LLC	2/6/2008
Mid-Atlantice Mortgage Group, LLC	2/1/2008
American Sterling Bank	1/22/2008
Emery Federal Credit Union	1/14/2008
The Family First Federal Credit Union	1/11/2008
Moutain Empire Federal Credit Union (Member Options)	1/11/2008
Destin First Bank	1/11/2008
Carolina Bank	1/11/2008
VP Partners, Inc. dba Back Bay Funding	1/4/2008
Mason-McDuffie Mortgage Corporation	1/4/2008
MAS Associates, LLC dba Equity Mortgage	12/17/2007
Foundation First Bank (Name Change from Western State Bank 5/22/09)
1st Advantage Federal Credit Union
1st Constitution Bank
1st Elite Home loans

Schedule 6-13

Originator	add date
1st National Bank of Artesia
1st New Mexico Bank
1st New Mexico Bank of Silver City
1st SeCredit Unionrity Bank of Washington
360 Federal Credit Union
AAL Member Credit Union
A-B Credit Union
ABBOTT LABORATORIES ECredit Union
ABCO Federal Credit Union
Aberdeen Proving Ground Federal Credit Union
ABNB Federal Credit Union
Acacia Fed Savings
Advantage Plus Federal Credit Union
ADVANTIS Credit Union
Affinity Credit Union
AFG Employees Credit Union
Alantec Financial Federal Credit Union
ALCOA Employees Credit Union
ALLCO Credit Union
Allegent Community Federal Credit Union
Alliant Credit Union
Allstate Financial Services, Inc.
Alternatives Federal Credit Union
AmBank
AMCORE Bank , N.A.
American Bank of the North
American Heritage Federal Credit Union
American Home Bank
American Marine Bank
American Momentum Bank
American State Bank
Animas Credit Union
ARC Federal Credit Union
Arizona Federal Credit Union
Arlington Virginia Federal Credit Union
Armstrong Employees Local No. 164 Credit Unio
Army Aviation Center Federal Credit Union
Artisan Mortgage, LLC
Artisans Savings Bank
Associates Credit Union
Atlantic Federal Credit Union
Atlantic Stewardship Bank
AURGROUP Financial Credit Union
Avanta Federal Credit Union
Axiom Financial LLC
Axiom Financial LLC d/b/a Rocky Mountain Mortgage Loans
Banco Popular
Bank of Akron
Bank of Essex
Bank of Monticello
Bank of Rantoul

Schedule 6-14

Originator	add date
Bank of the Bluegrass & Trust Co.
Bank of Whitman
Bank Trust
BankAtlantic
BATON ROUGE TELCO Federal Credit Union
Baxter Credit Union
Bay Area Credit Union, Inc.
BAYER EFederal Credit Union
Baylands Federal Credit Union
Beacon Credit Union
Beacon Mortgage Company LLC
Bear Paw Credit Union
Bellwood Federal Credit Union
BERRIEN TEACHERS Credit Union
BFG Federal Credit Union
Big Island 1013 Federal Credit Union
Big Sky Federal Credit Union
Billings Federal Credit Union
Bitterroot Community Federal Credit Union
Border Trust Company
Bossier Federal Credit Union
Bradford National Bank
Brightstar Credit Union
Bronco Federal Credit Union
Bulldog Federal Credit Union
BULL’S EYE Credit Union
Burnet Home Loans
BUTLER ARMCO ECredit Union
Byron Bank
C & O Federal Credit Union
C&F Mortgage Corporation
California Bank & Trust
Call Federal Credit Union
Cambridge Mortgage Corporation
Campus Federal Credit Union
Campus USA Credit Union
Capital Communications Federal Credit Union
Capital Credit Union
Capitol Bank
Capitol View Credit Union
Cartus Home Loans LLC
Catoosa Teachers Federal Credit Union
Central Bank
Central Florida Healthcare Federal Credit Union
CENTRAL KANSAS CREDIT UNION
Central Pacific Home Loans
Central States Mortgage Co.
Central Valley Community Bank
Centris Federal Credit Union
Century 21 Advantage
Century 21 Along the River Properties

Schedule 6-15

Originator	add date
Century 21 American Heritage (Lower Burrell Office)
Century 21 Century 21 Mortgage Corporation
Century 21 Century 21 Mortgage, LLC
Century 21 Century Mortgage Company dba Central Lending Company (Century 21 Realty Group Hagan)
Century 21 Clements Realty
Century 21 Donald Staley — Fredericksburg, VA
Century 21 Erma Adams
Century 21 River Oaks Maselle (Germantown)
CFederal Credit Union Community Credit Union
Chambers Bank of North Arkansas
Charles Schwab Bank
Charlottesville Postal Federal Credit Union
Chartway Federal Credit Union
Chatham Federal Credit Union
Chessie Federal Credit Union
Choice One Federal Credit Union
Citizens Bank
Citizens Bank of Las Cruces
Citizens Bank of Mukwonago
CITIZENS FIRST CREDIT UNION
Citizens State Bank
Citizens Tri-County Bank
Clearview Federal Credit Union
CLOVERBELT Credit Union
Coast Line Credit Union
Code Credit Union
Colban Funding, Inc.
Coldwell Banker Howell — NRT
Coldwell Banker Lawrenceburg NRT
Coldwell Banker Sacramento-Metro — NRT
Coldwell Banker Schaumburg — NRT
Coldwell Banker Short Hills — NRT
Coldwell Banker Triad, Realtors-Winston Salem-Stratford Rd
Coldwell Banker Bedminster — NRT
Coldwell Banker Home Loans LLC
Coldwell Banker Mortgage Corporation
Coldwell Banker Mortgage, LLC
Colleague Services Corporation
Collins Credit Union
Columbia Credit Union
Columbia River Bank
Columbia State Bank
Combustion Federal
Comdial Charlottesville Federal Credit Union
Commercial Bank
Commercial Bank & Trust
Commonwealth Bank
Commonwealth One Federal Credit Union
Community 1st Credit Union
Community 1st Federal Credit Union
Community Bank

Schedule 6-16

Originator	add date
Community Credit Union of Wausau
COMMUNITY FINANCIAL MEMBERS Federal Credit Union
Community First Bank
Compliance Loans Only
Comstar Federal Credit Union
ComTrust Federal Credit Union — CT
Congressional Bank
ConnectiCredit Uniont River Bank, NA
Connects Federal Credit Union
CO-OP Credit Union
Cooperative Center Federal Credit Union
Coosa Valley Federal Credit Union
CorePlus Federal Credit Union
Cornerstone Community Federal Credit Union
Cornerstone Credit Union
Cornerstone Federal Credit Union
Cornerstone Financial Credit Union
Cornerstone Mortgage Group, LLC
Corporate America Family Federal Credit Union
Cottonwood Mort, LLC
County of Henrico Federal Credit Union
C-Plant Federal Credit Union
CPM Federal Credit Union
Credit Union Mortgage Service
Credit Union of Georgia
Credit Union Services, LLC
Credit Union West
Credit UnionC Mortgage Corporation
Credit UnionLAS Corporation
Credit Unionmberland Co. Teachers Federal Credit Union
Credit Unionmorah Credit Union
Credit Unionrrie State Bank
Credit Unionrtis Mortgage Company, Inc.
Credit UnionSO of Middle Tennessee, Inc.
Cross Valley Federal Credit Union
Dade County Federal Credit Union
Daniels-Sheridan Federal Credit Union
Decatur Bank and Trust Company
Decatur State Bank
Deere Employee Credit Union
Delta Employees Credit Union
Department of Commerce Federal Credit Union
Des Moines Metro Credit Union
Des Moines Police Officers Credit Union
Devere Capital Corp.
Dexsta Federal Credit Union
DHCredit Union Community Credit Union
DOMINION Credit Union
Dover Federal Credit Union
Du Trac Credit Union
Dubuque Teachers Credit Union

Schedule 6-17

Originator	add date
Dupaco Community Credit Union
DuPont Community Credit Union
DuPont Fibers Federal Credit Union
E Choice Solutions LLC
E Federal Credit Union
Eastern Utah Community Federal Credit Union
Easton Bank & Trust
Educational Employees Credit Union
Einbinder Management Mortgage Corporation
Elkhart County Farm Bureau Credit Union
Elkhorn Federal Credit Union
Embassy Financial Services, Inc.
Emory Alliance Credit Union
ENDEAVOR Federal Credit Union
Enterprise Bank, N.A.
ERA Home Loans, LLC
ERA Mortgage Corporation
ERA Norman Realty
ERA Queen City Realty
Ericson Employees Federal Credit Union
Erie Shores Credit Union, Inc.
Etowah Valley Federal Credit Union
Evansville Teachers Federal Credit Union
FAA First Federal Credit Union
FAA Western Federal Credit Union
Fairfax County Employees Credit Union
Fallon County Federal Credit Union
FAMILY SECredit UnionRITY Credit Union
Farmers & Merchants Bank
Farmers & Merchants National Bank
Farmers Bank
Fed Star Federal Credit Union
FedEx Employees Credit Association Federal Credit Union
Fergus County Federal Credit Union
FIMI, Inc.
Financial Plus Credit Union
Fire Fighters Credit Union
First Alliance Credit Union
First Arkansas Valley Bank
First Bank & Trust Co.
First Class Credit Untion
First Collinsville Bank
First Community Credit Union
First Community Credit Union of Beloit
First County Bank
First Day Financial Credit Union
First Farmers State Bank of Minier
First Federal Credit Union
First Financial Bank, N.A.
First Financial of Maryland Credit Union
First Florida Credit Union

Schedule 6-18

Originator	add date
First Guaranty Bank
First Heritage Financial Corporation
First Horizon Home Loan Corporation
First International Bank
First Merchants Bank of Central Indiana, N.A.
First Merchants Bank, NA
First Midwest Bank of Dexter
First Mortgage Services Inc.
First National Bank
First National Bank & Trust
First National Bank in Exeter
First National Bank Minnesota
First National Bank of Chester County
First National Bank of Crossett
First National Bank of Montana
First National Bank of Portland
First National Bank of Santa Fe
First National Beatrice Bank & Trust
First Place Bank
First SeCredit Unionrity Bancorp
First SeCredit Unionrity Bank of Bozeman
First South Credit Union
First Southern Bank
First State Bank
First State Bank — Russellville, AR
First State Bank of Socorro
First USA Federal Svgs. Bank
First Western Bank & Trust
Firstcity Mortgage Corp.
FirstCo Mortgage Corp.
Flathead Bank of Bigfork
Flathead Credit Union
Flint Creek Valley Bank
Florida Commerce Credit Union
Fort Belvoir Federal Credit Union
Fort Community Credit Union
Fort Lee Federal Credit Union
Fort Norfolk Federal Credit Union
FOUNDERS FEDERAL CREDIT UNION
Frances SloCredit Unionm Bank and Trust
Franklin Bank & Trust Company
Franklin Templeton Bk
Fresno County Federal Credit Union
Front Royal Federal Credit Union
Frontier Savings Bank
FULTON COUNTY Federal Credit Union
GA Power Northwest Federal
Garden Plain State Bank
Gateway Bank FSB
Gateway Metro Credit Union
GCS Federal Credit Union

Schedule 6-19

Originator	add date
GE Money Bank
GEICO Federal Credit Union
General Mortgage Corp.
Generic Wholesale Credit Union
Genesee Regional Bank
Georgia Heritage Federal Credit Union
Georgia Methodist Federal Credit Union
Georgia Power Valdosta Credit Union
Georgia’s Own Credit Union
Glacier Bank
Glendive BN Federal Credit Union
Glendive Public Employees Federal Credit Union
Glenwood State Bank
Golden Empire Mortgage dba GEM Mortgage
Golden Plains Credit Union
Goldenwest Credit Union
Grafton State Bank
Granite Community Bank, N.A.
Great Basin Bank of Nevada
Great Country Mortgage Bankers
Great River Federal Credit Union
Great Western Bank
Greater Iowa Credit Union
Greater Warren Community Federal Credit Union
Greenwood Credit Union
Griffith & Blair, LLC
Group One Mortgage Corporation
Guardian Federal Credit Union
Gulf States Mort, LLC
Hamera Corp. dba First Capital
Hamilton County School Employees Credit Union
Hampton City Employees Credit Union
Hampton Roads Educators Credit Union Inc
Hampton Virginia Federal Credit Union
Hartford Federal Credit Union
Health Center Credit Union
Heart of Louisiana Federal Credit Union
Heartland Credit Union
HELENA COMMUNITY Credit Union
HerCredit Unionles Credit Union
Heritage Bank & Trust
Heritage Bank, Inc.
Heritage Family Credit Union
Hiawatha Bank & Trust Co.
Highland Federal Savings & Loan Association
Home Funding Finders
Home State Bank & Trust Co.
Homeowners Mortgage Enterprises Inc.
HomeServices Financial, LLC
Hometown Bank of Corbin
HONDA Federal Credit Union

Schedule 6-20

Originator	add date
Hoosier Hill Credit Union
Howard Hanna, LLC
Hughes Aircraft Employees Federal Credit Union
Humboldt Bank
IAA Credit Union
Idaho State University Federal Credit Union
IH Mississippi Valley Credit Union
Industrial Federal Credit Union
Infinity Federal Credit Union
InstaMortgage.com
Integra Bank National Association
Irwin Bank
Island Federal Credit Union
Johnsonville TVA ECredit Union
Kauai Teachers Federal Credit Union
Kearney Trust Company
Keesler Federal Credit Union
Kellogg Company Employees Federal Credit Union
Kemba Charleston Federal Credit Union
Kemba Roanoke Federal Credit Union
Kennebunk Savings Bank
Kentucky Employees C.U.
Key Mortgage Services, Inc.
Keys Federal Credit Union
Keystone Lending Group
Kitsap Federal Credit Union
Kraft Foods Federal Credit Union
KV Federal Credit Union
Lafayette Bank and Trust Company, N.A.
Lake Region Bank
Lake State Federal Credit Union
Lakes Area Federal Credit Union
Land of Lincoln Credit Union
Landover Mortgage, LLC
Laona State Bank
Leesport Bank
Legacy Banks
Legacy Mortgage, LLC
Lewiston State Bank
Liberty Alliance Federal Credit Union
Liberty Bank of Arkansas
Lincoln County Credit Union
Linn Area Credit Union
Loan Link Financial Services
Loan Link Financial Services-San Diego
Los Angeles Police Federal Credit Union
Magnolia Federal Credit Union
MAINE STATE Credit Union
Marine Federal Credit Union
MARSHFIELD MEDICAL CENTER Credit Union
Marshland Community Federal Credit Union

Schedule 6-21

Originator	add date
Maryview Hospital Employee Federal Credit Union
MAS Associates
Matanuska Valley Federal Credit Union
MBank
MCAS BEAUFORT FEDERAL CREDIT UNION
MCAS Beaufort Federal Credit Union
McKenzie Banking Company
McMillin Real Estate and Mortgage, Inc.
Mega Capital Funding
Member One Federal Credit Union
Member Options, LLC
Members 1st Federal Credit Union
Members Alliance Credit Union
Members Choice Community Credit Union
MEMBERS COOPERATIVE CREDIT UNION
MEMBERS1st Community Credit Union
membersTrust Credit Union
Mennonite Financial Federal Credit Union
Merchants & Planters Bank
Merrill Lynch Credit Corporation
MetLife Bank, N.A.
Metro Community Federal Credit Union
METRO HEALTH SERVICES FEDERAL Credit Union
Metropolitan National Bank
Miami Beach Federal Credit Union
Michigan State University Federal Credit Union
Mid First Financial Services, LLC
Mid Wisconsin Bank
Mid-Atlantic Federal Credit Union
Midstate Educators Credit Union
Midwest Community Credit Union
Midwest Independent Bank
Midwest Mortgage Partners, LLC
Mills County State Bank
Minn Co Credit Union
MINNESOTA VALLEY Federal Credit Union
Missouri Electric Cooperatives Employees’ Credit Union
Mizzou Credit Union
Montana Federal Credit Union
Montana First Credit Union
Montana Health Federal Credit Union
Monterey County Bank
Montgomery Bank, N.A.
Mortgage World Bankers, Inc.
MortgageSave.com Corporation
Mosaic Federal Credit Union
Mountain West Bank
MSA Mortgage, LLC
Mutual First Federal Credit Union
Mutual Savings Credit Union
Mutual SeCredit Unionrity Credit Union, Inc.

Schedule 6-22

Originator	add date
National Bank of Arizona, a National Banking
Navigator Federal Credit Union
Navy PWC Norva Federal Credit Union
Navy Yard Credit Union Inc.
NE Moves Mortgage Corporation, Inc.
NE Moves Mortgage LLC
Nevada Federal Credit Union
New Horizons Credit Union, Inc.
New York Community Bank
Newport News Municipal Empl Credit Union
Newport News Shipbuilding Employees’ Credit U
Norfolk Fire Dept. Federal Credit Union
Norfolk Municipal Employee Credit Union
North Island Financial Credit Union
North Valley Bank
NorthCountry Federal Credit Union
Northern Federal Credit Union
Northern Hills Federal Credit Union
Northern Piedmont Federal Credit Union
Northern Star Credit Union
Northern Trust Bk, FSB
Northview Bank
Northwest Federal Savings Bank
Nothnagle Home SeCredit Unionrities Corp.
NSWC Federal Credit Union
NWS Federal Credit Union
OKLAHOMA CENTRAL Credit Union
Oklahoma Employees Credit Union
Old Dominion University Credit Union
Omaha Police Federal Credit Union
Omaha State Bank
Omega Federal Credit Union
Omni Bank
Option 1 Credit Union
Oregon Credit Union League
Oregon Employees Federal Credit Union
Pacific Alaska Mortgage, Inc.
Pacific Service Credit Union
Panhandle State Bank
Parish National Bank
Parishioners Federal Credit Union
Park Community Federal Credit Union
Park View Federal Credit Union
Parkway Bank — Crosset
Parkway Bank — Monticello
Partners Financial Federal Credit Union
Patrick & Patricia Reed — Action Realty
Patriot Bank
Patriot Federal Credit Union
Pen Air Federal Credit Union
PENINSULA COMMUNITY FEDERAL Credit Union

Schedule 6-23

Originator	add date
People Bank of Northern Kentucky
Peoples Advantage Credit Union
Peoples Bank of Commerce
Peoples Federal Credit Union
People’s Mortgage Corporation
Peoples National Bank
Peoples State Bank
PFD Firefighters Credit Union, Inc.
PHH Home Loans LLC d/b/a Burnet Home Loans
PHH Home Loans LLC d/b/a Cartus Home Loans
PHH Home Loans LLC d/b/a Coldwell Banker Home Loans
PHH Home Loans LLC d/b/a ERA Home Loans
PHH Home Loans LLC d/b/a Hamera Home Loans (FCAP)
PHH Home Loans LLC d/b/a Sunbelt Lending Services
PHH Home Loans, LLC
PHH Mortgage Services
Pinnacle Bank
Pioneer Federal Credit Union
Pioneer Financial Services, LLC
Pioneer Mortgage, Inc.
Placer Sierra Bank
Plumas Bank
PortAlliance Federal Credit Union
Potelco United Credit Union
Power 1 Credit Union
POWERCO FEDERAL CREDIT UNION
Preferred Lending Group, LLC dba PLG Funding
Preferred Mortgage Group, LLC
Premier Bank Rochester
Premier Credit Union
Premier Financial Credit Union
PremierWest Bank
Primary Mortgage Corporation
Prime Care Credit Union
Primewest Mortgage Corp.
Prior Lake State Bank
Priority Bank
Progressive Savings Bank
ProGrowth Bank
ProGrowth Bank — Gaylord
Providence Postal Federal Credit Union
Provident Bank
PSE Credit Union, Inc.
Pulaski Mortgage Company
Queen City Federal Savings Bank
Rancho Financial, Inc.
Reliant Community Federal Credit Union
Republic Bank, Inc.
Residential Home Loan Center
RIA Federal Credit Union
Richland Federal Credit Union

Schedule 6-24

Originator	add date
Richmond Community Federal Credit Union
Ridgestone Bank
Rimrock Credit Union
River Region Credit Union
River Valley Credit Union
Riverside County’s Credit Union
RMR Financial LLC
RMR Financial LLC d/b/a Mortgage California
RMR Financial LLC d/b/a Princeton Capital
Roanoke County School Employees Federal Credit Union
Roanoke Valley Federal Credit Union
Rochester & Monroe County E Federal Credit Union
Rogue Federal Credit Union
RWG Mortgage Company, Inc.
Ryder System Federal Credit Union
Saco Valley Federal Credit Union
Sacramento Credit Union
SageLink Credit Union
San Francisco Federal Credit Union
Sandy Spring National Bank
Sangamon Schools Credit Union
Sarasota Coastal Credit Union
SCORE Federal Credit Union
Second Bank & Trust
SeCredit Unionrity State Bank
SeCredit Unionrity State Bank of Mankato
SeCredit Unionrity State Mortgage Company
SEG Federal Credit Union
SELCO Credit Union
Selco Federal Credit Union
Service Corp. Mortgage
Seven Seventeen Credit Union
Sheboygan Area Credit Union
Shoreline Credit Union
Signature Bank
Sikorsky Financial Credit Union, Inc.
Silicon Valley Bank
Silver State Schools Credit Union
Simmons First Bank of Hot Springs
SIU Credit Union
Sky Federal Credit Union
Skyline Funding
Solon State Bank
SOUND Credit Union
Southeastern Federal Credit Union
Southeastern Lending LLC
Southern Trust Mortgage, LLC
Southern Utah Federal Credit Union
SPE Federal Credit Union
Sperry Marine Federal Credit Union
Springs Valley Bank & Trust

Schedule 6-25

Originator	add date
Spruance Cellophane Credit Union
SRP Federal Credit Union
St. Louis Postal Credit Union
Stamford Federal Credit Union
Star USA Federal Credit Union
Starion Financial
State Bank of Delano
State Bank of Kimball
State Bank of Tower
State Employees Credit Union
State National Bank
STCredit Union Credit Union
Steller Mortgage Corp.
Summit Bank
Summit Credit Union
Summit Financial, LLC
Sun Federal Credit Union
Sunbelt Lending Services, Inc.
SunFirst Bank
Sunmark Federal Credit Union
Synthetic Federal Credit Union
SyraCredit Unionse Cooperative Federal Credit Union
TD Banknorth, N.A.
Telco of Florida Federal Credit Union
Telco-Triad Community Credit Union
Telhio Credit Union, Inc.
Tennessee Valley Federal Credit Union
The American Bank of Nashwauk
The Citizens Bank
The Citizens Bank of Clovis NM, A NM State Ba
The Coca-Cola Company Family Federal Credit Union
The First National Bank — Vandalia
The First National Bank of Long Island
The Lending Company
The Members Group
The Municipal Credit Union
The Northern Trust Co
The Peoples Bank of Iva
The SeCredit Unionrity Dollar Bank
The Stissing National Bank of Pine Plaines
TIC Federal Credit Union
Timberland Bank
TLC FEDERAL CREDIT UNION
Tooele Federal Credit Union
Total Community Credit Union
TowneBank
Transmission Builders Federal Credit Union
TransNational Mortgage Corp.
Transportation Federal Credit Union
Tri Valley Community Federal Credit Union
Tri-County Credit Union

Schedule 6-26

Originator	add date
True North Federal Credit Union
TruPoint Bank
TRUSTAR Federal Credit Union
Trustmark National Bank
Twin City Co-ops Federal Credit Union
TWO HARBORS FEDERAL CREDIT UNION
U.P. Catholic Credit Union
U.S. Capital Home Loans
U.S. Credit Unionstoms Service Federal Credit Union
UCF Federal Credit Union
UMB Bank, N.A.
Union Bank and Trust Company
Union Bank, N.A.
Union Center National Bank
Union Mortgage, Inc.
Union Pacific Streamliner Federal Credit Union
Union Square Federal Credit Union
United Bank
United Communities National Bank
United Community Bank
United Consumer Club
United Credit Union
United Federal Credit Union
UNITED SAVINGS Credit Union
United Southeast Federal Credit Union
UNITED TELETECH Federal Credit Union
UnitedOne Credit Union
University of Illinois ECredit Union
University of VA Community ECredit Union
University of Wisconsin Credit Union
URW 831 Members Federal Credit Union
US FEDERAL CREDIT UNION
USAA Federal Ssavings Bank
Utah Community Federal Credit Union
Utilities Credit Union
VACAP Federal Credit Union
Valley Credit Union
Valley Industrial Credit Union
Valley State Bank
Vantage Credit Union
Venta Realty Group, Inc.
Venture Bank
Veridian Credit Union
Vermont Credit Union League Service Corp.
Vermont Federal Credit Union
VHB Mortgage Company, LLC
Victorian Finance, LLC
Vineyard Bank
Virginia Beach Schools Federal Credit Union
Virginia Educators Credit Union
Virginia State University Federal Credit Union

Schedule 6-27

Originator	add date
Virginia United Methodist Conference Credit Union
Wanigas Federal Credit Union
Watermark Credit Union
Waukesha State Bank
Wesla Federal Credit Union
West Community
West Pointe Bank
West Virginia Federal Credit Union
Westerly Community Credit Union
Westerly Savings Bank
Western Cooperative Credit Union
Western Residential Mortgage, Inc.
Western Sierra National Bank
Western Thrift & Loan
Weststar Credit Union
White Sands Federal Credit Union
William Raveis Mortgage, LLC
Windsor Capital Mortgage Corporation
Wood & Huston Bank
Woodco Federal Credit Union
Wright-Patt Credit Union, Inc.
Wymar Federal Credit Union
Yolo Community Bank
York County Federal Credit Union
Yosemite Bank
Your Community Bank
Zachary Bancshares dba Bank of Zachary

Schedule 6-28

EXHIBIT A
CERTIFICATION
     I, _______________________, _______________________ of PHH Mortgage Corporation (the “Seller”), in accordance with that certain Third Amended and Restated Master Repurchase Agreement (“Agreement”), dated as of June 24, 2011, between the Seller and The Royal Bank of Scotland plc, do hereby certify that:
     (i) to the best of my knowledge, Seller during the fiscal [quarter] [year] ended [date], has observed or performed all of its covenants and other agreements, and satisfied every material condition contained in the Agreement and the other Program Documents to be performed or satisfied by it;
     (ii) I have obtained no knowledge of any Default, Event of Default or Event of Termination under the Agreement [except ___; describe details and actions taken or proposed to be taken with respect thereto];
     (iii) there have not been any material modifications to the PHH Mortgage Guidelines that have not been approved by Buyer;
     (iv) all additional modifications to the PHH Mortgage Guidelines since the date of the most recent disclosure to Buyer of any modification to the PHH Mortgage Guidelines are set forth herewith; and
     (v) Guarantor’s Consolidated Net Worth on the last day of any fiscal quarter is not less than $1,000,000,000. The ratio of Indebtedness of the Guarantor and its Consolidated Subsidiaries to Guarantor’s Tangible Net Worth does not exceed 6.5 to 1.0.
     Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.
     IN WITNESS WHEREOF, I have signed this certificate.
Date:______________, 201__

PHH MORTGAGE CORPORATION
By:
Name:
Title:

A-1

EXHIBIT B
RESERVED

B-1

EXHIBIT C
RESERVED

C-1

EXHIBIT D
FORM OF TRANSACTION NOTICE
[insert date]
The Royal Bank of Scotland plc
c/o RBS Securities, Inc.
600 Washington Blvd.
Stamford, Connecticut 06901
Attention: _______________________
Transaction Notice No.:_____________________ — AM Funded Wet Loans / PM Funded Wet Loans / Undocumented Loans (other than Correspondent Loans) / Dry Loans (other than Correspondent Loans) / Correspondent Loans (circle one)
Ladies/Gentlemen:
          Reference is made to the Third Amended and Restated Master Repurchase Agreement, dated as of June 24, 2011, (as amended, supplemented or otherwise modified, from time to time, in accordance with its terms, the “Repurchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Repurchase Agreement), between PHH Mortgage Corporation (the “Seller”) and The Royal Bank of Scotland plc (the “Buyer”).
          In accordance with Section 3(a) of the Repurchase Agreement, the undersigned Seller hereby requests that you, Buyer, agree to enter into a Transaction with us in connection with our delivery of Loans on [insert one (1) Business Days from date hereof, in the case of Dry Loans and Undocumented Loans (other than any Dry Loans or Undocumented Loans that are Correspondent Loans)] [insert one (1) Business Day from the date hereof, in the case of AM Funded Wet Loans] [insert the date hereof, in the case of PM Funded Wet Loans] [insert the date hereof, in the case of Correspondent Loans] in connection with which we shall sell to you the Loans set forth on the Asset Schedule attached hereto. The Purchase Price shall be the applicable Purchase Price as set forth in the Pricing Side Letter, the Pricing Rate shall be the applicable Pricing Rate as set forth in the Pricing Side Letter, and Seller agrees to repurchase such Loans on [the 25th of the immediately following calendar month] [insert alternative Repurchase Date if desired] at the Repurchase Price.
          Seller hereby certifies, as of such Purchase Date, that:
     1. no Default, Event of Default or Event of Termination has occurred and is continuing on the date hereof nor will occur after giving effect to such Transaction as a result of such Transaction;
     2. each of the representations and warranties made by Seller in or pursuant to the Program Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Loans, solely with respect to Loans being purchased on the Purchase Date) as if made on and as of the date hereof

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(or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
     3. Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions except where the lack of any such license or authorization would not be reasonably likely to have a Material Adverse Effect; and
     4. Seller has satisfied all conditions precedent in Sections 9(a) and (b) of the Repurchase Agreement and all other requirements of the Program Documents.
     The undersigned duly authorized officer of Seller further represents and warrants that (1) the documents constituting the Mortgage File (as defined in the Applicable Custodial Agreement) and the other Program Documents with respect to the Assets that are the subject of the Transaction requested herein and more specifically identified on the Asset Schedule or computer readable magnetic transmission delivered to, Buyer and the Custodian in connection herewith (the “Receipted Assets”) [with respect to Dry Loans (including any Correspondent Loans that are Dry Loans): have been or are hereby submitted] [with respect to Undocumented Loans (including any Correspondent Loans that are Undocumented Loans) or Wet Loans: shall be delivered, within ten (10) Business Days of the date of the execution of this Transaction Notice] to Custodian and such Required Documents are to be held by the Custodian for Buyer, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller in trust for Buyer, (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held in trust by Seller for Buyer, and (4) upon Buyer’s wiring of the Purchase Price pursuant to Section 3(d) of the Repurchase Agreement, Buyer will have agreed to the terms of the Transaction as set forth herein and purchased the Receipted Assets from Seller.
     Seller hereby represents and warrants that (x) the Receipted Assets have an unpaid principal balance as of the date hereof of $__________ and (y) the number of Receipted Assets is _____.

Very truly yours,
By:
Name:
Title:

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EXHIBIT E
PHH MORTGAGE GUIDELINES
On File with Buyer

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EXHIBIT F
REQUIRED FIELDS FOR SERVICING TRANSMISSION
On File With Buyer

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EXHIBIT G
REQUIRED FIELDS FOR ASSET SCHEDULE
On File With Buyer

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EXHIBIT H
FORM OF CONFIDENTIALITY AGREEMENT
          In connection with your consideration of a possible or actual acquisition of a participating interest (the “Transaction”) in an advance, note or commitment of The Royal Bank of Scotland plc (“Buyer”) pursuant to a Third Amended and Restated Master Repurchase Agreement between Buyer and PHH Mortgage Corporation (the “Seller”) dated June 24, 2011, you have requested the right to review certain non-public information regarding Seller that is in the possession of Buyer. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Buyer or its affiliates, directors, officers, employees, advisors, agents or “controlling persons” (within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (such affiliates and other persons being herein referred to collectively as Buyer “Representatives”) in connection with the consideration of a Transaction (such information being herein referred to as “Evaluation Material”), Buyer hereby requests your agreement as follows:
     1. The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Buyer involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Buyer, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as “your Representatives”), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with Buyer (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Agreement). You agree to be responsible for any breach of this Agreement by your Representatives.
     2. The term “Evaluation Material” does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives) or (ii) was or becomes available to you on a nonconfidential basis from a person not otherwise bound by a confidential agreement with Buyer or its Representatives or is not otherwise prohibited from transmitting the information to you. As used in this Agreement, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.
     3. In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Buyer and Seller of the existence, terms and circumstances surrounding such a request, (ii) consult with Seller on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.
     4. Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.
     5. You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of Seller regarding the business, operations, prospects or finances of Seller or the employment of such officer, director or employee, except with the express written permission of Seller.
     6. You understand and acknowledge that Seller is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Buyer. None of Seller, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.
     7. You agree that neither Buyer nor Seller has granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by Buyer.
     8. If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Buyer all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.
     9. Without prejudice to the rights and remedies otherwise available to Seller, Seller shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy. The parties agree that Seller is an intended, third party beneficiary of this letter agreement and is entitled to rely upon all rights, representations, warranties, and covenants made by you herein to the same extent as if Seller were a party hereunder with the right to enforce the terms of this letter agreement against you and Buyer.
     10. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement.

     11. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon the respective successors and assigns.
     12. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.
     13. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by Seller and you expressly so modifying or waiving such Agreement.
     14. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. The parties agree that this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

     Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.

THE ROYAL BANK OF SCOTLAND PLC
By:

Confirmed and agreed to
this _____ day of _____________, 201_.

By:
Name
Title:

EXHIBIT I
FORM OF INSTRUCTION LETTER
__________ __, 201_
___________________, as Subservicer
____________________
____________________
Attention: _______________
Re: Third Amended and Restated Master Repurchase Agreement, dated as of June 24, 2011, by and between The Royal Bank of Scotland plc, (“Buyer”) and PHH Mortgage Corporation (“Seller”).
Ladies and Gentlemen:
          Pursuant to the Third Amended and Restated Master Repurchase Agreement, dated as of June 24, 2011 (the “Repurchase Agreement”), between Buyer and Seller, you are hereby notified that: (i) the undersigned Seller has sold to Buyer the assets described on Schedule 1 hereto (the “Eligible Assets”), (ii) each of the Eligible Assets is subject to a security interest in favor of Buyer, and (iii) effective as of the delivery of this letter to the Subservicer, unless otherwise notified by Buyer in writing, any payments or distributions made with respect to such Eligible Assets shall be remitted immediately by the Subservicer in accordance with Buyer’s wiring instructions provided below:

Account No.:	[____________________]
ABA No.:	[____________________]
Reference:	[____________________]
          Upon receipt of written notification by Buyer of an occurrence of an Event of Default under the Agreement (a “Default Notice”), the Subservicer shall remit all collections with respect to the Eligible Asset in accordance with Buyer’s instructions. The Subservicer also acknowledges its consent to terminate such Servicing Agreement upon notification by Buyer of an occurrence of an Event of Default.
          You agree that, following your receipt of such Default Notice, under no circumstances will you remit any such payments or distributions in accordance with any instructions delivered to you by the undersigned Seller, except if Buyer instructs you in writing otherwise.
          You further agree that, upon receipt of a Default Notice, Buyer shall assume all of the rights and obligations of Seller under the Servicing Agreement, except as otherwise provided herein. Subject to the terms of the Servicing Agreement, You shall (x) follow the instructions of Buyer with respect to the Eligible Assets and deliver to a Buyer any information with respect to the Eligible Assets reasonably requested by Buyer, and (y) treat this letter agreement as a separate and distinct servicing agreement between You and Buyer (incorporating the terms of the Servicing Agreement by reference), subject to no setoff or counterclaims arising in Your favor (or the favor of any third party claiming through You) under any other agreement or arrangement between You and any Seller or otherwise. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in no event shall Buyer be liable for any fees, indemnities, costs, reimbursements or expenses incurred by You prior to such Event of Default or otherwise owed to You in respect of the period of time prior to such Event of Default.
          Notwithstanding anything to the contrary herein or in the Servicing Agreement, You are hereby instructed to service the Eligible Loans for a term of thirty (30) days (each, a “Servicing Term”) commencing as of the date such Eligible Loans become subject to a purchase transaction under the Agreement, which Servicing Term shall be deemed to be renewed at the end of each 30-day period subject to the following sentence. The Servicing Term shall terminate upon the occurrence of any of the following events: (i) if the related purchase transaction is not renewed at the end of such Servicing Term and such Eligible Loans are not repurchased by Seller, or (ii) You shall have received a written termination notice from Buyer at any time with respect to some or all of the Eligible Loans being serviced by You (each, a “Servicing Termination”). In the event of a Servicing Termination, You hereby agree to (i) deliver all servicing and “records” relating to such Eligible Loans to the designee of Buyer at the end of each such Servicing Term and (ii) cooperate in all respects with the transfer of servicing to Buyer or its designee. The transfer of servicing and such records by You shall be in accordance with customary standards in the industry and the terms of the Servicing Agreement, and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
          Further, You hereby constitute and appoint Buyer and any officer or agent thereof, with full power of substitution, as Your true and lawful attorney-in-fact with full irrevocable power and authority in Your place and stead and in Your name or in Buyer’s own name, following any Servicer Termination with respect solely to the Eligible Loans that are subject to such Servicing Termination, to direct any party liable for any payment under any such Eligible Loans to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct including, without limitation, the right to send “goodbye” and “hello” letters on Your behalf. You hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
          For the purpose of the foregoing, the term “records” shall be deemed to include but not be limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Servicing Released Loans.
          Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: ___________ Attention: _________, Telephone: ________, Facsimile: _______.

Very truly yours, PHH MORTGAGE CORPORATION
By:
Name:
Title:

ACKNOWLEDGED:
_________________________, as Subservicer

By:
Name:
Title:

Telephone:
Facsimile:

EXHIBIT J
[Reserved]

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EXHIBIT K
FORM OF SECURITY RELEASE CERTIFICATION
[insert date]
The Royal Bank of Scotland plc
c/o RBS Securities Inc.
600 Washington Blvd.
Stamford, Connecticut 06901
Attention:
          Re:     Security Release Certification
     Effective as of ___[DATE]________ [___________] hereby relinquishes any and all right, title and interest it may have in and to the Loans described in Exhibit A attached hereto upon purchase thereof by The Royal Bank of Scotland plc (“Buyer”) from Seller named below pursuant to that certain Third Amended and Restated Master Repurchase Agreement, dated as of June 24, 2011 as of the date and time of receipt by [___________] of $____________ for such Loans (the “Date and Time of Sale”) and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.
     Name and Address of Lender:
[Custodian]
[   ]
For Credit Account No. [   ]
Attention: [   ]
Phone: [   ]
Further Credit — [   ]

[NAME OF WAREHOUSE LENDER]
By:
Name:
Title:

Seller named below hereby certifies to Buyer that, as of the Date and Time of Sale of the above mentioned Loans to Buyer, the security interests in the Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Loans. Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Loans.

PHH MORTGAGE CORPORATION
By:
Name:
Title:

EXHIBIT TO SECURITY RELEASE CERTIFICATION
[List of Loans]

EXHIBIT L
FORM OF PARTICIPATION CERTIFICATE
POOL NO. (or Freddie Mac CONTRACT NO.):
     This Participation Certificate evidences a one hundred percent (100%) undivided beneficial ownership interest in (including the right to receive the payments of principal of and interest on) the Loans (the “Participation”) identified on:
(Check Box)
(a)	Form HUD 11706 (Schedule of Pooled Mortgages);

(b)	Fannie Mae Form 2005 (Schedule of Mortgages); or

(c)	Freddie Mac Form 1034 (Fixed-Rate Custodial Certification Schedule) or Selling System computer tape.
     The Participation has been sold to Buyer pursuant to the terms of that certain Third Amended and Restated Master Repurchase Agreement, dated June 24, 2011 (the “Agreement”) between PHH Mortgage Corporation as Seller (the “Seller”), and The Royal Bank of Scotland plc, as Buyer (the “Buyer”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.
     Upon delivery of the Related Security to Buyer or its Assignee, Buyer’s beneficial ownership interest in the Loans evidenced in this Participation Certificate shall terminate in exchange for such Security, and this Participation Certificate shall be void and of no further effect.
     This Participation Certificate may be amended only by a written agreement between Seller and Buyer.

[__________________________]
By:
Its:
Date:

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AGGREGATE PRINCIPAL BALANCES OF THE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF _______, ____): $_____________________
Hereby authenticated by [CUSTODIAN]
pursuant to the Applicable Custodial
Agreement (May not be applicable for
Freddie Mac)

By:
Its:
Date:

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EXHIBIT M
FORM OF CORRESPONDENT SELLER RELEASE
[insert date]
PHH Mortgage Corporation
3000 Leadenhall Road
Mail Stop PCLG
Mt. Laurel, New Jersey 08054
Attention:
          Re:     Correspondent Seller Release
     Effective immediately upon the receipt (the date and time of such receipt, the “Date and Time of Sale”) by [Name of Correspondent Seller] of $____________, [Name of Correspondent Seller] hereby relinquishes any and all right, title and interest it may have in and to the mortgage loans described in Exhibit A attached hereto (the “Loans”), including any security interest therein, and certifies that all notes, mortgages, assignments and other documents in its possession or in the possession of its custodial agent relating to such Loans have been released to PHH Mortgage Corporation or its designee as of the Date and Time of Sale.

[NAME OF CORRESPONDENT SELLER]
By:
Name:
Title:

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EXHIBIT A TO CORRESPONDENT SELLER RELEASE
[List of Loans]

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EXHIBIT N
FORM OF TRADE ASSIGNMENT
                     (“Takeout Investor”)
(Address)
Attention:
Fax No.:
Dear Sirs:
     You have a commitment (the “Commitment”), trade-dated _________ __, ____, to purchase
[$______of __% ___ year,
(Check Box)
(a)	Ginnie Mae;

(b)	Fannie Mae; or

(c)	Freddie Mac
mortgage-backed pass-through securities (“Securities”) at a purchase price of $___________ from _________ on [insert Settlement Date].
     Our intention is to assign $_____ of this Commitment’s full amount. This is to confirm that (i) the form of this assignment conforms to the SIFMA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to The Royal Bank of Scotland plc (“RBS”) as security for the Obligations of the Seller under the Third Amended and Restated Master Repurchase Agreement dated as of June 24, 2011 by and between PHH Mortgage Corporation, as Seller (the “Seller”), and RBS, as Buyer whose acceptance of such assignment is indicated below, [and] (iv) upon delivery of this trade assignment to you by RBS you will accept Seller’s direction set forth herein to pay RBS for such Securities, [(v) you will accept delivery of such Securities directly from RBS, (vi) RBS is obligated to make delivery of such Securities to you in accordance with the attached Commitment and (vii) you have released Seller from its obligation to deliver the Securities to you under the Commitment.] Payment will be made “delivery versus payment (DVP)” to RBS in immediately available funds.

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     If you have any questions, please call _______________ at (___) __-____ immediately or contact him by fax at (___) __-___.

Very truly yours, [_____________]
By:
Title:
Date:

Agreed to:
The Royal Bank of Scotland plc
By: RBS Securities Inc., its agent

By:
Title:
Date:

Notice of delivery and confirmation of receipt are the obligations of RBS. Prompt notification of incorrect information or rejection of the trade assignment should be made to [______].

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EXHIBIT O
PERMITTED AFFILIATE AGREEMENTS
•	Strategic Relationship Agreement, dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation, and PHH Home Loans, LLC
•	Servicing Agreement, dated as of May 1, 2010, by and among PHH Mortgage Corporation, PHH Home Loans and certain subsidiaries of PHH Home Loans
•	Sublease, dated as of June 1, 2005, between PHH Mortgage Corporation and PHH Home Loans, LLC
•	Loan Purchase and Sale Agreement, dated October 1, 2005, between PHH Mortgage Corporation and PHH Home Loans, LLC
•	Correspondent Agreements between PHH Mortgage Corporation and certain of its Subsidiaries
•	Indemnity Agreement, dated as of May 18, 2009, between PHH Mortgage Corporation and PHH Home Loans, LLC
•	Management Service Agreement, dated as of March 31, 2006, between PHH Mortgage Corporation and PHH Home Loans, LLC

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EXHIBIT P
CLOSING INSTRUCTION LETTER

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CLOSING AGENT/ATTORNEY
Customer(s):
Loan Reg. #:
Closing Date:
Property Address:
Interest Rate:
Lock Expiration:
Mortgage Amount:
Mortgage Broker:
Dear Agent:
IT IS VERY IMPORTANT TO US THAT OUR CUSTOMER HAS A SMOOTH AND EFFICIENT CLOSING. PLEASE FOLLOW OUR INSTRUCTIONS CAREFULLY.
If you or our customer have any questions, please contact your Closing Professional at (866) 427-2637.
     If closing is postponed or cancelled, please contact your Closing Representative immediately. As you are aware, this loan is a mailaway; therefore, please send the Closing Documents to this address:
LOAN CONDITIONS
All conditions must be met before proceeding with closing. If these conditions cannot be met, or you have any questions, please contact your Closing Representative immediately. All conditions must be returned in our closing package.
Preliminary HUD approval is required on this loan unless otherwise outlined in the attached conditions or in writing from the lender. Please fax your preliminary HUD to 856-917-2977 at least 24 hours prior to closing and do not disburse until approval is communicated for review and approval
IMPORTANT NOTICES
•	Origination points paid must be shown on Page 2 of the HUD -1 or Page 1 of the HUD-IA by placing an asterisk “*” next to line 801 and adding to the bottom of the page *Includes Origination point (% or $.)” See sample HUD- 1/1A

Discount points paid must be shown on Page 2 of the HUD -1 or Page 1 of the HUD-IA by placing an asterisk “**” next to line 802 and adding to the bottom of the page ** Includes discount points (% or $.) See sample HUD- 1/1A.

•	To comply with the USA Patriot Act, you are required to obtain customer identification and use the information to complete and return the Closing Agent Verification Letter.

•	Please return closing package within 24 hours of disbursement, along with page 3 of these closing instructions.

•	Please make sure customer receives the first coupon and prepaid envelope for return .

•	Section 4 of RESPA requires that when the lender informs the settlement agent of changes, the settlement agent must correct the HUD -1 and provide copies of the corrected HUD -1 to the borrower, seller, and lender as applicable.

•	You are required to identify the recipients of all fees listed on Page 2 of the HU-1D or Page 1 of the HUDIA except lines 801-803, 901, 1000, 1101, 1105, 1106 and 1201-1205.

*	HUD-I settlement statement to reflect seller paying a maximum $0 to buyer’s closing costs. Excess seller credit may not be applied to buyer’s minimum required invest.

*	Borrower to sign name affidavit.

*	Closing Agent to verify the customer is contributing at least 3.5% from their own funds towards down payment.

*	Borrower to contribute a minimum of 3.5% of their own funds toward down payment. Funds can be from the customer’s own funds, a gift or grant.

*	Do Not Disburse!* ALL Borrowers must sign the Final Uniform Residential Loan Application (URLA) and pages 2 and 4 of the Addendum to the URLA (1003 and 92900a).

*	Loan approval is not contingent upon the sale of any property.

*	Do Not Disburse!* HUD- I addendum must be executed by the buyer, seller, and agent and faxed to the Closing department prior to closing/disbursement.

*	In order for rate lock agreement to be valid, customer and all legal owners of this property must sign closing documents by rate expiration.

*	Ask customer to complete section “X” when signing the residential loan application.

*	Do Not Disburse!* Please provide wiring instructions.

*	Do Not Disburse!* If property taxes are due within 60 days of closing they must be paid of the time of closing.

*	Do Not Disburse!* A Power of attorney is required for any borrower(s) that does not attend closing. Please contact Mortgage Services for approval of POA prior to disbursement of funds.

*	Please include an invoice for the title insurance fee with the return of the closing package.

*	The Government Loan Closing Notice Addendum to the Closing Instructions must be executed by the agent and faxed to.
PLEASE DO NOT RETURN THIS PAGE WITH CLOSING INSTRUCTIONS

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FUNDING INFORMATION
Our loans are funded on the net funds concept as described on the attached HUD-1 Settlement Statement Worksheet. All charges due [PHH ENTITY] except all escrow deposits and correspondent fees. if applicable, are deducted from the mortgage proceeds. You must collect funds in accordance with the enclosed Trial Balance worksheet and Aggregate Escrow Adjustment to establish the customers’ escrow account. These funds must be returned with our package.
All charges must appear on the HUD-1 Settlement Statement.
☐	Funds will be issued on

☐	Funds will be wired. You must provide your Closing Representative with your wiring instructions a minimum of 48 hours in advance of disbursement date.
IF THE CLOSING IS CANCELLED, YOU MUST CALL YOUR CLOSING REPRESENTATIVE AND
OUR MORTGAGE PROCEEDS MUST BE RETURNED IMMEDIATELY AS FOLLOWS:
Return Funds to the Account from which they came.
TITLE INSURANCE REQUIREMENTS
[PHH ENTITY]
must be first lien holder. All mortgage(s), judgments, and liens must be satisfied unless otherwise noted in our instructions. The final title insurance policy must insure “[PHH ENTITY] , its Successors and/or Assigns, as their interests may appear, I Mortgage Way, Mount Laurel, NJ 08054, Attn: Insurance Department”.
•	Survey exceptions must be removed from our title insurance policy. Should a survey, plot plan or survey affidavit be required by title insurer, you must return a copy with closing package.

•	All exceptions are to be removed except for recorded Restrictions, Covenants and Conditions. In the event any Restrictions, Covenants and Conditions have been violated, you must notify your Closing Representative immediately.

•	Any easements or rights of way must not interfere with the use and occupancy of the property given as security for the loan. Affirmative language must be provided in the final title policy.

•	Any encroachment must not affect the value or marketability of the property. You must notify your Closing Representative immediately. [PHH ENTITY] must be insured against all encroachments, and we must receive an indemnification agreement from borrower.

•	Incorporate the following applicable endorsements within the final title policy.
☐	Environmental Protection Lien Endorsement (or similar coverage) ALTA Form 8.1

☐	Condominium Endorsement ALTA Form 4

☐	P.U.D. Endorsement ALTA Form 5

☐	Adjustable Rate Mortgage Endorsement ALTA Form 6

☐	Non-Forfeiture Reversionary Clause, if applicable

☐	Pennsylvania Endorsement 100, if applicable

☐	Pennsylvania Endorsement 300 or survey

☐	Balloon Mortgage Endorsement

☐	Restrictions. Easements & Mineral Rights ALTA Form 9 (NY and FL only)

☐	Other state endorsements that are applicable

☐	Manufactured Home Endorsement — ALTA Form 7

☐	Equity Loan Mortgage Endorsement T-42 and Supplemental Coverage Equity Loan Mortgage Endorsement T-42.1
If you are aware of any title changes within the past 12 months or of any subsequent or concurrent transaction on this property or customer notify [PHH ENTITY] immediately.
INSURANCE REQUIREMENTS
Policies/Binders must insure:
[PHH ENTITY] /Secretary of Housing and Urban Development, its Successors and/or Assigns, as their interests may appear, P.O. Box 5954 Springfield, OH 45501-5954, Attn: Insurance Department
PLEASE DO NOT RETURN THIS PAGE WITH CLOSING INSTRUCTIONS

EXHIBIT Q
TAKEOUT INVESTORS
ON FILE WITH BUYER

Q-1